                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    /X/  Filed by the Registrant
    / /  Filed by a Party other than the Registrant

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                               CROMPTON & KNOWLES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.
     A fee of $210,656 was paid with the preliminary proxy statement filed July 2, 1999, and an additional fee of $89,706 was paid with the Form S-4 of CK Witco Corporation (Registration Statement No. 333-83901) filed on July 28, 1999.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

              [LOGO]                                                                  [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of Crompton & Knowles Corporation and Witco Corporation have agreed to merge Crompton and Witco. This strategic business combination will create a leading global specialty chemical company. The combined company, named "CK Witco Corporation," will have a total market capitalization of approximately $2.2 billion. Headquartered in Connecticut, it will have approximately 11,000 employees and hold global market leadership positions in additives, polymers and polymer processing equipment, and other specialty chemicals.

    In the merger, each share of Witco common stock will be converted into the right to receive 0.9242 shares of common stock of CK Witco Corporation, with a market value of $17.91 based on Crompton's closing stock price on July 26, 1999. Each share of Crompton common stock will be automatically converted into a share of common stock of CK Witco Corporation. After completion of the merger, the current stockholders of Crompton will own approximately 55% of the combined company and the current stockholders of Witco will own approximately 45% of the combined company. The merger will be tax-free to Crompton stockholders and Witco stockholders, except for, in the case of Witco stockholders, the receipt of cash instead of fractional shares of the combined company.

    In order to complete the merger, we must obtain necessary regulatory approvals and the approvals of the stockholders of both of our companies. Each of us will hold a special meeting of our stockholders to consider and vote on this merger proposal. Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger and the transactions contemplated by the merger agreement. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger. Approval of the merger by the Crompton stockholders will also constitute approval of an amendment to Crompton's 1998 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance under that plan by 5 million shares.

    The places, dates and times of the special meetings are as follows:

         FOR CROMPTON STOCKHOLDERS:                       FOR WITCO STOCKHOLDERS:
       One Station Place, Metro Center                      One American Lane,
         Stamford, Connecticut 06902                   Greenwich, Connecticut 06831
  September 1, 1999, 9:00 a.m., local time       September 1, 1999, 9:00 a.m., local time

    We enthusiastically support this combination of two of the premier franchises in the specialty chemical industry and join with all the other members of our Boards of Directors in recommending that you vote in favor of the merger.

           /s/ Vincent A. Calarco                            /s/ E. Gary Cook
             Vincent A. Calarco                                E. Gary Cook
   Chairman, President and Chief Executive        Chairman, President and Chief Executive
                   Officer                                        Officer
       Crompton & Knowles Corporation                        Witco Corporation

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY
 STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
 OFFENSE.
--------------------------------------------------------------------------------

              JOINT PROXY STATEMENT-PROSPECTUS DATED JULY 29, 1999
               AND FIRST MAILED TO STOCKHOLDERS ON JULY 30, 1999

                                     [LOGO]

                         CROMPTON & KNOWLES CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 1, 1999

To the Stockholders
of Crompton & Knowles Corporation:

We will hold a special meeting of stockholders of Crompton & Knowles Corporation, a Massachusetts corporation, on Wednesday, September 1, 1999, 9:00 a.m., local time, at One Station Place, Metro Center, Stamford, Connecticut 06902, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of May 31, 1999, by and among Witco Corporation, a Delaware corporation, CK Witco Corporation (formerly known as Park Merger Co.), a Delaware corporation and wholly owned subsidiary of Crompton, and Crompton, and the completion of the transactions contemplated by the merger agreement. These transactions include: (a) the reincorporation of Crompton as a Delaware corporation by means of a merger of Crompton with and into CK Witco, followed immediately thereafter by the merger of Witco into CK Witco and (b) the issuance of stock of the combined company to Witco stockholders in connection with that merger. Approval of the merger agreement will also constitute approval of an amendment to Crompton's 1998 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance under that plan by 5 million shares. The completion of the merger is a condition to the effectiveness of such amendment. This proposal is more fully described in the enclosed joint proxy statement-prospectus.

2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the Crompton special meeting.

We have fixed the close of business on July 23, 1999 as the record date for determining those stockholders entitled to vote at the Crompton special meeting and any adjournments or postponements of the Crompton special meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the Crompton special meeting and any adjournments or postponements of the Crompton special meeting.

 If the Crompton stockholders approve the merger agreement at the Crompton special meeting and the merger occurs, any stockholder (a) who files with Crompton before the vote on the merger agreement written objection to the merger agreement stating that he or she intends to demand payment for his or her shares of Crompton common stock if the merger occurs, and (b) whose shares of Crompton common stock are not voted in favor of the merger agreement, has the right to demand in writing from CK Witco Corporation, the combined company, within 20 days after CK Witco mails a written notice that the merger has occurred, cash payment for his or her shares and an appraisal of those shares' value. CK Witco and that stockholder will, in those cases, have the rights and duties and are required to follow the procedures set forth in sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, a copy of which is attached to the back of this joint proxy statement-prospectus as Appendix G.

                                          By Order of the Board of Directors

                                          /s/ John T. Ferguson II
                                          John T. Ferguson II
                                          SECRETARY

 Stamford, Connecticut
 July 28, 1999

 THE BOARD OF DIRECTORS OF CROMPTON UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

 THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF CROMPTON COMMON STOCK ENTITLED TO VOTE ON THESE MATTERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND RELATED TRANSACTIONS. WHETHER OR NOT YOU PLAN TO ATTEND THE CROMPTON SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE CROMPTON SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           1

SELECTED HISTORICAL FINANCIAL DATA OF CROMPTON AND WITCO...................................................           9
  Unaudited Selected Pro Forma Combined Financial Data.....................................................          11

CROMPTON SPECIAL MEETING...................................................................................          12
  General..................................................................................................          12
  Matters to be Considered.................................................................................          12
  The Crompton 1998 Long Term Incentive Plan Amendment.....................................................          12
  Summary of the Crompton 1998 LTI Plan....................................................................          13
  Proxies..................................................................................................          16
  Solicitation of Proxies..................................................................................          16
  Record Date and Voting Rights............................................................................          16
  Recommendation of Crompton Board.........................................................................          17

WITCO SPECIAL MEETING......................................................................................          18
  General..................................................................................................          18
  Matters to be Considered.................................................................................          18
  Proxies..................................................................................................          18
  Solicitation of Proxies..................................................................................          18
  Record Date and Voting Rights............................................................................          18
  Recommendation of Witco Board............................................................................          19

THE MERGER.................................................................................................          20
  General..................................................................................................          20
  Background of the Merger.................................................................................          20
  Recommendation of the Crompton Board and Reasons for the Merger..........................................          22
  Recommendation of the Witco Board and Reasons for the Merger.............................................          24
  Opinion of Crompton's Financial Advisor..................................................................          26
  Opinions of Witco's Financial Advisors...................................................................          30
  Treatment of Options.....................................................................................          41
  Witco Preferred Stock....................................................................................          42
  Exchange of Certificates; Fractional Shares..............................................................          42
  Effective Time...........................................................................................          43
  Representations and Warranties...........................................................................          43
  Other Agreements.........................................................................................          44
  Conduct of Business Pending the Merger...................................................................          45
  Conditions to Consummation of the Merger.................................................................          47
  Regulatory Approvals Required for the Merger.............................................................          48
  Material Federal Income Tax Consequences.................................................................          49
  Accounting Treatment.....................................................................................          51
  Termination of the Merger Agreement......................................................................          51
  Termination Fees.........................................................................................          53
  Extension, Waiver and Amendment of the Merger Agreement..................................................          54
  Employee Benefits and Plans..............................................................................          54
  Interests of Certain Persons in the Merger...............................................................          55
  Crompton and Witco Option Agreements.....................................................................          57
  Restrictions on Resales by Affiliates....................................................................          58

                                                                                                                PAGE
                                                                                                                -----
MANAGEMENT AND OPERATIONS AFTER THE MERGER.................................................................          60
  Board of Directors.......................................................................................          60
  Management...............................................................................................          60
  Operations...............................................................................................          61

PRICE RANGE OF COMMON STOCK AND DIVIDENDS..................................................................          62
  Crompton.................................................................................................          62
  Witco....................................................................................................          63

INFORMATION ABOUT CROMPTON.................................................................................          64
  General..................................................................................................          64
  Management and Additional Information....................................................................          64

INFORMATION ABOUT WITCO....................................................................................          65
  General..................................................................................................          65
  Management and Additional Information....................................................................          65

DESCRIPTION OF COMBINED COMPANY CAPITAL STOCK..............................................................          66

COMPARISON OF STOCKHOLDERS' RIGHTS.........................................................................          67
  Action by Written Consent of Stockholders................................................................          67
  Amendment of Charter Documents...........................................................................          67
  Stockholder Voting.......................................................................................          68
  Control Share Statutes...................................................................................          68
  Stockholder Approval of Certain Business Combinations....................................................          69
  Appraisal Rights.........................................................................................          70
  Amendment of By-Laws.....................................................................................          70
  Limitation on Directors' Liability; Indemnification of Officers and Directors............................          71
  Classified Board of Directors............................................................................          72
  Cumulative Voting for Directors..........................................................................          72
  Removal of Directors.....................................................................................          72
  Newly Created Directorships and Vacancies................................................................          73
  Special Meetings.........................................................................................          73
  Inspection Rights........................................................................................          74
  Election of Directors....................................................................................          74
  Dividends................................................................................................          74
  Stockholder Rights Plan..................................................................................          75

RIGHTS OF DISSENTING STOCKHOLDERS..........................................................................          77
  Crompton.................................................................................................          77
  Witco....................................................................................................          78

LEGAL MATTERS..............................................................................................          78

EXPERTS....................................................................................................          78

STOCKHOLDER PROPOSALS......................................................................................          79

OTHER MATTERS..............................................................................................          80

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................................................................          80

WHERE YOU CAN FIND MORE INFORMATION........................................................................          80

FORWARD-LOOKING STATEMENTS.................................................................................          82

                                                                                                                PAGE
                                                                                                                -----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................          84

Appendix A     Agreement and Plan of Reorganization.................................        A-1
Appendix A-1   Amendment No. 1 to Agreement and Plan of Reorganization..............      A-1-1
Appendix B     Crompton Stock Option Agreement......................................        B-1
Appendix C     Witco Stock Option Agreement.........................................        C-1
Appendix D     Opinion of Salomon Smith Barney Inc..................................        D-1
Appendix E     Opinion of Goldman, Sachs & Co.......................................        E-1
Appendix F     Opinion of Deutsche Bank Securities Inc..............................        F-1
Appendix G     Dissenter Rights Provisions Under the MBCL...........................        G-1
Appendix H     Restated Certificate of Incorporation of CK Witco Corporation........        H-1

                                    SUMMARY

THIS BRIEF SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS YOU TO FULLY UNDERSTAND THE MERGER. SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE MERGER (PAGE 20)

We propose a merger in which Crompton will first reincorporate in Delaware by merging into its Delaware subsidiary, which we will refer to in this document as "Newco." Immediately after this first merger, Witco will merge into Newco. The name of the combined company will be "CK Witco Corporation." We refer to the surviving company of these mergers in this document as "CK Witco" or the "combined company." The combined company will be headquartered in the State of Connecticut. We expect to complete the merger during the third quarter of 1999.

EXCHANGE OF SHARES (PAGE 43)

When we complete the merger, your shares of Crompton common stock and Witco common stock will become shares of CK Witco.

CROMPTON STOCKHOLDERS. As a Crompton stockholder, each of your shares of Crompton common stock will be automatically converted into one share of common stock of the combined company. We refer to this one-for-one exchange in the document as the "Crompton exchange ratio." You do not need to surrender your shares or exchange them for new ones.

WITCO STOCKHOLDERS. As a Witco stockholder, each of your shares of Witco common stock will automatically become the right to receive 0.9242 shares of common stock of the combined company. We refer to this one-for-0.9242 exchange in this document as the "Witco exchange ratio." You will be paid cash instead of any fractional share of common stock of the combined company.

Because the number of shares of common stock of the combined company that you will receive in the merger is fixed, subject to adjustments that will not alter the economic value of the exchange ratio, the value of the shares of common stock of the combined company you will receive in the merger will fluctuate as the price of Crompton common stock changes.

You will have to surrender your Witco common stock certificates to receive new stock certificates representing common stock of the combined company. This will not be necessary, however, until you receive written instructions after we complete the merger.

TAX-FREE TRANSACTION (PAGE 49)

CROMPTON STOCKHOLDERS. We expect that the reincorporation and the merger will not cause you to recognize any gain or loss for purposes of U.S. federal income tax.

WITCO STOCKHOLDERS. We expect that your exchange of shares of Witco common stock for shares of common stock of the combined company generally will not cause you to recognize any gain or loss for purposes of U.S. federal income tax. You will, however, have to recognize income or gain in connection with any cash received instead of fractional shares.

We will not be obligated to complete the merger unless we receive legal opinions that the reincorporation and the merger will each be treated as a reorganization for U.S. federal income tax purposes. If that is right, the U.S. federal income tax treatment of the reincorporation and the merger will be as we have described it in this document. These opinions will not bind the Internal Revenue Service, however, which could take a different view.

THIS TAX TREATMENT MAY NOT APPLY TO ALL STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE REINCORPORATION AND THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE REINCORPORATION AND THE MERGER.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGES 62 AND 63)

Stockholders can obtain quotes for shares of Crompton common stock and Witco common stock in newspapers, on the Internet, or from their brokers. On May 28, 1999, the last trading day before we announced the merger, Crompton common stock closed at $18.375 per share and Witco common stock closed at $17.50 per share. On July 26, 1999, Crompton common stock closed at $19.375 per share and Witco common stock closed at $18.1875 per share.

The market value of the consideration that Witco stockholders will receive in the merger for each share of Witco common stock would be $16.98 based on Crompton's closing stock price on May 28, 1999, and $17.91 based on Crompton's closing stock price on July 26, 1999. Of course, the market price of Crompton common stock will fluctuate prior to the merger, while the exchange ratio is fixed. You should obtain current stock price quotations for Crompton common stock and Witco common stock.

OPINIONS THAT THE EXCHANGE RATIO IS FAIR TO STOCKHOLDERS FROM A FINANCIAL POINT
  OF VIEW (PAGES 26 AND 30)

CROMPTON STOCKHOLDERS. The Crompton board of directors received a written opinion from its financial advisor, Salomon Smith Barney Inc., as to the fairness, from a financial point of view, of the Crompton exchange ratio to the holders of Crompton common stock. We have attached the full text of Salomon Smith Barney's written opinion dated May 31, 1999 to this document as Appendix
D. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review undertaken by Salomon Smith Barney in providing its opinion. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE CROMPTON BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY STOCKHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTER RELATING TO THE MERGER.

WITCO STOCKHOLDERS. Among other factors considered in deciding to approve the merger, the Witco board of directors received a written opinion from each of its financial advisors, Goldman, Sachs & Co. and Deutsche Bank Securities Inc., that as of the date of the merger agreement, the Witco exchange ratio was fair to the holders of Witco common stock from a financial point of view. We have attached the full text of each of these written opinions to this document as Appendices E and F. You should read these opinions completely to understand the assumptions made, matters considered and limitations on the reviews undertaken by Goldman Sachs and Deutsche Bank, in providing their respective opinions. THESE OPINIONS ARE DIRECTED TO THE WITCO BOARD AND DO NOT CONSTITUTE RECOMMENDATIONS AS TO HOW ANY STOCKHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTER RELATING TO THE MERGER.

CROMPTON AND WITCO STOCK OPTIONS (PAGE 41)

When we complete the merger, each stock option to buy Crompton or Witco common stock granted under the Crompton or Witco stock option plans that is outstanding and not yet exercised immediately before completing the merger will become an option to purchase common stock of the combined company. Each stock option will continue to be governed by the terms of the Crompton or Witco stock option plans, which the combined company has agreed to assume. The number of shares of common stock of the combined company subject to new stock options, as well as their exercise price, will be adjusted to reflect the respective exchange ratios in the merger. The Witco stock option plans and related agreements provide that options are exercisable for a 30-day period following the completion of a transaction, like the merger, but that the duration of these options will not continue beyond this 30-day period. Therefore, following this 30-day period, these options will cease to exist.

WITCO PREFERRED STOCK (PAGE 42)

As of the date of this joint proxy statement-prospectus, there are approximately 5,900 shares of Witco's $2.65 cumulative convertible preferred stock outstanding. This preferred stock is currently redeemable by Witco for a redemption price of $66.00 per share. The holders of this preferred stock may convert their shares into common stock of Witco. Under the merger agreement, Witco is obligated to redeem this preferred stock if requested by Crompton simultaneously with the completion of the merger. Crompton has requested that Witco effect this redemption, and Witco currently intends to effect this redemption on September 1, 1999, immediately after the Crompton and Witco stockholders' meetings. Upon completion of this redemption, all rights under this preferred stock will cease and terminate, except for the right to receive the applicable redemption price. To the extent this redemption is not effected, this preferred stock will remain outstanding after the merger under the same terms that are currently in effect, except that these shares will be convertible into the common stock of CK Witco. Each share of this preferred stock is entitled to one vote at the Witco special meeting. Unless the context otherwise requires, all references in this document to Witco stockholders include the holders of this preferred stock.

CROMPTON STOCKHOLDERS HAVE APPRAISAL RIGHTS (PAGE 70)

CROMPTON STOCKHOLDERS. Massachusetts law permits holders of Crompton common stock to dissent from the merger and to have the fair value of their Crompton common stock appraised by a court and paid to them in cash by the combined company. TO DO THIS, HOLDERS OF THESE SHARES MUST FOLLOW REQUIRED PROCEDURES, INCLUDING FILING NOTICES WITH CROMPTON, AND, IF THEY ARE ENTITLED TO VOTE, EITHER ABSTAINING OR VOTING AGAINST THE MERGER. If you hold shares of Crompton common stock and you dissent from the merger and follow the required procedures, your shares of Crompton common stock will not become shares of common stock of the combined company. Instead, your only right will be to receive the appraised value of your shares in cash. We have attached the applicable provisions of Massachusetts law related to dissenters' rights to this document as Appendix G.

WITCO STOCKHOLDERS. Under Delaware law, which applies to Witco, Witco stockholders will not have appraisal rights as a result of the merger.
WE HAVE ATTACHED THE MERGER AGREEMENT TO THIS DOCUMENT AS APPENDIX A. PLEASE READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE COMPANIES (PAGES 64 AND 65)

CROMPTON & KNOWLES CORPORATION
ONE STATION PLACE, METRO CENTER
STAMFORD, CONNECTICUT 06902
(203) 353-5400

Crompton & Knowles is a global producer and marketer of specialty chemicals, polymers and polymer processing equipment. We have approximately 5,400 employees in research, manufacturing, sales and administration facilities around the world, and our products are sold in 120 countries. In 1998, we had total sales of approximately $1.8 billion.

WITCO CORPORATION
ONE AMERICAN LANE
GREENWICH, CONNECTICUT 06831
(203) 552-2000

Witco is a global manufacturer and marketer of specialty chemical products for use in a wide variety of industrial and consumer applications. Most of our products are sold to industrial customers for use as additives, ingredients or intermediates that impart particular characteristics to customers' end products. We have approximately 5,700 employees worldwide. In 1998, we had total sales of approximately $1.9 billion.

THE STOCKHOLDERS' MEETINGS (PAGES 12 AND 18)

    CROMPTON STOCKHOLDERS. The Crompton special meeting will be held on September 1, 1999 at 9:00 a.m., local time, at One Station Place, Metro Center, Stamford, CT 06902. At the Crompton special meeting, you will be asked:

1.  to approve a merger agreement that provides for, among other things,

    (a) the reincorporation of Crompton in Delaware by merging into Newco, followed immediately thereafter by the merger of Witco into Newco, and

    (b) the issuance of stock of the combined company to Witco stockholders in connection with the merger.

        Approval of the merger agreement will also constitute approval of an amendment to the Crompton 1998 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance under that plan by 5 million shares. The completion of the merger is a condition to the effectiveness of such amendment; and

2. to act on other matters that may properly be submitted to a vote at the Crompton special meeting.

WITCO STOCKHOLDERS. The Witco special meeting will be held on September 1, 1999 at 9:00 a.m., local time, at our corporate headquarters located at One American Lane, Greenwich, Connecticut 06831. At the Witco special meeting, you will be asked:

1. to approve a merger agreement that provides for the merger of Witco with Newco; and

2. to act on other matters that may properly be submitted to a vote at the Witco special meeting.

RECORD DATE; VOTE REQUIRED (PAGES 16 AND 18)

CROMPTON STOCKHOLDERS. You can vote at the Crompton special meeting if you owned Crompton common stock at the close of business on July 23, 1999. On that date, there were 65,465,642 shares of Crompton common stock outstanding and entitled to vote. You can cast one vote for each share of Crompton common stock that you owned on that date. In order to approve the merger agreement and related transactions, the holders of a majority of the outstanding shares of Crompton common stock must vote in favor of doing so.

WITCO STOCKHOLDERS. You can vote at the Witco special meeting if you owned Witco common stock or Witco cumulative convertible preferred stock at the close of business on July 23, 1999. On that date, there were 57,644,086 shares of Witco common stock and 5,858 shares of Witco cumulative convertible preferred stock outstanding and entitled to vote. You can cast one vote for each share of Witco common stock and one vote for each share of Witco cumulative convertible preferred stock, in each case that you owned on that date. In order to approve the merger agreement and related transactions, the holders of a majority of the outstanding shares of Witco common stock and Witco cumulative convertible preferred stock, voting together as a single class, must vote in favor of doing so.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGES 17 AND 19)

CROMPTON STOCKHOLDERS. The Crompton board of directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and related transactions.

WITCO STOCKHOLDERS. The Witco board of directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and related transactions.

OUR REASONS FOR THE MERGER (PAGES 22 AND 24)

Our companies want to merge because we believe that by combining them we can create a premier specialty chemical franchise and provide significant benefits to our stockholders and customers alike. Both our companies believe that specialty chemical companies succeed by being leaders in the business sectors in which they compete. We believe that the unique fit of our two companies in a broad range of customer and geographic markets will provide us with new opportunities for growth. At the same time, in a consolidating industry, we believe that being larger should increase our strategic options and lower our average cost of capital.

MANAGEMENT AND OPERATIONS AFTER THE MERGER
  (PAGE 60)

The present managements of our companies will share the responsibility of managing the combined company. The Board of Directors of the combined company will be comprised of 14 directors. Seven of the directors of the combined company are current Crompton directors, and seven directors are current Witco directors. Vincent A. Calarco, currently Crompton's Chairman, President and Chief Executive Officer, will serve as President and Chief Executive Officer of the combined company, and E. Gary Cook, currently Witco's Chairman, President and Chief Executive Officer, will serve as Chairman of the combined company.

While no assurances can be made, we expect to achieve efficiencies in the merger that should cause the merger to be immediately cash accretive and accretive to earnings per share in the year 2001. We also expect to achieve an estimated $60 million of annual pre-tax cost savings by the second full year of combined operations.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 47)

The completion of the merger depends on a number of conditions being met, including approval of the merger agreement by both Crompton stockholders and Witco stockholders and receipt of regulatory approvals.

Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT; EXPENSES (PAGES 51 AND 54 )

We can agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of both our companies have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in a number of other situations, including the final denial of a required regulatory approval, specified circumstances relating to a competing transaction, or the failure to complete the merger by December 31, 1999.

Each of Crompton and Witco has agreed to pay a fee of $30 million to the other party in the event that the merger agreement is terminated under specified circumstances relating to a competing transaction.

WAIVER AND AMENDMENT (PAGE 55)

We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement, to the extent legally permissible. However, we may not do so after our stockholders approve the merger if the law requires stockholder approval of the amendment unless we obtain that approval.

ACCOUNTING TREATMENT (PAGE 51)

We expect the merger to be accounted for as a "purchase" under generally accepted accounting principles.

REGULATORY APPROVALS (PAGE 48)

We cannot complete the merger until, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, we submit required filings to the Department of Justice and we satisfy waiting period requirements. Crompton and

Witco submitted the required filings on
June 21, 1999, and the waiting period under this Act expired on July 21, 1999.

We may also be required to obtain approvals from, and give notices to, other regulatory agencies.

As of the date of this document, we have not yet received all the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

CROMPTON AND WITCO STOCK OPTION AGREEMENTS (PAGE 58)

Each of Crompton and Witco, as an inducement to the other party to enter into the merger agreement, entered into a stock option agreement granting the other party an option to purchase, under circumstances in which the termination fee would be payable by the issuer of the option, shares of its common stock. The most shares that can be purchased if either of the options is exercised is 19.9% of the outstanding shares of the granting party's common stock. The option is also subject to a profit limitation of $30 million. The purchase price under the option granted by Crompton is $18.375 per share and the purchase price under the option granted by Witco is $17.50 per share. In addition to the option to purchase common stock, under certain circumstances, the person holding the option, or the person holding shares purchased under the option, may require the person that granted the option to repurchase the option (and/or any shares purchased under the option) pursuant to the exercise of that option.

Neither of us can exercise our option unless specified events occur. These events generally are business combination or acquisition transactions and related activities involving our companies and third parties (other than the merger we are proposing in this document), such as a merger or the sale of a substantial amount of assets or stock. We do not know of any event that has occurred as of the date of this document that would permit either of us to exercise our option.

We granted the options to each other in order to increase the likelihood that we would complete the merger. The option agreements could discourage other companies from trying or proposing to combine with either of us before we complete the merger.

INTERESTS OF CERTAIN PEOPLE IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS
  (PAGE 55)

Some of our officers have interests in the merger that are different from, or in addition to, their interests as stockholders in our companies. These interests exist because of employment and/or severance agreements that the officers have entered or will enter into with Crompton, Witco and/or the combined company and rights that the officers have under applicable benefit and compensation plans maintained by Witco. These agreements and plans will provide the officers with severance benefits if their employment with the combined company is terminated after the merger and other rights in connection with the merger.

Also, following the merger, the combined company will indemnify, and provide directors' and officers' insurance for, the directors and officers of Crompton and Witco for events occurring before the merger, including events that are related to the merger agreement. Additional interests of some of our directors and officers are described under "Management and Operations after the Merger."

The members of our boards of directors knew about these additional interests, and considered them, when they approved the merger agreement and the merger.

COMPARATIVE PER SHARE DATA

The following table sets forth certain historical per share data of Crompton and Witco and combined per share data on an unaudited pro forma combined basis. Pro forma earnings per share and book value per share have been calculated assuming that one share of CK Witco common stock is issued in exchange for one share of Crompton common stock and .9242 share of CK Witco common stock is issued in exchange for one share of Witco common stock. Pro forma cash dividends declared per common share represent historical Crompton cash dividends declared per common share in the periods indicated. The information set forth below should be read in conjunction with the selected historical financial data and the unaudited pro forma combined financial information included elsewhere in this joint proxy statement-prospectus, and the separate historical financial statements of Crompton and Witco and the notes thereto, incorporated by reference herein. You should not rely on this pro forma data as being indicative of the results that would have been actually obtained if the merger had been in effect for the above-mentioned periods or the future results of the combined company.

                                                                                         THREE MONTHS ENDED
                                                                YEAR ENDED      ------------------------------------
                                                               DECEMBER 26,         MARCH 28,          MARCH 27,
                                                              1998 (CROMPTON)    1998 (CROMPTON)    1999 (CROMPTON)
                                                             AND DECEMBER 31,     AND MARCH 31,      AND MARCH 31,
                                                               1998 (WITCO)       1998 (WITCO)       1999 (WITCO)
                                                             -----------------  -----------------  -----------------
                                                                                   (UNAUDITED)        (UNAUDITED)
Historical-Crompton(1)
  Net earnings per common share-Basic......................      $    2.20          $    0.40          $    0.87
  Net earnings per common share-Diluted....................           2.14               0.39               0.86
  Book value per common share..............................           0.96               0.26               0.77
  Cash dividends declared per common share.................           0.05                 --                 --

Historical-Witco(1)
  Net earnings per common share-Basic......................      $    1.02          $    0.36          $    0.15
  Net earnings per common share-Diluted....................           1.02               0.35               0.15
  Book value per common share..............................          11.41              11.23              10.91
  Cash dividends declared per common share.................           1.12               0.28               0.28
Pro Forma-CK Witco (Unaudited)(2)
  Earnings per common share before extraordinary
    loss-Basic.............................................      $    1.79                             $    0.53
  Earnings per common share before extraordinary
    loss-Diluted...........................................           1.76                                  0.52
  Book value per common share (3)..........................                                                 8.75
  Cash dividends declared per common share (4).............           0.05                                    --

------------------------

(1) See Notes to Selected Historical Financial Data of Crompton and Witco.

(2) See Notes to Unaudited Pro Forma Combined Financial Information.

(3) Per-share data was calculated assuming a conversion rate of one share of CK Witco common stock for each share of Crompton common stock and .9242 share of CK Witco common stock for each share of Witco common stock as provided for in the merger agreement.

(4) Represents historical dividends per common share for Crompton.

SELECTED HISTORICAL FINANCIAL DATA

    We are providing the following historical financial information to help you analyze certain financial aspects of the merger. We derived this information from audited financial statements of each company for each of their most recent five fiscal years and from unaudited financial statements of each company for their respective first quarters for 1999 and 1998. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission. See "Where you can Find More Information" on page 80.

    You should also read all of the summary financial information we provide in the following tables together with this historical financial information and with the more detailed pro forma financial information we provide in this document, which you can find beginning at page 84.

            SELECTED HISTORICAL FINANCIAL DATA OF CROMPTON AND WITCO

                         CROMPTON & KNOWLES CORPORATION

                                                         Years Ended                                  Three Months Ended
                             --------------------------------------------------------------------  ------------------------
                             December 31,  December 30,  December 28,  December 27,  December 26,   March 28,    March 27,
                                 1994          1995          1996          1997          1998         1998         1999
                             ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                                          (in thousands, except per share data)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net sales..................   $1,536,211     1,744,834     1,803,969     1,851,180     1,796,119      477,219      396,292
Earnings (loss) before
  extraordinary loss and
  cumulative effect of
  accounting changes.......   $ (162,927)(1)     139,922(2)     (22,054)(3)      92,071(4)     183,223(5)     31,943     59,203(6)
Net earnings (loss)........   $ (162,927)      131,643       (22,495)       86,829       161,755       29,992       59,203

Earnings per common share
  basic:
Earnings (loss) per common
  share before
  extraordinary loss and
  cumulative effect of
  accounting changes.......   $    (2.67)(1)        2.13(2)       (0.31)(3)        1.25(4)        2.48(5)       0.43       0.87(6)
Net earnings (loss) per
  common share.............   $    (2.67)         2.01         (0.31)         1.18          2.20         0.40         0.87
Weighted average number of
  shares outstanding.......       60,908        65,572        72,026        73,373        73,696       74,103       67,717

Earnings per common share
  diluted:
Earnings (loss) per common
  share before
  extraordinary loss and
  cumulative effect of
  accounting changes.......   $    (2.67)(1)        2.11(2)       (0.31)(3)        1.22(4)        2.42(5)       0.42       0.86(6)
Net earnings (loss) per
  common share.............   $    (2.67)         1.99         (0.31)         1.15          2.14         0.39         0.86
Weighted average number of
  shares outstanding.......       60,908        66,269        72,026        75,358        75,700       76,414       69,219

CONSOLIDATED BALANCE SHEET
  DATA:
Total assets...............   $1,488,345     1,655,845     1,657,190     1,548,820     1,408,893    1,566,849    1,396,803
Long-term debt.............   $1,102,225       974,156     1,054,982       896,291       646,857      878,442      686,700
Cash dividends declared per
  common share.............   $     0.46          0.52          0.27          0.05          0.05           --           --

------------------------------

(1) Includes an after-tax write-off of $162.5 million for impairment of certain intangible assets and a charge of $34.9 million related to a deferred tax valuation allowance.

(2) Includes a gain of $78.9 million related to a deferred tax valuation allowance, a net after-tax gain of $4.4 million related to certain non-recurring items.

(3) Includes an after-tax charge of $68.1 million for merger and related costs and an after-tax special environmental charge of $18.5 million.

(4) Includes an after-tax special environmental charge of $9.0 million, an after-tax charge for severance and other costs of $7.8 million, and an after-tax gain of $16.8 million related to the settlement of certain post-retirement liabilities.

(5) Includes an after-tax gain of $92.1 million from the sale of a 50% interest of the seed treatment business, an after-tax charge of $21.1 million related to facility closure costs, and an after-tax charge of $5.0 million for the conversion of certain inventories from LIFO to FIFO.

(6) Includes an after-tax gain of $26.8 million related to the sale of the specialty ingredients business.

                               WITCO CORPORATION

                                                                                              Three Months Ended
                                                    Years Ended December 31,                      March 31,
                                      -----------------------------------------------------  --------------------
                                        1994       1995       1996       1997       1998       1998       1999
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         (in thousands, except per share data)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales...........................  $1,841,414 1,985,077  2,263,327  2,187,402  1,941,529    507,374    480,591
Earnings (loss) from continuing
  operations before cumulative
  effect of accounting change.......  $  94,420(1)   100,346(2)  (247,174 (3)    90,078(4)    58,935(5)    20,445(6)     8,506(7)

Net earnings (loss).................  $ 107,067    104,445   (315,087)    94,877     58,935     20,445      8,506

Earnings per common share basic:
Earnings (loss) per common share
  from continuing operations before
  cumulative effect of accounting
  change............................  $    1.74(1)      1.78(2)     (4.37 (3)      1.58(4)      1.02(5)      0.36(6)      0.15(7)
Net earnings (loss) per common
  share.............................  $    1.97       1.85      (5.57)      1.66       1.02       0.36       0.15

Weighted average number of shares
  outstanding.......................     54,812     56,312     56,591     57,130     57,518     57,443     57,561

Earnings per common share diluted:
Earnings (loss) per common share
  from continuing operations before
  cumulative effect of accounting
  change............................  $    1.69(1)      1.77(2)     (4.37 (3)      1.55(4)      1.02(5)      0.35(6)      0.15(7)
Net earnings (loss) per common
  share.............................  $    1.91       1.84      (5.57)      1.63       1.02       0.35       0.15

Weighted average number of shares
  outstanding.......................     56,507     56,656     56,591     58,042     57,958     58,334     57,735

CONSOLIDATED BALANCE SHEET DATA:
Total assets........................  $1,919,345 2,750,604  2,391,705  2,297,652  2,338,869  2,237,413  2,396,342
Long-term debt......................  $ 346,545    683,830    700,820    645,101    688,192    640,435    681,045
Cash dividends declared per common
  share.............................  $    1.06       1.12       1.12       1.12       1.12       0.28       0.28

------------------------------

(1) Includes an after-tax gain of $3.1 million related to the disposition of businesses.

(2) Includes a net after-tax gain of $33.7 million related to settlements with certain insurers, an after-tax gain of $33.0 million related to the disposition of businesses, an after-tax restructuring charge of $20.6 million, and an after-tax charge of $11.0 million for environmental remediation costs and litigation.

(3) Includes an after-tax restructuring charge of $239.3 million, other after-tax charges of $71.3 million for environmental remediation costs, litigation and other matters, and a net after-tax gain of $2.6 million related to settlements with certain insurers.

(4) Includes an after-tax restructuring charge of $8.0 million, a net after-tax gain of $0.6 million related to settlements with certain insurers, and an after-tax gain of $1.2 million from the disposition of businesses.

(5) Includes after-tax restructuring credits--net of $21.1 million, an after-tax charge of $13.4 million for environmental remediation costs, litigation and other matters, and after-tax gains of $3.2 million related to the disposition of businesses and an investment.

(6) Includes an after-tax restructuring charge of $1.4 million, and an after-tax gain of $2.5 million from the disposition of an investment.

(7) Includes an after-tax restructuring charge of $1.6 million, and an after-tax gain of $1.3 million from the disposition of businesses.

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

    The unaudited selected pro forma combined financial data gives effect to the merger using the purchase method of accounting. The pro forma statement of operations data reflects the combination of statement of operations data of Crompton for the year ended December 26, 1998 and the three months ended March 27, 1999 with statement of operations data of Witco for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. The pro forma balance sheet data reflects the combination of balance sheet data of Crompton as of March 27, 1999 with the balance sheet data of Witco as of March 31, 1999. The selected pro forma combined financial data should be read in connection with the unaudited pro forma combined financial information and notes beginning on page
84. You should not rely on this pro forma data as being indicative of the results that would have been actually obtained if the merger had been in effect for the above-mentioned periods or the future results of the combined company.

    The unaudited pro forma combined financial data included in this joint proxy statement-prospectus do not include any expenses that we expect to incur in connection with completing the merger and integrating the operations of Crompton and Witco. It will not be possible to determine the actual amount of these costs and expenses, which may be material, until the related operational and transitional plans are completed.

    See "Where You Can Find More Information" and "Unaudited Pro Forma Combined Financial Information."

                                                                                                   THREE MONTHS
                                                                                                      ENDED
                                                                                  YEAR ENDED      MARCH 27, 1999
                                                                               DECEMBER 26, 1998    (CROMPTON)
                                                                                  (CROMPTON)           AND
                                                                               AND DECEMBER 31,   MARCH 31, 1999
                                                                                 1998 (WITCO)        (WITCO)
                                                                               -----------------  --------------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Net sales(1).................................................................    $   3,797,742          891,066
Earnings before extraordinary loss...........................................    $     226,770           63,522

EARNINGS PER COMMON SHARE--BASIC:
Earnings before extraordinary loss...........................................    $        1.79             0.53
Weighted average number of shares outstanding................................          126,854          120,915

EARNINGS PER COMMON SHARE--DILUTED:
Earnings before extraordinary loss...........................................    $        1.76             0.52
Weighted average number of shares outstanding................................          128,961          122,516

PRO FORMA BALANCE SHEET DATA:
Total assets.................................................................                      $  4,297,891
Long-term debt...............................................................                      $  1,455,955
Cash dividends declared per common share.....................................                      $         --

------------------------

(1) See Note 13 to Notes to Unaudited Pro Forma Combined Financial Information.

                            CROMPTON SPECIAL MEETING

GENERAL

    This joint proxy statement-prospectus is first being mailed by Crompton to the holders of Crompton common stock, par value $.10 per share, on or about July 30, 1999, and is accompanied by the notice of the Crompton special meeting and a form of proxy that is solicited by the Board of Directors of Crompton for use at the Crompton special meeting, to be held on Wednesday, September 1, 1999, at 9:00 a.m., local time at One Station Place, Metro Center, Stamford, CT 06902, and at any adjournments or postponements of that meeting.

MATTERS TO BE CONSIDERED

    The purpose of the Crompton special meeting is

    (a) to approve the merger agreement, dated May 31, 1999 (the "MERGER AGREEMENT"), among Witco, Crompton and Newco, and the transactions contemplated by the merger agreement, including the merger of Crompton with and into Newco (the "FIRST STEP MERGER") and, immediately thereafter, the merger of Witco with and into Newco (the "SECOND STEP MERGER," and, with the first step merger, the "MERGER") and the related transactions, including:

       (1) the reincorporation of Crompton as a Delaware corporation by means of the first step merger, and

       (2) the issuance of stock of CK Witco to Witco stockholders in connection with the second step merger.

       Approval of the merger agreement will also constitute approval of an amendment to the Crompton 1998 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance under that plan by 5 million shares. The completion of the merger is a condition to the effectiveness of such amendment; and

    (b) to consider any other matters that may properly be submitted to a vote at the Crompton special meeting.

    Crompton stockholders may also be asked to vote upon a proposal to adjourn or postpone the Crompton special meeting. Crompton could use any adjournment or postponement of the Crompton special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve the merger agreement and the related transactions.

THE CROMPTON 1998 LONG TERM INCENTIVE PLAN AMENDMENT

    On October 14, 1998, the Crompton board approved the Crompton 1998 Long Term Incentive Plan subject to the approval of Crompton stockholders. The Crompton stockholders approved the Crompton 1998 LTI Plan at the 1999 Annual Meeting of the Stockholders on April 27, 1999. Of the 5,206,058 shares of common stock approved for issuance under the Crompton 1998 LTI Plan, 4,210,315 shares remain available for future grants as of the close of business on the record date.

    The Crompton board believes that it is in the best interests of Crompton to be able to continue to create equity incentives to assist in attracting, retaining and motivating its key employees. Further, CK Witco is expected to issue options to purchase shares of its common stock under the Crompton 1998 LTI Plan in connection with and following the merger. The shares remaining reserved for issuance under the Crompton 1998 LTI Plan are insufficient for such purposes, and the board therefore recommends that all Crompton stockholders vote in favor of increasing the number of shares authorized for issuance thereunder as provided by the amendment.

SUMMARY OF THE CROMPTON 1998 LTI PLAN

    The following is a general description of material features of the Crompton 1998 LTI Plan, as proposed to be amended. A copy of the Crompton 1998 LTI Plan may be obtained from the Secretary of Crompton. You are encouraged to read this plan.

    ELIGIBILITY. Officers and other key employees of Crompton and its subsidiaries who, in the opinion of the compensation committee, are responsible for the management, growth, and profitability of the business of Crompton and its subsidiaries, and, in the case of stock options, non-employee directors, are eligible to be granted stock options, stock appreciation rights, restricted stock awards, and long-term performance awards under the plan.

    ADMINISTRATION. The plan is administered by the compensation committee. The committee has full power to select, from among the officers and other key employees eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant, and to determine the specific terms of each grant, subject to the provisions of the plan.

    STOCK OPTIONS. The plan permits the granting of transferable stock options (subject to the provisions of the plan) that either qualify as incentive stock options under Section 422 of the Internal Revenue Code or do not so qualify. The option exercise price for each share covered by the option will, unless a higher price is determined by the committee, be the fair market value of such share on date of grant. The term of each option will be fixed by the committee but may not exceed ten years from date of grant in the case of an incentive stock option or ten years and one month in the case of a non-qualified option. The committee will determine at what time or times each option may be exercised. An optionee may elect to defer to a future date receipt of the shares to be acquired upon exercise of a stock option (subject to the notice provisions in the plan). The committee cannot grant options to any one individual with respect to more than twenty-five percent (25%) of the shares of common stock reserved for distribution pursuant to options or other awards under the plan. Any grant to a non-employee director, which must be a non-qualified option, cannot cover more than 7,500 shares in any year.

    STOCK APPRECIATION RIGHTS. The committee may grant stock appreciation rights, either standing alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or common stock (as determined by the committee) equal in value to the increase since date of grant in the fair market value of shares covered by such right. A stock appreciation right shall be transferable only when and to the extent that a related stock option would be transferable under the plan.

    RESTRICTED STOCK. The committee may award shares of common stock which are subject to certain conditions set forth in the plan and such other conditions and restrictions as the committee may determine, which may include the attainment of performance goals, but which are deliverable to a participant without the payment of any consideration.

    LONG TERM PERFORMANCE AWARDS. The committee may grant long term performance awards under the plan. Such awards will be based on corporate, business unit, or individual performance over designated performance periods of at least two years. The committee is authorized to grant up to 200,000 shares per year/per individual for long term performance awards.

    "UNFUNDED" STATUS. It is presently intended that the plan will constitute an "unfunded" plan for incentive and deferred compensation. The committee may authorize the creation of trusts or other arrangements to facilitate or ensure payment of Crompton's obligations, provided that such trusts and arrangements are consistent with the "unfunded" status of the plan (unless the committee otherwise determines).

    AMENDMENT AND TERMINATION. The Crompton board may terminate or suspend the plan at any time, but such termination or suspension shall not adversely affect any stock options, stock appreciation rights, restricted stock awards, or long term performance awards then outstanding without the participant's consent. The board may amend the plan but may not, without the prior approval of the stockholders, make any amendment which would, except as otherwise provided in the plan, increase the number of shares reserved for grants, decrease the minimum purchase price for stock options, change the class of employees eligible to receive awards, or extend the maximum term for options. The committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent.

    CHANGE IN CONTROL PROVISIONS. The plan provides that in the event of a change in control (as defined in the plan), unless otherwise determined by the committee or the board prior to such change in control, or to the extent expressly provided by the committee or the board in the event of a potential change in control (as defined), all stock options and related stock appreciation rights (to the extent outstanding for at least six months in the case of persons subject to Section 16(b) of the Securities Exchange Act) will become immediately exercisable, the restrictions and deferral limitations applicable to outstanding restricted stock awards will lapse and the shares in question will fully vest, the value of all outstanding options, stock appreciation rights and restricted stock awards (except as otherwise determined by the committee) will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, and outstanding long term performance awards will be vested and paid out on a prorated basis, based on the target values of such awards and the number of months elapsed compared to the total number of months in the performance period.

FEDERAL INCOME TAX ASPECTS

    The following is a brief summary of the principal Federal income tax consequences of transactions under the plan, based on Federal income tax laws as presently in effect. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

    INCENTIVE STOCK OPTIONS. No taxable income will be realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option and if no disposition of such shares is made within two years after date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and no deduction will be allowed to the optionee's employer for Federal income tax purposes. If no disqualifying disposition is made, the difference between the fair market value of the shares at the time of exercise and the exercise price will be taken into account in computing the alternative minimum tax liability of the optionee.

    Under the Internal Revenue Code, long term capital gains may be subject to different tax rates than those that apply to ordinary income. Capital losses must be offset against any capital gains, with only the lesser of the excess of capital losses over capital gains or $3,000 ($1,500 in the case of a married individual filing a separate return) being deductible against ordinary income.

    If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will in most instances realize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and the optionee's employer will be entitled to deduct such amount. Any further gain realized by the participant will be taxed as short-term or long-term capital gain, as the case may be, and will not result in any deduction by the employer.

    If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-qualified option. Subject to certain exceptions for disability or death, an incentive stock option generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

    NON-QUALIFIED OPTIONS. No income will be realized by an optionee at the time a non-qualified option is granted. Except as noted below, ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the optionee's employer will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    STOCK APPRECIATION RIGHTS. No income will be realized by an optionee in connection with the grant of a stock appreciation right. When a stock appreciation right is exercised, the optionee will in most instances be required to include as ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received upon exercise. The optionee's employer will be entitled to a deduction for Federal income tax purposes at the same time equal to the amount included in such optionee's income by reason of the exercise. If the optionee receives shares of common stock upon the exercise of a stock appreciation right, the tax treatment after such exercise is the same as that described above with respect to shares acquired pursuant to the exercise of a non-qualified option.

    RESTRICTED STOCK. A recipient of restricted stock will in most instances be subject to tax at ordinary income rates on the amount, if any, by which the fair market value of the restricted stock exceeds the cost, if any, of the stock at the time the stock is no longer subject to forfeiture. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant will have ordinary income as of such date equal to the amount, if any, by which the fair market value of the shares of restricted stock exceeds the cost, if any, of the stock, determined without regard to the restrictions. If the shares subject to such election are forfeited, the recipient will not be entitled to a deduction, refund, or loss for tax purposes. In the case of a sale of shares after the expiration of the forfeiture period, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins upon such expiration, and the tax basis for such shares will be equal to the fair market value thereof on such date. However, if the recipient elects to be taxed as of the date of grant, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on the date of grant, determined without regard to the restrictions. The recipient's employer will in most instances be entitled to a deduction equal to the amount treated as compensation to the recipient. Dividends on restricted stock will be taxed as ordinary income when paid to the recipient and in most instances will be treated as additional compensation deductible by the participant's employer at such time.

    LONG TERM PERFORMANCE AWARDS. Long term performance awards once vested will in most instances be taxed as ordinary income unless receipt of payment is subject to restrictions or deferral limitations, in which case rules similar to those applicable to restricted stock will apply.

    SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS. In most instances, persons subject to Section 16(b) of the Exchange Act will not be taxed until six months after exercise of a non-qualified option, with the excess of the fair market value of the stock at the end of the six-month period over the exercise price being taxed as ordinary income and the holding period for such stock beginning at the end of the six-month period. Similar rules apply with respect to the exercise of stock appreciation rights settled in stock. However, an optionee who makes an election under Section 83(b) of the Internal Revenue Code, as described above under the caption "Restricted Stock", will be taxed on the excess of the fair market value at exercise over the exercise price.

    PAYMENTS IN RESPECT OF A CHANGE IN CONTROL. The plan provides for acceleration or payment of awards and related shares in the event of a change in control or potential change in control. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code which could subject the recipient to a 20% excise tax and which might not be deductible by the recipient's employer.

PROXIES

    You can use the accompanying form of proxy to vote at the Crompton special meeting if you are unable or do not wish to attend in person. You may revoke your proxy at any time before it is exercised, by submitting to the Secretary of Crompton written notice of revocation or a properly executed proxy having a later date, or by attending the Crompton special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Crompton proxies should be addressed to Crompton & Knowles Corporation, One Station Place, Metro Center, Stamford, Connecticut 06902,
Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in these proxies. IF YOU MAKE NO SPECIFICATION, YOUR PROXY WILL BE VOTED IN FAVOR OF THE MATTERS TO BE VOTED UPON AT THE CROMPTON SPECIAL MEETING.

    The Crompton board is unaware of any other matters that may be presented for action at the Crompton special meeting. If other matters do properly come before the Crompton special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted, or not voted, by the persons named in the proxies in their discretion. No proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the Crompton special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Crompton will bear the entire cost of soliciting proxies from Crompton stockholders, except that Crompton and Witco have each agreed to pay one-half of the printing costs of this joint proxy statement-prospectus and related proxy materials. In addition to the solicitation of proxies by mail, Crompton will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of the stock held by them and secure their voting instructions if necessary. Crompton will reimburse those record holders for their reasonable expenses in so doing. Crompton has also made arrangements with D. F. King & Co., Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay customary fees plus expenses for those services. If necessary, Crompton may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

    Crompton has fixed July 23, 1999 as the record date for determining those Crompton stockholders entitled to notice of and to vote at the Crompton special meeting in accordance with the provisions of the Massachusetts Business Corporation Law, the Crompton bylaws and the rules of the New York Stock Exchange, Inc. Accordingly, only holders of shares of Crompton common stock of record at the close of business on the Crompton record date will be entitled to notice of and to vote at the Crompton special meeting. At the close of business on the Crompton record date, there were 65,465,642 shares of Crompton common stock held by approximately 4,290 holders of record. The presence, in person or by proxy, of shares of Crompton common stock representing a majority of Crompton shares outstanding and entitled to vote on the Crompton record date is necessary to constitute a quorum at the Crompton special meeting. Each share of Crompton common stock outstanding on the Crompton record date entitles its holder to one vote.

    Shares of Crompton common stock held by persons attending the Crompton special meeting but not voting, and shares of Crompton common stock for which Crompton has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the Crompton special meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Crompton special meeting. Brokers who hold shares of Crompton common stock in nominee or "street" name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on the matters to be considered and voted upon at the Crompton special meeting without specific instructions from those customers. These so-called "broker non-votes" will be counted for purposes of determining whether a quorum exists.

    Under applicable Massachusetts law and the Crompton Restated Articles of Organization, approval of the merger agreement and the related transactions requires the affirmative vote of the holders of a majority of the outstanding shares of Crompton common stock entitled to vote at the Crompton special meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CROMPTON COMMON STOCK ENTITLED TO VOTE AT THE CROMPTON SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS. ACCORDINGLY, THE CROMPTON BOARD URGES CROMPTON STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

    As of the Crompton record date, directors and executive officers of Crompton owned 2,497,574 shares of Crompton common stock, entitling them to exercise approximately 3.82% of the voting power of the Crompton common stock entitled to vote at the Crompton special meeting. On the basis of the unanimous approval of the merger agreement by the Crompton board, we currently expect that each director and executive officer of Crompton will vote the shares of Crompton common stock beneficially owned by him or her for approval of the merger agreement and the related transactions. Also, as of the Crompton record date, directors and executive officers of Witco owned no shares of Crompton common stock.

    Additional information with respect to beneficial ownership of Crompton common stock by individuals and entities owning more than 5% of that stock and more detailed information with respect to beneficial ownership of Crompton common stock by directors and executive officers of Crompton is incorporated by reference to the Annual Report on Form 10-K of Crompton for the year ended December 26, 1998. See "Where You Can Find More Information."

RECOMMENDATION OF CROMPTON BOARD

    The Crompton board has unanimously approved the merger agreement and the related transactions. The Crompton board believes that the merger agreement and the related transactions are in the best interests of Crompton and Crompton stockholders, and recommends that Crompton stockholders vote "FOR" approval of the merger agreement and the related transactions. See "The Merger--Recommendation of the Crompton Board and Reasons for the Merger."

                             WITCO SPECIAL MEETING

GENERAL

    This joint proxy statement-prospectus is first being mailed by Witco to the holders of Witco common stock, par value $5.00 per share, and the holders of Witco's $2.65 cumulative convertible preferred stock, par value $1.00 per share, on or about July 30, 1999, and is accompanied by the notice of the Witco special meeting and a form of proxy that is solicited by the board of directors of Witco for use at the Witco special meeting, to be held on Wednesday, September 1, 1999, at 9:00 a.m., local time, at our corporate headquarters located at One American Lane, Greenwich, Connecticut 06831, and at any adjournments or postponements of that meeting.

MATTERS TO BE CONSIDERED

    The purpose of the Witco special meeting is to approve the merger agreement and the transactions contemplated by that agreement, including the merger, and any other matters that may be properly submitted to a vote at the Witco special meeting. Witco stockholders may also be asked to vote upon a proposal to adjourn or postpone the Witco special meeting. Witco could use any adjournment or postponement of the Witco special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve the merger agreement.

PROXIES

    You may use the accompanying form of proxy to vote at the Witco special meeting if you are unable or do not wish to attend in person. You may revoke your proxy at any time before it is exercised by submitting to the Assistant Secretary of Witco written notice of revocation, a properly executed proxy having a later date, or by attending the Witco special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Witco proxies should be addressed to Witco Corporation, One American Lane, Greenwich, Connecticut 06831, Attention:
Alexandra I. Graf, Assistant Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in those proxies. IF YOU MAKE NO SPECIFICATION, YOUR PROXY WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT.

    The Witco board is unaware of any other matters that may be presented for action at the Witco special meeting. If other matters do properly come before the Witco special meeting, however, the shares represented by proxies in the accompanying form will be voted, or not voted, in the discretion of the persons named in the proxies. No proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the Witco special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Witco will bear the entire cost of soliciting proxies from Witco stockholders, except that Crompton and Witco have each agreed to pay one-half of the printing costs of this joint proxy statement-prospectus and related proxy materials. In addition to the solicitation of proxies by mail, Witco will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of stock held by them and secure their voting instructions, if necessary. Witco will reimburse those record holders for their reasonable expenses in so doing. Witco has also made arrangements with Georgeson & Company Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay customary fees plus expenses for those services.

RECORD DATE AND VOTING RIGHTS

    In accordance with the provisions of the Delaware General Corporation Law, the Witco bylaws and the rules of the New York Stock Exchange, Witco has fixed July 23, 1999 as the record date for determining those Witco stockholders entitled to notice of, and to vote at, the Witco special meeting. Accordingly, only Witco stockholders of record at the close of business on the Witco record date will be entitled to notice of and to vote at the Witco special meeting. At the close of business on the Witco record date, there were 57,644,086 shares of Witco common stock outstanding held by approximately 3,867 holders of record, and there were 5,858 shares of Witco $2.65 cumulative convertible preferred stock outstanding held by approximately 91 holders of record. The presence, in person or by proxy, of shares of Witco common stock and cumulative convertible preferred stock representing a majority of those shares, together as a single class, outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Witco special meeting. Each share of Witco common stock and cumulative convertible preferred stock outstanding on the Witco record date entitles its holder to one vote.

    Shares of Witco common stock and cumulative convertible preferred stock held by persons attending the Witco special meeting but not voting, and shares of Witco common stock and cumulative convertible preferred stock for which Witco has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the Witco special meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Witco special meeting. Brokers who hold shares of Witco common stock or cumulative convertible preferred stock in nominee or "street" name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on matters to be considered and voted upon at the Witco special meeting without specific instructions from those customers. These so-called "broker non-votes" will be counted for purposes of determining whether a quorum exists.

    Under applicable Delaware law and the Witco Restated Certificate of Incorporation, approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Witco common stock and cumulative convertible preferred stock, voting together as a single class, entitled to vote at the Witco special meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF WITCO COMMON STOCK AND CUMULATIVE CONVERTIBLE PREFERRED STOCK, VOTING TOGETHER AS A SINGLE CLASS, ENTITLED TO VOTE AT THE WITCO SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT. ACCORDINGLY, THE WITCO BOARD URGES WITCO STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

    As of the Witco record date, directors and executive officers of Witco owned approximately 527,391 shares of Witco common stock entitling them to exercise approximately one percent of the voting power of the Witco stock entitled to vote at the Witco special meeting. On the basis of the unanimous approval of the merger agreement by the Witco board, we currently expect that each director and executive officer of Witco will vote the shares of Witco stock owned by him or her for approval of the merger agreement and the transactions contemplated by the merger agreement. As of the Witco record date, directors and executive officers of Crompton owned no shares of Witco stock.

    Additional information with respect to the beneficial ownership of Witco stock by individuals and entities owning more than 5% of that stock and more detailed information with respect to beneficial ownership of Witco stock by directors and executive officers of Witco is incorporated by reference to the Annual Report on Form 10-K of Witco for the year ended December 31, 1998. See "Where You Can Find More Information."

RECOMMENDATION OF WITCO BOARD

    The Witco board has unanimously approved the merger agreement and the related transactions. The Witco board believes that the merger agreement is in the best interests of Witco and Witco stockholders and recommends that the Witco stockholders vote "FOR" approval of the merger agreement and the related transactions. See "The Merger--Recommendation of the Witco Board and Reasons for the Merger."

                                   THE MERGER

    THE FOLLOWING IS A SUMMARY OF MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT AND THE RELATED OPTION AGREEMENTS, DATED AS OF MAY 31, 1999. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS. THE OPTION AGREEMENTS ARE ATTACHED AS APPENDICES B AND C TO THIS JOINT PROXY STATEMENT-PROSPECTUS. WE ENCOURAGE YOU TO READ ALL OF THE MERGER AGREEMENT AND THE OPTION AGREEMENTS.

GENERAL

    The Crompton board and the Witco board each have unanimously approved the merger agreement. CK Witco, as the combined company following consummation of the merger, will be the surviving corporation. With certain limited exceptions described below, each share of Crompton common stock issued and outstanding at the effective time of the merger will be automatically converted into one share of common stock of CK Witco, and each share of Witco common stock issued and outstanding at the effective time will be converted into the right to receive
0.9242 shares of common stock of CK Witco. The combined company will be named "CK Witco Corporation" and will trade on the NYSE under the symbol "CNW."

    This section of the joint proxy statement-prospectus describes certain aspects of the merger, including the principal provisions of the merger agreement and the option agreements.

BACKGROUND OF THE MERGER

    The senior managements of Crompton and Witco have, over time, regularly considered the possibility of, and each of Crompton and Witco have in the past engaged in, acquisitions and strategic combinations with a variety of specialty chemical companies. In considering and engaging in these transactions, Crompton and Witco have taken into account various factors, including their potential strategic fit with these institutions based on their businesses, their management and employee cultures and the geographic location and breadth of their businesses. In addition, in light of recent trends toward consolidation in the specialty chemical industry nationally and internationally, the senior managements of Crompton and Witco have from time to time had informal discussions with senior managements of other comparably-sized specialty chemical companies, including each other, regarding potential business combination transactions.

    In February 1999, Vincent A. Calarco, Chairman, President and Chief Executive Officer of Crompton, met informally with E. Gary Cook, Chairman, President and Chief Executive Officer of Witco, to discuss their two companies. Messrs. Calarco and Cook met again on several occasions to discuss a possible strategic combination of their two companies. On May 5, 1999, Crompton and Witco entered into a confidentiality agreement covering the exchange of information in connection with their mutual consideration of this potential business combination. After executing the confidentiality agreement, Crompton and Witco exchanged limited financial information and other information with respect to the business operations conducted by each organization. Thereafter, at the request of Messrs. Calarco and Cook, a limited number of additional members of the senior managements of Crompton and Witco held preliminary meetings to discuss issues relating to a possible business combination between the two companies.

    Messrs. Calarco and Cook and certain members of their senior management teams continued discussions with respect to a possible business combination, including the specific terms of a potential transaction. On May 13, 1999, senior management of Crompton met with the Crompton board and briefed the board on the preliminary discussions that they had held to this point with Witco. At the conclusion of this meeting, the Crompton board authorized senior management of Crompton to continue discussions with Witco. Between May 16, 1999 and May 19, 1999, Mr. Cook had individual discussions with the chairmen of the various committees of the Witco board regarding a possible "merger of equals" transaction with Crompton. On May 20, Goldman, Sachs & Co. presented an initial analysis of the proposed transaction to some of these directors. Following a discussion session, the directors at the presentation encouraged Mr. Cook to continue discussions, subject to review by the entire Witco board.

    On May 22, 1999, senior management of Crompton reviewed with the Crompton board the status of the discussions with Witco and the issues related to a possible business combination and met with Mr. Cook. After considering these matters, the Crompton board determined that senior management of Crompton should continue discussions with Witco and conduct due diligence analysis and, further to those discussions and review, negotiate the terms of definitive documentation.

    Between May 21, 1999 and May 24, 1999 Mr. Cook had individual discussions with all of the Witco directors regarding a potential transaction with Crompton, each of whom encouraged Mr. Cook to continue discussions with Crompton.

    Following these meetings, discussions became more focused between Messrs. Calarco and Cook and additional members of their senior management teams regarding a possible business combination and the various possible structures for that combination. During the course of these meetings, senior managements of Crompton and Witco proposed that each party conduct due diligence investigations in the near future with respect to the other's operations. Further, Crompton's and Witco's outside legal advisors began to draft and negotiate the documentation with respect to a possible business combination.

    Discussions continued between Messrs. Calarco and Cook and certain members of their senior management teams with respect to a possible business combination. Contemporaneous with these discussions, Crompton retained Goldman Sachs and Salomon Smith Barney Inc. as its financial advisors in connection with the possible business combination with Witco. Witco retained Goldman Sachs as its financial advisor in connection with the possible business combination with Crompton.

    Discussions and negotiations continued from May 24, 1999 through May 31, 1999 with respect to the possible business combination. During this period, each party conducted due diligence and senior managements of Crompton and Witco were separately briefed on the findings that their teams had reached during this period. The senior management teams continued to meet to discuss the financial and other terms of the possible business combination, including the exchange ratio. On May 26, 1999, Witco retained Deutsche Bank Securities Inc. as a financial advisor in connection with the possible business combination with Crompton. Deutsche Bank did not participate in any of the discussions or negotiations among representatives of Witco and Crompton regarding the possible business combination with Crompton.

    The Crompton board held two special meetings, one on May 28, 1999 and the second on May 31, 1999, at which senior management of Crompton reviewed its discussions and negotiations with Witco regarding a business combination, as well as the results of its due diligence investigation of Witco. Senior management, and each of Salomon Smith Barney and Goldman Sachs reviewed detailed financial information with respect to Witco and the potential transaction with the Crompton board. At the May 31 meeting, Salomon Smith Barney rendered its oral opinion (which was subsequently confirmed in writing) that, as of May 31, 1999, and based on and subject to the matters described in its opinion, the Crompton exchange ratio was fair, from a financial point of view, to the holders of Crompton common stock. Also at the May 31 meeting, the Crompton board reviewed with counsel to Crompton the terms of the merger agreement and the option agreements and the legal standards applicable to its decision to approve these agreements and the transactions contemplated by these agreements. After questions by and discussion among the members of the Crompton Board, and after consideration of the factors described under "--Recommendations of the Crompton Board and Reasons for the Merger," the Crompton board voted unanimously, on May 31, 1999, to approve the merger agreement and the transactions contemplated by that agreement, as well as the option agreements.

    The Witco board held two special meetings, one on May 28, 1999 and the second on May 31, 1999. In addition, the Witco board members held several informal meetings to review the proposed transaction, including a meeting on May 27, 1999, where Mr. Calarco presented his views on the proposed transaction. At the May 28, 1999 meeting, senior management of Witco reviewed its discussions and negotiations with Crompton regarding a business combination, as well as the results of its due diligence investigation of Crompton, and Goldman Sachs presented detailed financial information with respect to Crompton and the potential transaction to the Witco board. Also at the May 28, 1999 meeting, the Witco board reviewed with counsel to Witco the terms of the merger agreement and the option agreements as negotiated through that time and other related matters, including the legal standards applicable to its decision to approve these agreements and the transactions contemplated by these agreements. Following the May 28, 1999 meeting, the Witco board designated an informal subcommittee of the board consisting of four directors, including Mr. Cook, to negotiate the final terms of the merger agreement and report back at a subsequent meeting of the Witco board. At the May 31, 1999 meeting, Mr. Cook and counsel described to the Witco board the final terms of the proposed merger agreement that had been negotiated with Crompton. Goldman Sachs then re-summarized the detailed presentation made at the May 28, 1999 meeting, and Deutsche Bank presented detailed financial information with respect to Crompton and the potential transaction to the Witco board. Following its presentation, each of Goldman Sachs and Deutsche Bank rendered its oral opinion (each of which was subsequently confirmed in writing) that, as of May 31, 1999, the Witco exchange ratio was fair to holders of Witco common stock from a financial point of view. After questions by and discussion among the members of the Witco board, and after consideration of the factors described under "--Recommendations of the Witco Board and Reasons for the Merger," the Witco board voted unanimously, on May 31, 1999, to approve, among other things, the merger agreement, the transactions contemplated by that agreement and the option agreements.

    Crompton and Witco entered into the merger agreement and the option agreements on May 31, 1999.

RECOMMENDATION OF THE CROMPTON BOARD AND REASONS FOR THE MERGER

    THE CROMPTON BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CROMPTON AND CROMPTON STOCKHOLDERS. ACCORDINGLY, THE CROMPTON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT CROMPTON STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

    The Crompton board believes that the unique fit of two strong leaders in a broad range of customer and geographic markets will provide new opportunities for growth.

    In reaching its decision to approve the merger agreement and the option agreements, the Crompton board consulted with management of Crompton, as well as with its financial and legal advisors, and considered a variety of factors, including the following:

    - The Crompton board's familiarity with and review of Witco's business, operations, financial condition, earnings and prospects.

    - The anticipated effectiveness of the merger in allowing Crompton to enhance stockholder returns by identifying and achieving efficiencies and cost savings and by creating a premier specialty chemical company with diverse business lines capable of competing globally.

    - The business, operations, financial condition, earnings and prospects of each of Crompton and Witco. In making its determination, the Crompton board took into account the results of Crompton's due diligence review of Witco's business.

    - The scale, scope, strength and diversity of operations and product lines that could be achieved by combining Crompton and Witco, as illustrated by the fact that, based on information available as of the date of the merger agreement, the combined company would be a $3.2 billion global specialty chemical company with international sales of $1.4 billion making up 44% of the total.

    - The ability to capitalize on numerous opportunities for revenue growth by offering more products to existing customers more quickly.

    - The complementary nature of the businesses of Crompton and Witco and the anticipated improved stability of the combined company's businesses and earnings in varying economic and market climates relative to Crompton on a stand-alone basis made possible by the merger as a result of greater geographic and business line diversification.

    - The anticipated financial impact of the proposed transaction on the combined company's future financial performance, including, without limitation, that the transaction is expected to be immediately accretive to Crompton's cash flow per share, and additive to earnings per share in 2001. The combined company's ability to achieve these results depends on various factors, a number of which will be beyond its control, including economic conditions, unanticipated changes in business conditions and the regulatory environment, and, therefore, there can be no assurance that these results will be achieved. See "Forward-Looking Statements."

    - The expectation that the merger would result in synergies for the combined company's operations, including an advantageous cost structure relative to competitors and to Crompton on a stand-alone basis, as well as the possibility of enhancing revenues through cross-selling of the products and services of the two companies. The Crompton board noted that, although no assurances could be given that any particular level of cost synergies will be achieved, the managements of Crompton and Witco had identified net pre-tax merger savings of approximately $60 million per year by the second full year of combined operations. See "Management and Operations after the Merger" and "Forward-Looking Statements."

    - The belief of senior management of Crompton and its board that Crompton and Witco share a common vision with respect to delivering stockholder value and that their managements and employees possess complementary skills and expertise.

    - The Crompton board's belief that, as a result of its scale, the combined company will have the flexibility to pursue a more comprehensive range of strategic options.

    - The structure of the merger and the terms of the merger agreement and the option agreements, which are reciprocal in nature, including the fact that the fixed exchange ratio provides certainty as to the number of shares of the common stock of the combined company to be issued in the merger and that the merger is intended to qualify as a "reorganization" for U.S. federal income tax purposes.

    - The proposed arrangements with members of management of Crompton and Witco, including the fact that Mr. Calarco will serve as President and Chief Executive Officer of the combined company and Mr. Cook will serve as Chairman of the combined company. See "Management and Operations after the Merger."

    - The opinion of Salomon Smith Barney to the Crompton board that, as of the date of the merger agreement and based on and subject to the matters described in its opinion, the Crompton exchange ratio was fair from a financial point of view to the holders of Crompton common stock. See "--Opinion of Crompton's Financial Advisor."

    - The likelihood of the merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger."

    This discussion of the information and factors considered by the Crompton board is not intended to be exhaustive but includes all material factors considered by the Crompton board. In reaching its determination to approve and recommend the merger, the Crompton board did not assign any relative or specific weights to those factors, and individual directors may have given differing weights to different factors. The Crompton board is unanimous in its recommendation that Crompton stockholders vote for approval of the merger agreement and related transactions.

RECOMMENDATION OF THE WITCO BOARD AND REASONS FOR THE MERGER

    THE WITCO BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, WITCO STOCKHOLDERS. ACCORDINGLY, THE WITCO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT WITCO STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

    The Witco board believes that the unique fit of two strong leaders in a broad range of customer and geographic markets will provide new opportunities for growth.

    In reaching its decision to approve the merger agreement and the option agreements, the Witco board consulted with management of Witco, as well as its financial and legal advisors, and considered a variety of factors, including the following:

    - The fact that the transaction is a merger rather than a sale, and Witco's stockholders will continue to benefit from future appreciation in the value of the combined company.

    - The Witco board's belief that the increased scale of the combined company
      (1) provides Witco with greater access to capital than Witco would have if it did not merge with Crompton, (2) places Witco in a better position as the specialty chemicals industry continues to consolidate and build critical mass, and (3) provides greater flexibility to pursue a more comprehensive range of strategic options.

    - The Witco board's conclusion that the combined company will be in a significantly stronger position than Witco alone to face the short term challenges to completing Witco's restructuring efforts and ensuring that Witco's stockholders have the opportunity to realize the underlying value of Witco's businesses.

    - The business, operations, financial condition, earnings and prospects of each of Witco and Crompton. In making its determination, the Witco board took into account the results of Witco's due diligence review of Crompton's business.

    - The scale, scope, strength and diversity of operations and product lines that could be achieved by combining Witco and Crompton, as illustrated by the fact that, based on information available as of the date of the merger agreement, the combined company would be a $3.2 billion global specialty chemical company with international sales of $1.4 billion making up 44% of the total.

    - The opportunity to capitalize on numerous opportunities for revenue growth by offering more products to existing customers more quickly and on a global basis.

    - The complementary nature of the business of Witco and Crompton and the anticipated improved stability of the combined company's business and earnings in varying economic and market climates relative to Witco on a stand-alone basis made possible by the merger as a result of greater geographic and business line diversification.

    - The anticipated financial impact of the proposed transaction on the combined company's future financial performance, including, without limitation, that the transaction is expected to be immediately accretive to Witco's earnings. The combined company's ability to achieve these results depends on various factors, a number of which will be beyond its control, including economic conditions, future price/earnings ratios attributed to the combined company, unanticipated changes in business conditions and the regulatory environment, and, therefore, there can be no assurance that these results will be achieved. See "Forward-Looking Statements."

    - The expectation that the merger will result in synergies for the combined company's operations, including an advantageous cost structure relative to competitors and to Witco on a stand-alone basis, as well as the possibility of enhancing revenues through cross-selling of the products and services of the two companies.

    - The structure of the merger which is intended to qualify as a tax-free "reorganization" for U.S. federal income tax purposes and the terms of the merger agreement and related agreements, which are reciprocal in nature and provide Crompton and Witco the appropriate flexibility to protect stockholder interests.

    - The proposed arrangements with respect to employees and the management of the combined company, including the fact that half of the directors serving on the combined company's board will be current members of Crompton's board and half will be current members of Witco's board, that management depth will be enhanced, and that Mr. Cook will serve as chairman of the combined company and Mr. Calarco will serve as president and chief executive officer of the combined company. See "Management and Operations after the Merger."

    - The opinions of Goldman Sachs and Deutsche Bank, respectively, to the Witco board that, as of the date of the merger agreement, based on and subject to the considerations set forth in their respective opinions, the Witco exchange ratio was fair from a financial point of view to the holders of Witco common stock. See "--Opinions of Witco's Financial Advisors."

    - The likelihood of the merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger."

    This discussion of the information and factors considered by the Witco board is not intended to be exhaustive but includes all material factors considered by the Witco board. In reaching its determination to approve and recommend the merger, the Witco board did not assign any relative or specific weights to those factors, and individual directors may have given differing weights to differing factors. The Witco board is unanimous in its recommendation that Witco stockholders vote for approval of the merger agreement and related transactions.

OPINION OF CROMPTON'S FINANCIAL ADVISOR

    Crompton retained Salomon Smith Barney and Goldman Sachs to act as its financial advisors in connection with the proposed merger, and requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Crompton common stock of the Crompton exchange ratio. On May 31, 1999, at a meeting of the Crompton board held to evaluate the proposed merger, Salomon Smith Barney delivered to the Crompton board an oral opinion that, as of that date and based on and subject to the matters described in its opinion, the Crompton exchange ratio was fair, from a financial point of view, to the holders of Crompton common stock. Salomon Smith Barney confirmed its oral opinion by delivery of a written opinion dated May 31, 1999.

    In arriving at its opinion, Salomon Smith Barney:

    - reviewed the merger agreement and related documents;

    - held discussions with senior officers, directors and other representatives and advisors of Crompton and senior officers and other representatives and advisors of Witco concerning the businesses, operations and prospects of Crompton and Witco;

    - examined publicly available business and financial information relating to Crompton and Witco;

    - examined financial forecasts and other information and data for Crompton and Witco that the managements of Crompton and Witco provided to or discussed with Salomon Smith Barney, including information relating to strategic implications and operational benefits anticipated to result from the merger;

    - reviewed the financial terms of the merger as described in the merger agreement;

    - reviewed current and historical market prices and trading volumes of Crompton common stock and Witco common stock;

    - reviewed the financial condition and historical and projected earnings and other operating data of Crompton and Witco;

    - reviewed the capitalization of Crompton and Witco;

    - considered, to the extent publicly available, the financial terms of other similar recent transactions that it considered relevant in evaluating the merger;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Crompton and Witco;

    - evaluated the potential pro forma financial impact of the merger on the combined company; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to these financial forecasts and other information and data, the managements of Crompton and Witco advised Salomon Smith Barney that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements as to the future financial performance of Crompton and Witco and the strategic implications and operational benefits anticipated to result from the merger.

    Salomon Smith Barney assumed, with Crompton's consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney's opinion relates to the relative values of Crompton and Witco. Salomon Smith Barney did not express any opinion as to what the value of the common stock of the combined company actually will be when issued in the merger or the price at which the common stock of the combined company will trade after the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Crompton or Witco, and Salomon Smith Barney did not make any physical inspection of the properties or assets of Crompton or Witco.

    Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Crompton or the effect of any other transaction in which Crompton might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the Crompton exchange ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiation between Crompton and Witco. No other instructions or limitations were imposed by Crompton on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED MAY 31, 1999, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX D AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE CROMPTON BOARD AND RELATES ONLY TO THE FAIRNESS OF THE CROMPTON EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Crompton and Witco. No company, transaction or business used in those analyses as a comparison is identical to Crompton, Witco or the proposed merger, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the values of the companies, business segments or transactions being analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated May 31, 1999. THE FINANCIAL ANALYSES SUMMARIZED

BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

CONTRIBUTION ANALYSIS.

    Salomon Smith Barney compared the relative contributions of Crompton and Witco to the estimated net income and cash earnings of the combined company for fiscal years 1998 through 2000 based on publicly available research analysts' estimates and through 2001 based on the current management plans of Crompton and Witco. Salomon Smith Barney also compared the relative contributions of Crompton and Witco to the projected free cash flow of the combined company for fiscal years 2000 and 2001 based on current management plans. Fiscal year 2000 and 2001 data for Witco excluded Witco's oleochemical and derivatives business. Salomon Smith Barney then derived an implied exchange ratio based on the relative contributions of each of Crompton and Witco. This analysis indicated the following implied exchange ratios based on these relative contributions:

                                                    Implied Exchange Ratios
                                                            Based on
                                                     Relative Contributions
                                           ------------------------------------------

Research Analysts' Estimates                    1998       1999       2000
-----------------------------------------  ---------  ---------  ---------
Net Income...............................     0.4618x    0.5339x    0.6617x
Cash Earnings............................     0.9478x    1.0944x    1.1926x

Current Management Plans                        1998       1999       2000       2001
-----------------------------------------  ---------  ---------  ---------  ---------
Net Income...............................     0.4716x    0.4672x    0.6797x    0.9454x
Cash Earnings............................     0.9560x    1.0588x    1.2300x    1.3520x
Free Cash Flow...........................       N.M.       N.M.     0.7788x    1.0129x

DISCOUNTED CASH FLOW ANALYSES.

    Salomon Smith Barney performed separate discounted cash flow analyses on the current stand-alone management plans of Crompton and Witco in order to estimate the projected free cash flows that each could generate for the remaining seven months of fiscal year 1999 and fiscal years 2000 through 2003, both before and after taking into account pre-tax cost savings and other potential synergies anticipated by the managements of Crompton and Witco to result from the merger. The range of estimated terminal values for Crompton and Witco was calculated by applying terminal value multiples of 6.5x to 7.5x to fiscal year 2003 projected earnings before interest, taxes, depreciation and amortization. The cash flows and terminal values were discounted to present value using discount rates ranging from 9.5% to 10.5%. Salomon Smith Barney then derived a range of implied exchange ratios based on this analysis. This analysis indicated the following low and high implied exchange ratios:

                                                            Implied Exchange
                                                                 Ratio
                    Discounted Cash                       --------------------
                     Flow Analyses                           Low       High
--------------------------------------------------------  ---------  ---------
Without Synergies.......................................     0.913x     1.444x
With Net Synergies......................................     1.112x     1.699x

SELECTED COMPANIES ANALYSIS.

    Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of Crompton, Witco and the following 10 selected publicly traded companies in the specialty chemical industry:

- Rohm and Haas Company                 - Nalco Chemical Company

- Great Lakes Chemical Corporation      - Hercules Incorporated

- Sigma-Aldrich Corporation             - Lubrizol Corporation

- H. B. Fuller Company                  - Albermarle Corporation

- Ferro Corporation                     - International Specialty Products,
                                        Inc.

    Salomon Smith Barney compared market values as a multiple of estimated calendar years 1999 and 2000 price to earnings, and also compared adjusted market values (calculated as market value, plus debt, less cash) as multiples of latest 12 months sales, latest 12 months earnings before interest and taxes and latest 12 months and estimated calendar years 1999 and 2000 earning before interest, taxes, depreciation and amortization. Salomon Smith Barney also compared price to earnings as a multiple of five-year growth rates for the selected companies. All multiples were based on closing stock prices on May 28, 1999, except as otherwise indicated. Estimated financial data for the selected companies, Crompton and Witco were based on publicly available research analysts' estimates. This analysis indicated the following implied market value multiples adjusted market value multiples and five-year growth rates:

                                                            Implied Multiples
                                                                 of Witco
                                   Median of Implied    --------------------------  Implied Multiples
                                     Multiples of           On          10-Day             of
                                  Selected Companies      5/28/99       Average         Crompton
                                 ---------------------  -----------  -------------  -----------------

Implied Market Values
-------------------------------

Estimated calendar year 1999
  price to earnings............             15.5x             19.4x         18.9x            10.5x

Estimated calendar year 2000
  price to earnings............             14.2x             15.2x         14.8x             9.4x

Adjusted Market Values
-------------------------------

Latest 12 months sales.........              1.6x              1.0x          1.0x             1.1x

Latest 12 months earnings
  before interest and taxes....             12.4x             17.4x         17.1x             8.lx

Latest 12 months earnings
  before interest, taxes,
  depreciation and
  amortization.................              8.6x              8.6x          8.4x             6.1x

Estimated calendar year 1999
  earnings before interest,
  taxes, depreciation and
  amortization.................              7.8x              7.6x          7.5x             6.1x

Estimated calendar year 2000
  earnings before interest,
  taxes, depreciation and
  amortization.................              6.9x              6.7x          6.5x             6.0x

Price to earnings growth
  rate.........................              1.5x              1.7x          1.6x             0.9x

Five-year growth rate..........             11.3%             11.5%         11.5%            11.5%

    Under the terms of its engagement, Crompton has agreed to pay Salomon Smith Barney upon completion of the merger an aggregate financial advisory fee of $4.0 million. Crompton has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Crompton and Witco for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney has in the past provided and been compensated for investment banking services to Crompton unrelated to the proposed merger. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, maintain relationships with Crompton, Witco and their respective affiliates.

    Crompton selected Salomon Smith Barney based on its experience, expertise and familiarity with Crompton and its business. Salomon Smith Barney is an internationally recognized investment banking firm and, as a customary part of its business, evaluates businesses and their securities in connection with merger and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    Pursuant to a letter agreement dated May 11, 1999, Crompton engaged Goldman Sachs to act as its financial advisor in connection with a possible business combination with Witco. Pursuant to the terms of this letter agreement, Crompton has agreed to pay Goldman Sachs a fee equal to $12.0 million minus the lesser of $7.0 million and the transaction fee to be paid to Goldman Sachs by Witco pursuant to the Witco engagement letter. Crompton also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

    Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Crompton or Witco for its own account and for the accounts of customers.

    In the letter agreement dated May 11, 1999, Crompton acknowledged that Goldman Sachs is rendering services simultaneously to Crompton and Witco. Crompton also acknowledged that potential conflicts of interest may arise as a result of Goldman Sachs rendering services to both Crompton and Witco. Crompton waived any claim of conflict of interest with respect to Witco in connection with Goldman Sachs' engagement by Crompton or Witco or any other activities undertaken by Goldman Sachs in connection with its rendering services to Crompton or Witco pursuant to the letter agreement or the engagement letter between Goldman Sachs and Witco.

OPINIONS OF WITCO'S FINANCIAL ADVISORS

THE GOLDMAN SACHS OPINION.

    On May 31, 1999, Goldman Sachs delivered its oral opinion to the Witco board that, as of such date, the Witco exchange ratio was fair from a financial point of view to the holders of Witco common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated May 31, 1999.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MAY 31, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX E AND IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other things,

    - the merger agreement;

    - annual reports to stockholders and annual reports on Form 10-K of Witco and Crompton for the last five fiscal years;

    - interim reports to stockholders and quarterly reports on Form 10-Q of Witco and Crompton;

    - other communications from Witco and Crompton to their respective stockholders; and

    - internal financial analyses and forecasts for Witco and Crompton prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Witco and Crompton to result from the merger (the "Synergies").

    Goldman Sachs also held discussions with members of the senior management of Witco and Crompton regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

    - reviewed the reported price and trading activity for Witco common stock and Crompton common stock;

    - compared financial and stock market information for Witco and Crompton with similar information for publicly traded securities of other companies;

    - reviewed the financial terms of recent business combinations in the chemicals industry specifically and in other industries generally; and

    - performed other studies and analyses Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed, with the consent of Witco's board, that the internal financial forecasts prepared by the respective managements of Witco and Crompton, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Witco and Crompton, and that such Synergies will be realized in the amounts and the time periods contemplated thereby. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Witco or Crompton or any of their respective subsidiaries and were not furnished with any such evaluation or appraisal. Goldman Sachs' opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to Witco. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Witco in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of Witco common stock should vote with respect to the merger.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Witco board of directors on May 31, 1999.

    THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

    (1) EXCHANGE RATIO HISTORY. Goldman Sachs calculated the ratio of the average market price of Witco common stock to the average market price of Crompton common stock over selected periods ending on May 28, 1999.

                                Period                                  Average Exchange Ratio
----------------------------------------------------------------------  -----------------------
May 28, 1999 Closing Price............................................             .9524
10 days ending May 28, 1999...........................................             .9242
20 days ending May 28, 1999...........................................             .9386
30 days ending May 28, 1999...........................................             .9285
60 days ending May 28, 1999...........................................             .9022
1 Year ending May 28, 1999............................................            1.0583

    (2) PUBLIC MARKET COMPARISON. Goldman Sachs reviewed and compared selected financial information for Witco and Crompton to corresponding financial information, ratios and public market multiples for the following ten publicly-traded chemical companies:

    - Rohm & Haas Company;

    - Great Lakes Chemical Corporation;

    - Sigma-Aldrich Corporation;

    - H.B. Fuller Company;

    - Nalco Chemical Company;

    - Ferro Corporation;

    - The Lubrizol Corporation;

    - Hercules Incorporated;

    - Albermarle Corporation; and

    - International Specialty Products Inc.

    The selected companies were chosen because they are publicly-traded chemical companies with operations that for purposes of analysis may be considered similar to Witco and Crompton. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for the common stock of Witco and Crompton and each of the selected companies on May 28, 1999 and, except as otherwise indicated below, were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Witco and Crompton:

    - closing share price on May 28, 1999 as a percentage of fifty-two week high share price;

    - estimated 1999 and 2000 price/earnings ratios (provided by IBES);

    - estimated 1999 price/earnings ratios to earnings per share growth (provided by IBES);

    - estimated 5 year growth rate (provided by IBES);

    - levered market capitalization (i.e., the market value of common equity plus the book value of debt less cash) as a multiple of last 12 months sales;

    - levered market capitalization as a multiple of last 12 months earnings before interest and taxes, or EBIT;

    - levered market capitalization as a multiple of last 12 months earnings before interest, taxes, depreciation and amortization, or EBITDA;

    - levered market capitalization as a multiple of estimated 1999 EBITDA (EBITDA estimates provided by Goldman Sachs or Donaldson, Lufkin & Jenrette research);

    - levered market capitalization as a multiple of estimated 2000 EBITDA (EBITDA estimates provided by Goldman Sachs or Donaldson, Lufkin & Jenrette research);

    - dividend yield; and

    - dividend payout ratio.

    The results of these analyses are summarized as follows:

                            Selected Publicly-Traded
                               Chemical Companies
                         (Including Witco and Crompton)

                     Ratio/Multiple                             Range         Median        Mean        Witco     Crompton
---------------------------------------------------------  ---------------  -----------     -----     ---------  -----------
May 28, 1999 Share Price as a Percentage of 52-Week High
  Share Price............................................      39%-93%            81.1%        76.4%         39%         63%
Estimated 1999 Price/Earnings Ratio......................    10.5x-19.6x          15.5x        15.8x       19.4x       10.5x
Estimated 2000 Price/Earnings Ratio......................    9.1x-17.1x           14.2x        13.7x       15.2x        9.4x
Estimated 1999 Price/Earnings Ratio to Earnings Per Share
  Growth.................................................     0.8x-2.0x            1.5x         1.5x        1.7x        0.9x
Estimated 5 Year Growth Rate.............................    8.0%-13.5%           11.3%        11.0%       11.5%       11.5%
Levered Market Capitalization as a Multiple of Last 12
  Months Sales...........................................     0.9x-2.6x            1.6x         1.6x        1.0x        1.1x
Levered Market Capitalization as a Multiple of Last 12
  Months EBIT............................................    8.1x-17.4x           12.4x        12.4x       17.4x        8.1x
Levered Market Capitalization as a Multiple of Last 12
  Months EBITDA..........................................    5.9x-10.6x            8.6x         8.3x        8.6x        6.0x
Levered Market Capitalization as a Multiple of Estimated
  1999 EBITDA............................................    5.1x-10.6x            7.8x         7.8x        7.6x        6.1x
Levered Market Capitalization as a Multiple of Estimated
  2000 EBITDA............................................     4.7x-8.7x            6.9x         7.0x        6.7x        6.0x
Dividend Yield...........................................     0.0%-7.4%            1.8%         2.2%        7.4%        0.3%
Dividend Payout Ratio....................................    0.0%-124.4%          25.8%        34.6%      124.4%        2.9%

    (3) DISCOUNTED CASH FLOW ANALYSIS FOR WITCO. Goldman Sachs performed a discounted cash flow analysis for Witco using Witco's management estimates. Goldman Sachs calculated a present value of estimated free cash flows for the years 1999 through 2001 using discount rates ranging from 9.0% to 11.0%. Goldman Sachs calculated terminal values of Witco common stock using multiples ranging from 6.0x to 8.0x of estimated 2001 EBITDA. These terminal values were then discounted to present value using discount rates ranging from 9.0% to 11.0%. This analysis produced implied equity values per share of Witco common stock ranging from $18.75 to $30.02.

    (4) DISCOUNTED CASH FLOW ANALYSIS FOR THE COMBINED COMPANY. Goldman Sachs performed a discounted cash flow analysis for the combined company using estimates from the managements of Witco and Crompton. Goldman Sachs calculated a present value of estimated free cash flows using estimated free cash flow for the years 1999 through 2001 using discount rates ranging from 9.0% to 11.0%. Goldman Sachs calculated terminal values of Newco common stock to Witco using multiples ranging from 6.0x to 8.0x of estimated 2001 EBITDA. These terminal values were then discounted to present value using discount rates from 9.0% to 11.0%. This analysis produced implied equity values per share of Newco to Witco ranging from $18.23 to $28.33.

    (5) CONTRIBUTION ANALYSIS. Goldman Sachs reviewed selected historical and estimated future operating and financial information for Witco, Crompton and the combined company resulting from the merger based on Witco and Crompton managements' respective financial forecasts. Goldman Sachs also analyzed the relative income statement contribution of Witco and Crompton to the combined company, before taking into account any transaction costs of the merger or the possible benefits that may be realized following the merger, based on actual results for the year 1998 and estimated results for the years 1999 through 2001 and financial data and forecasts and assumptions provided to Goldman Sachs by Witco and Crompton managements. The results of these analyses are summarized as follows:

                                                         Witco          Crompton
                                                     Contribution     Contribution
                                                      to Combined      to Combined         Implied
                                                        Company          Company       Exchange Ratio
                                                    ---------------  ---------------  -----------------
1998 EBITDA.......................................          42.5%            57.5%             0.65x
1999 estimated EBITDA.............................          46.4%            53.6%             0.80x
2000 estimated EBITDA.............................          50.0%            50.0%             0.93x
2001 estimated EBITDA.............................          53.4%            46.6%             1.05x
1998 EBIT.........................................          34.0%            66.0%             0.34x
1999 estimated EBIT...............................          37.6%            62.4%             0.48x
2000 estimated EBIT...............................          42.6%            57.4%             0.66x
2001 estimated EBIT...............................          48.7%            51.3%             0.88x
1998 Net Income...................................          20.7%            79.3%             0.44x
1999 estimated Net Income.........................          28.8%            71.2%             0.61x
2000 estimated Net Income.........................          37.0%            63.0%             0.78x
2001 estimated Net Income.........................          44.9%            55.1%             0.95x

    (6) POTENTIAL FUTURE SHARE PRICE ANALYSIS. Goldman Sachs performed an analysis of the present value of implied future prices of shares of Witco common stock for Witco as a stand-alone company and for Witco as part of the combined company. For the stand-alone analysis, Goldman Sachs used Witco management estimates. Goldman Sachs calculated implied future prices of shares of Witco common stock using estimated earnings per share for Witco for the years 1999 through 2001 and multiples of earnings per share ranging from 14.0x to 22.0x. These implied future prices of shares of Witco common stock were then discounted to present values using discount rates ranging from 9.0% to 12.0%. This analysis produced present values of implied future prices of shares of Witco common stock in 1999 ranging from $10.47 to $16.36; in 2000 ranging from $15.58 to $24.57;
and in 2001 ranging from $21.28 to $34.25. For the combined company analysis, Goldman Sachs used Witco and Crompton management estimates, an exchange ratio of 0.9242x and assumed synergies of $0, $25 million and $50 million in the years 1999, 2000 and 2001, respectively. Goldman Sachs calculated implied future prices of Newco shares using estimated earnings per share for the combined company for the years 1999 through 2001 and multiples of earnings per share ranging from 14.0x to 22.0x. These implied future prices of Newco shares were then discounted to present values using discount rates ranging from 9.0% to 12.0%. This analysis produced present values to holders of Witco common stock of implied future shares prices of Newco shares in 1999 ranging from $12.61 to $20.01; in 2000 ranging from $16.98 to $27.56; and in 2001 ranging from $19.81 to $32.93.

    (7) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using management estimates for Witco and Crompton. For each of the years 1999, 2000 and 2001, Goldman Sachs compared the earnings per share of Witco common stock on a standalone basis to the earnings per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis excluding any of the possible benefits that may be realized following the merger. Based on such analyses, the merger would be accretive to holders of Witco common stock on an earnings per share basis in each of 1999, 2000 and 2001.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Witco or Crompton or the contemplated merger.

    The analyses were prepared solely for purposes of providing an opinion to the Witco board of directors as to the fairness from a financial point of view to the holders of Witco common stock of the Witco exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Witco, Crompton, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the Witco board of directors was one of many factors taken into consideration by the Witco board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Witco having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Richard M. Hayden, a former Managing Director and Limited Partner of Goldman Sachs, is a director of Witco. Goldman Sachs also has provided certain investment banking services to Crompton from time to time, including having acted as agent on Crompton's share repurchase program. In addition, Goldman Sachs is acting, with Witco's consent, as Crompton's financial advisor and receiving fees as Crompton's financial advisor in connection with the merger. Goldman Sachs may provide investment banking services to the combined company and its subsidiaries in the future.

    Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Witco or Crompton for its own account and for the accounts of customers.

    Pursuant to a letter agreement dated May 28, 1999, Witco engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of, or business combination involving, all or a portion of the stock or assets of Witco. Pursuant to the terms of this letter agreement, Witco has agreed to pay Goldman Sachs a fee based on the aggregate consideration paid in the merger. As of the date of this joint proxy statement-prospectus, the fee would have been $12.1 million. However, the aggregate consideration paid will vary based upon the price of Crompton common stock at the closing date, and therefore the fee paid to Goldman Sachs may be higher or lower than $12.1 million. Witco also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

    In the letter agreement dated May 28, 1999, Witco acknowledged that Goldman Sachs is rendering services simultaneously to Witco and Crompton. Witco also acknowledged that potential conflicts of interest may arise as a result of Goldman Sachs rendering services to both Witco and Crompton. Witco waived any claim of conflict of interest with respect to Crompton in connection with Goldman Sachs' engagement by Witco or Crompton or any other activities undertaken by Goldman Sachs in connection with its rendering services to Witco or Crompton pursuant to the letter agreement or the engagement letter between Goldman Sachs and Crompton.

    THE DEUTSCHE BANK OPINION.

    Pursuant to an engagement letter dated May 26, 1999, Witco retained Deutsche Bank to review the fairness of the Witco exchange ratio to the holders of Witco common stock. Deutsche Bank rendered an oral opinion to the Witco board of directors on May 31, 1999, to the effect that, based upon and subject to the limitations and considerations set forth in such opinion, as of such date, the Witco exchange ratio was fair, from a financial point of view, to the holders of Witco common stock. Deutsche Bank subsequently confirmed its oral opinion by delivery of its written opinion dated May 31, 1999.

    The full text of Deutsche Bank's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix F to this document. The summary of Deutsche Bank's opinion set forth below is qualified in its entirety by reference to the full text of such opinion. STOCKHOLDERS ARE URGED TO READ THE DEUTSCHE BANK OPINION CAREFULLY AND IN ITS ENTIRETY.

    In connection with rendering its opinion, Deutsche Bank:

    - reviewed the merger agreement;

    - analyzed certain publicly available financial statements and other information of Witco and of Crompton;

    - analyzed certain internal financial statements and other financial and operating data concerning Witco prepared by the management of Witco and concerning Crompton prepared by the management of Crompton;

    - analyzed certain financial projections prepared by the management of Witco and certain financial projections prepared by the management of Crompton including estimates of synergies and cost savings anticipated by management to result from the merger;

    - discussed the past and current operations and financial condition and the prospects of Witco with senior executives of Witco and of Crompton with senior executives of Crompton;

    - reviewed the reported prices and trading activity for Witco common stock and Crompton common stock;

    - compared the financial performance of Witco and the prices and trading activity of Witco common stock and the financial performance of Crompton and the prices and trading activity of the Crompton common stock with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the pro forma effects of the merger on the combined company's projected net income per share, cash flow per share, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and certain financial ratios; and

    - reviewed the pro forma contribution of Witco and Crompton, respectively, with regard to aggregate value, historic and projected revenues, net income, cash income, EBIT and EBITDA.

    Deutsche Bank also performed such other analyses and examinations and considered such other factors as it deemed appropriate.

    In its review and analysis and in arriving at its opinion, Deutsche Bank assumed and relied upon, without independent verification, the accuracy and completeness of the information furnished by Witco and Crompton and other public information reviewed by it for the purposes of its opinion.

    With respect to the financial projections, Deutsche Bank assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Witco and of Crompton, as applicable. Deutsche Bank has not made any independent valuation or appraisal of the assets or liabilities of Witco or Crompton, nor has it been furnished with any such appraisals. Deutsche Bank's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, May 31, 1999. Deutsche Bank assumed, with management's consent, that the merger would constitute a tax-free reorganization under the Internal Revenue Code. In addition, Deutsche Bank assumed that obtaining any regulatory or third party approvals for the merger would not have a materially adverse effect on Witco or Crompton or the anticipated benefits of the merger.

    Deutsche Bank did not participate in any of the discussions and negotiations among representatives of Witco and Crompton regarding the merger. Deutsche Bank was not asked to consider, and the Deutsche Bank opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for Witco. The Deutsche Bank opinion does not imply any conclusion as to the trading range for the combined company's common stock following the announcement or consummation of the merger. Deutsche Bank's opinion was prepared for the information of the Witco board of directors; it does not constitute a recommendation to any Witco stockholder as to how such stockholder should vote with respect to the merger.

    In connection with rendering its opinion, Deutsche Bank made a presentation to the Witco board of directors on May 31, 1999, with respect to certain analyses performed by Deutsche Bank in evaluating the fairness of the Witco exchange ratio. The following is a summary of that presentation. The summary of certain of the financial analyses includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY DEUTSCHE BANK, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to May 31, 1999 and is not necessarily indicative of current or future market conditions.

    IMPLIED PREMIUM/DISCOUNT ANALYSIS. Deutsche Bank performed analyses summarizing the stock price premiums or stock price discounts implied by the
0.9242 exchange ratio. Deutsche Bank compared the discount or premium using the
0.9242 exchange ratio and the average closing prices of both companies' stock over various periods. Deutsche Bank calculated that, by multiplying the 0.9242 exchange ratio by the closing price of Crompton common stock on May 28, 1999 of $18.38 per share, the implied price of Witco common stock in the merger is $16.99 per share. The following table compares the premiums or discounts using the May 28, 1999 closing price, and the 10, 30, 90 and 360 trading day average closing prices through May 28, 1999 for each company, and the premiums or discounts represented by the $16.99 implied price per share to the closing price per share of Witco common stock on May 28, 1999, and the average closing price per share of Witco common stock for each such other period.

                                                                   Premium/(Discount) at       Premium/(Discount) of
                                                                 the 0.9242 exchange ratio  $16.99 to Applicable Price
                                                                 -------------------------  ---------------------------
Closing Price on May 28, 1999..................................               (2.9)%                      (2.9)%
10 Trading Days Through May 28, 1999...........................                0.0%                       (2.1)%
30 Trading Days Through May 28, 1999...........................               (0.5)%                       1.8%
90 Trading Days Through May 28, 1999...........................                1.7%                       (5.2)%
360 Trading Days Through May 28,1999...........................              (22.0)%                      16.3%

    DISCOUNTED CASH FLOW ANALYSIS OF WITCO. Deutsche Bank performed discounted cash flow analyses with respect to Witco on a stand-alone basis, using Witco management estimates for 1999 through 2001, and Deutsche Bank assumptions based on those estimates for 2002 through 2008. Similarly, Deutsche Bank performed discounted cash flow analyses with respect to Witco on a stand-alone basis using consensus estimates by stock analysts for 1999 and 2000, and Deutsche Bank assumptions based on those estimates for 2001 through 2008. Deutsche Bank, using a multiple of estimated 2008 EBITDA ranging from 6x to 8x and a discount rate ranging from 8% to 10%, calculated the following ranges of the implied equity value per share of Witco common stock, in each of the two cases.

                                                               Implied Equity Value Per Share
                                                                             of
                                                                     Witco Common Stock
                                                               -------------------------------
Management Estimates.........................................         $   20.1 to $34.3

Analysts Consensus...........................................         $   19.1 to $33.0

    DISCOUNTED CASH FLOW ANALYSIS OF CROMPTON. Deutsche Bank performed discounted cash flow analyses with respect to Crompton on a stand-alone basis, using Crompton management estimates for 1999 through 2003, and Deutsche Bank assumptions based on those estimates for 2004 through 2008. Similarly Deutsche Bank performed discount cash flow analyses with respect to Crompton on a stand-alone basis using consensus estimates by stock analysts for 1999 and 2000, and Deutsche Bank assumptions based on those estimates for 2001 through 2008. Deutsche Bank, using a multiple of estimated 2008 EBITDA ranging from 5x to 7x and a discount rate ranging from 8% to 10%, calculated the following ranges of the implied equity value per share of Crompton common stock, in each of the two cases.

                                                               Implied Equity Value Per Share
                                                                             of
                                                                    Crompton Common Stock
                                                               -------------------------------
Management Estimates.........................................         $   18.0 to $27.7

Analysts Consensus...........................................         $   18.2 to $27.5

    COMPARISON OF WITCO AND CROMPTON COMMON STOCK MARKET PRICES. Deutsche Bank compared the market price of Witco and Crompton common stock, on a one and three year basis, to each other, the S&P 500 and the S&P Chemicals index. Over both the one and three year period, Witco common stock underperformed Crompton common stock, and both Witco and Crompton common stock underperformed the S&P 500 and the S&P Chemicals index.

    CONTRIBUTION ANALYSES. Deutsche Bank performed analyses of the relative contributions of each of Witco and Crompton to the pro forma merged entity with respect to certain market and financial data.

    The following table compares the relative contributions of Witco and Crompton, to the combined entity in certain categories (on a purely additive non-GAAP basis). The computations in the table were based upon certain forecasted financial information for each of Witco and Crompton. Deutsche Bank utilized, for Witco, Witco management estimates for 1999 through 2001, and assumptions made by Deutsche Bank for 2002 and 2003 based on such management estimates for prior years. For Crompton,

Deutsche Bank utilized Crompton management estimates for 1999 through 2003. In performing this analysis, Deutsche Bank did not take into account any anticipated cost savings, revenue enhancements, one time costs, amortization of goodwill, or other potential effects of the merger.

    IN REVIEWING THE TABLE BELOW, NOTE THAT THE PRO FORMA OWNERSHIP OF THE COMBINED COMPANY AT THE 0.9242 EXCHANGE RATIO WILL BE APPROXIMATELY 44.5% BY FORMER WITCO STOCKHOLDERS, AND APPROXIMATELY 55.5% BY FORMER CROMPTON STOCKHOLDERS.

                                                                      1999       2000       2001       2002       2003
                                                                    ---------  ---------  ---------  ---------  ---------
REVENUES
  Witco...........................................................       53.6%      51.6%      53.2%      54.1%      54.8%
  Crompton........................................................       46.4%      48.4%      46.8%      45.9%      45.2%
EBITDA
  Witco...........................................................       45.9%      50.0%      53.5%      55.3%      55.9%
  Crompton........................................................       54.1%      50.0%      46.5%      44.7%      44.1%
EBIT
  Witco...........................................................       36.7%      42.6%      48.9%      51.2%      51.8%
  Crompton........................................................       63.3%      57.4%      51.1%      48.8%      48.2%
NET INCOME
  Witco...........................................................       28.7%      37.0%      44.8%      46.6%      46.6%
  Crompton........................................................       71.3%      63.0%      55.2%      53.4%      53.4%

    ONE YEAR IMPLIED HISTORICAL EXCHANGE RATIO. Deutsche Bank derived implied historical exchange ratios by dividing the closing price per share of Witco common stock by the closing price per share of Crompton common stock for each trading day in the period from May 28, 1998 through May 28, 1999. Deutsche Bank calculated that during these periods the high, low and median implied historical exchange ratios were, respectively, 1.5654, 0.7250 and 1.0063. Deutsche Bank compared these implied historical exchange ratios to the Witco exchange ratio of 0.9242.

    ACCRETION/DILUTION ANALYSIS. Deutsche Bank performed an analysis of the impact of the merger on the forecasted earnings per share ("EPS"), and cash flow per share ("CFPS") (cash flow is defined as net income plus depreciation and amortization, plus other non-cash charges) for each of Witco and Crompton, utilizing the stand-alone estimates for the two companies referred to above. For the combined company, Deutsche Bank made pro forma adjustments to the combined forecasted stand-alone estimates based on management's estimates of $25 million of synergies in 2000 and $50 million annually thereafter, and assuming amortization of goodwill over 25 years.

    The following table shows the accretion or dilution (on a per Witco share basis) to the estimated EPS and CFPS of Witco resulting from the merger, based upon the assumptions stated above.

                                                                       1999       2000       2001       2002       2003
                                                                     ---------  ---------  ---------  ---------  ---------
ACCRETION/(DILUTION)
Witco EPS..........................................................       28.4%      15.4%       3.0%       0.2%       1.4%

Witco CFPS.........................................................       (7.3)%      (2.1)%      (3.9)%      (5.7)%      (5.6)%

    The following table shows the accretion or dilution (on a per Crompton share basis) to the estimated EPS and CFPS of Crompton resulting from the merger, based upon the assumptions stated above.

                                                                    1999       2000       2001       2002       2003
                                                                  ---------  ---------  ---------  ---------  ---------
ACCRETION/(DILUTION)
Crompton EPS....................................................      (35.0)%     (15.2)%       4.5%       9.5%      10.9%

Crompton CFPS...................................................        6.6%      20.0%      29.0%      32.6%      33.5%

    SHAREHOLDER HAS/GETS ANALYSES. Deutsche Bank performed analyses comparing the market price of a share of Witco common stock as of May 28, 1999, to a range of estimated stock values that such share may have after the merger, having been converted into stock of the combined company at the 0.9242 exchange ratio. Deutsche Bank derived the values for the combined company stock from the estimated EPS of the combined company, multiplied by a range of EPS multiples, from 9.5x (the Crompton price-to-2000 earnings ratio), to 15.1x (the Witco price-to-2000 earnings ratio). Deutsche Bank derived the EPS of the combined company in 2000 from the combined forecasted 2000 EPS for Witco of Witco's management and for Crompton of Crompton's management, with pro-forma adjustments based on estimates of synergies of $25 million in the year 2000.

                                                                              Witco stockholder:
                                                                                Has       Gets
                                                                             ---------  ---------
May 28, 1999 stock price...................................................  $   17.50

Value in 2000 based upon estimated EPS of combined company:
  At 9.5 multiple..........................................................             $   13.03
  At 11.0 multiple.........................................................             $   15.09
  At 12.3 multiple.........................................................             $   16.87
  At 14.0 multiple.........................................................             $   19.20
  At 15.1 multiple.........................................................             $   20.71

    Deutsche Bank performed analyses summarizing the pick-up or dilution per share of Witco to the forecasted EPS of Witco as a result of the merger. Deutsche Bank compared the stand-alone Witco management estimates for Witco's EPS for 1999 through 2001 to estimated EPS for the combined company during the same periods. Deutsche Bank derived the EPS of the combined company for 1999 through 2001 from the combined forecasted EPS for Witco of Witco's management and for Crompton of Crompton's management for each of these years, with pro-forma adjustments based on estimates of synergies of $25 million in the year 2000 and $50 million in 2001.

                                               Witco stockholder
                                                     gets:
                                              Pick-up/(Dilution)
                                             ---------------------
1999 EPS...................................            28.4%
2000 EPS...................................            15.4%
2001 EPS...................................             3.0%

                                   *    *    *

    The foregoing is a summary of the material financial analyses furnished by Deutsche Bank to the Witco board of directors but it does not purport to be a complete description of the analyses performed by Deutsche Bank or of its presentation to the Witco board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Deutsche Bank made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, Deutsche Bank believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Deutsche Bank, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Deutsche Bank and its opinion.

    In its analyses, Deutsche Bank made numerous assumptions with respect to Witco, Crompton, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Witco and Crompton. Any estimates contained in Deutsche Bank analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, Deutsche Bank assumes no responsibility if future results or actual values differ materially from the estimates. Deutsche Bank's analyses were prepared solely as part of Deutsche Bank's analysis of the fairness of the Witco exchange ratio and were provided to the Witco board of directors in that connection.

    Deutsche Bank is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Witco selected Deutsche Bank to act as its financial advisor on the basis of Deutsche Bank's international reputation and familiarity with Witco. Deutsche Bank, as financial advisor to the Witco board of directors, will receive a fee for its services, as more fully described below. In the past, Deutsche Bank and its affiliates have provided financial advisory and financing services for Witco and have received fees for the rendering of these services. In addition, in the ordinary course of its business, Deutsche Bank and its affiliates may actively trade the securities of Witco or Crompton for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of Witco or Crompton.

    Pursuant to Deutsche Bank's engagement letter, Witco agreed to pay Deutsche Bank $1.5 million, payable upon delivery of the written opinion dated May 31, 1999 to the Witco board of directors.

    As noted under the caption "--Recommendation of the Witco Board and Reasons for the Merger" the fairness opinion of Deutsche Bank was only one of several factors considered by the Witco board of directors in determining whether to approve the merger agreement and the merger.

TREATMENT OF OPTIONS

    Each stock option to acquire Crompton common stock or Witco common stock granted under Crompton's or Witco's stock option and incentive plans outstanding and unexercised immediately prior to the effective time will be converted automatically at the effective time into a stock option to purchase common stock of the combined company and will continue to be governed by the terms of the respective Crompton or Witco stock plan under which it was granted. The combined company will assume the Crompton and Witco stock plans. In the case of Crompton stock options, the number of shares of common stock of the combined company and the exercise price per share of common stock of the combined company subject to the new stock option will be the same as under the terms of the prior Crompton stock option. In the case of Witco stock options, the number of shares of common stock of the combined company subject to the new stock option will be equal to the product of the number of shares of Witco common stock subject to the Witco stock option and the Witco exchange ratio, rounded down to the nearest whole share and the exercise price per share of common stock of the combined company subject to the new stock option will be equal to the exercise price per share of Witco common stock under the Witco stock option divided by the Witco exchange ratio, rounded up to the nearest whole cent. In each case, the duration and other terms of each new stock option of the combined company will be substantially the same as the prior Crompton or Witco stock option. In any event, stock options that are incentive stock options under the Code will be adjusted in the manner prescribed by the Code.

    The Witco stock option plans and related agreements provide that options are exercisable for a 30-day period following shareholder approval of a transaction, like the merger, but that the duration of these options will not continue beyond this 30-day period. Therefore, following this 30-day period, these options will cease to exist.

WITCO PREFERRED STOCK

    As of the date of this joint proxy statement-prospectus, there are approximately 5,900 shares of Witco's $2.65 cumulative convertible preferred stock outstanding. This preferred stock is currently redeemable by Witco for a redemption price of $66.00 per share. The holders of this preferred stock may convert their shares into common stock of Witco. Under the merger agreement, Witco is obligated to redeem this preferred stock if requested by Crompton simultaneously with the completion of the merger. Crompton has requested that Witco effect this redemption, and Witco currently intends to effect this redemption on September 1, 1999, immediately after the Crompton and Witco stockholders' meetings. Upon completion of this redemption, all rights under this preferred stock will cease and terminate, except for the right to receive the applicable redemption price. To the extent this redemption is not effected, this preferred stock will remain outstanding after the merger under the same terms that are currently in effect, except that these shares will be convertible into the common stock of the combined CK Witco. Each share of this preferred stock is entitled to one vote at the Witco special meeting.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    At or prior to the effective time, Crompton will deposit, or cause to be deposited, with ChaseMellon Shareholder Services L.L.C. certificates representing the shares of common stock of the combined company and cash in lieu of any fractional shares to be issued pursuant to the merger agreement in exchange for outstanding shares of Witco common stock. ChaseMellon will act as the exchange agent for the benefit of the holders of certificates of Witco common stock.

    As soon as practicable after the effective time, a form of transmittal letter will be mailed by ChaseMellon to Witco stockholders. This transmittal letter will contain instructions with respect to the surrender of certificates representing Witco common stock.

    YOU SHOULD NOT RETURN YOUR WITCO COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY AND SHOULD NOT FORWARD THEM TO THE EXCHANGE AGENT UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

    Until they surrender their Witco stock certificates for exchange after the effective time, holders of those certificates will accrue but will not be paid dividends or other distributions declared after the effective time with respect to common stock of CK Witco into which their shares have been converted. When they surrender their certificates, the combined company will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Witco of shares of Witco common stock issued and outstanding immediately prior to the effective time. If certificates representing shares of Witco common stock are presented after the effective time, they will be canceled and exchanged for a certificate representing the applicable number of shares of common stock of the combined company.

    No fractional shares of common stock of the combined company will be issued to any holder of Witco common stock upon consummation of the merger. For each fractional share that would otherwise be issued, the combined company will pay cash in an amount equal to the fraction multiplied by the average of the closing sale prices of Crompton common stock on the NYSE as reported by THE WALL STREET JOURNAL for the five trading days immediately preceding the date of the effective time. No interest will be paid or accrued on cash payable to holders of those certificates in lieu of fractional shares.

    None of Crompton, Witco or any other person will be liable to any former holder of Witco common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    If a certificate for Witco common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

    Holders of Crompton common stock will not be required to exchange certificates representing their shares of Crompton common stock or otherwise take any action as a result of the consummation of the merger. THERE IS NO NEED FOR CROMPTON STOCKHOLDERS TO SUBMIT THEIR CROMPTON COMMON STOCK CERTIFICATES TO CROMPTON, WITCO, THE EXCHANGE AGENT OR TO ANY OTHER PERSON IN CONNECTION WITH THE MERGER.

    For a description of Crompton common stock and a description of the differences between the rights of the holders of Witco common stock, holders of Crompton common stock, and holders of common stock of the combined company, see "Comparison of Stockholders' Rights."

EFFECTIVE TIME

    The effective time of the first step merger will be the time and date set forth in the articles of merger that will be filed with the Secretary of the Commonwealth of Massachusetts and the certificate of merger that will be filed with the Secretary of State of the State of Delaware on the closing date of the first step merger. The effective time of the second step merger will be the time and date set forth in the articles of merger that will be filed with the Secretary of State of the State of Delaware on the closing date of the second step merger. The closing date will occur on a date to be specified by the parties. This date will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the merger set forth in the merger agreement, unless otherwise agreed to by Crompton and Witco. Crompton and Witco each anticipate that the merger will be consummated during the third quarter of 1999. However, consummation of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the merger. There can be no assurances as to whether, and on what date, Crompton and Witco will obtain those approvals or that Crompton and Witco will consummate the merger. If the merger is not completed on or before December 31, 1999, either Crompton or Witco may terminate the agreement, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of that party set forth in the merger agreement. See "--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains reciprocal representations and warranties of Crompton and Witco, as to, among other things,

    - their corporate organization and standing and that of their subsidiaries;

    - their corporate power and authority;

    - their capitalization;

    - the compliance of the merger agreement with (a) their articles and bylaws,
      (b) certain material agreements and (c) applicable law;

    - governmental and third-party approvals;

    - their brokers' fees;

    - the opinions of their financial advisors;

    - their employee benefit plans and related transactions;

    - their financial statements and filings with the Securities and Exchange Commission (the "SEC");

    - the filing and accuracy of their tax returns;

    - the accuracy of information provided in this joint proxy statement-prospectus;

    - their compliance with applicable law;

    - the absence of material legal proceedings and injunctions;

    - the absence of certain changes in their business since December 31, 1998;

    - action taken by their respective Boards of Directors related to the merger and the merger agreement;

    - the absence of undisclosed liabilities;

    - labor relations;

    - possession of, and compliance with, permits;

    - the absence of environmental liabilities;

    - no ownership of the common stock of the other party;

    - no defaults under contracts;

    - the inapplicability to the merger of state anti-takeover laws, the Rights Agreement dated as of July 20, 1988, as amended, between Crompton and Mellon Bank, N.A., as Rights Agent, and the Rights Agreement, dated March 2, 1995, as amended, between Witco and First Chicago Trust Company of New York, as Rights Agent;

    - their year 2000 risk management plans; and

    - intellectual property.

    These representations and warranties are subject to materiality qualifications in many respects.

OTHER AGREEMENTS

    Pursuant to the merger agreement, prior to the effective time, each of Crompton and Witco has agreed to, and to cause their respective subsidiaries to:

    - conduct its business in the ordinary course;

    - use its reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and to retain the services of its officers and key employees and maintain relations with governmental authorities, customers, suppliers and other third parties;

    - use its reasonable best efforts to take any action in connection with the receipt of any required regulatory approvals;

    - use its reasonable best efforts to do all things necessary to consummate the merger;

    - give the other party access to all of its premises, properties, books, records, contracts, tax records, documents, customers and suppliers;

    - use its reasonable best efforts to cause the merger to constitute a tax-free "reorganization" for U.S. federal income tax purposes;

    - convene a meeting of its stockholders;

    - prepare the joint proxy statement-prospectus;

    - notify the other party of untrue representations and warranties that would have a material adverse effect, and any material failure to comply with a covenant;

    - except as permitted by the merger agreement, refrain from (a) soliciting, initiating, encouraging or facilitating a competing transaction, (b) furnishing or disclosing non-public information in furtherance of a competing transaction, or (c) negotiating, exploring or otherwise engaging in discussions with any person with respect to any competing transaction;

    - except as required by applicable law or the NYSE, coordinate announcements or statements related to the merger.

Crompton has also agreed as follows:

    SECTION 16 INFORMATION.  Assuming that Witco delivers to Crompton the
Section 16 information described below in a timely fashion, Crompton has agreed to adopt a resolution providing that the receipt by Witco insiders of Crompton common stock in exchange for Witco common stock, and the receipt of stock options on Crompton common stock upon conversion of stock options on Witco common stock, is intended to be exempt from liability pursuant to Section 16(b) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT"). "SECTION 16 INFORMATION" means information accurate in all respects regarding the Witco insiders, the number of shares of Witco common stock held by each Witco insider and expected to be exchanged for Crompton common stock in the merger, and the number and description of the stock options on Witco common stock held by each Witco insider and expected to be converted into stock options on Crompton common stock in connection with the merger. "WITCO INSIDERS" means those officers and directors of Witco who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 information.

    STOCK EXCHANGE LISTING. Crompton has agreed to cause the shares of common stock of the combined company to be issued in the merger to be approved for listing on the NYSE. It is a condition to the consummation of the merger that those shares be authorized for listing on the NYSE, subject to official notice of issuance.

CONDUCT OF BUSINESS PENDING THE MERGER

    Except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, or as contemplated by the option agreements, each of Crompton and Witco has agreed that, without the consent of the other party, it and its subsidiaries will not, among other things:

    INDEBTEDNESS

    - other than in the ordinary course of business,

      -- incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Crompton or any of its subsidiaries to Crompton or any of its subsidiaries, on the one hand, or of Witco or any of its subsidiaries to Witco or any of its subsidiaries, on the other hand),

      -- assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or

      -- make any loan or advance;

    DIVIDENDS AND STOCK REPURCHASES

    - make, declare or pay any dividend or make any other distribution on or, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except:

      -- for regular quarterly cash dividends with respect to Crompton common stock and Witco common stock, with usual declaration, record and payment dates, and in accordance with Crompton's and Witco's past dividend policy, as the case may be, and

      -- regular cash dividends by Witco with respect to its outstanding cumulative convertible preferred stock, in accordance with the terms of that preferred stock and subject to redemption;

    CAPITAL STOCK

    - adjust, split, combine or reclassify any capital stock;

    - grant any stock appreciation right or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than

      -- the issuance of common stock upon the exercise of options outstanding on the date of the merger agreement, or

      -- issued in compliance with the merger agreement in accordance with their terms;

    - issue any additional shares of capital stock except:

      -- pursuant to the exercise of stock options outstanding as of May 31, 1999 or issued in compliance with the preceding bullet point,

      -- pursuant to the option agreements;

    DISPOSITIONS AND ACQUISITIONS

    - sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to any individual, corporation or other entity, other than a subsidiary, or other than in the ordinary course of business;

    - except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of the merger agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than a wholly owned subsidiary;

    CONTRACTS

    - except for transactions in the ordinary course of business, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

    EMPLOYEES

    - increase in any material manner the compensation or fringe benefits of any of its employees or officers, except for increases in the ordinary course of business to employees who are not officers, or pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees, or

    - become a party to, amend or commit itself to any collective bargaining, bonus, stock option, restricted stock, deferred compensation, pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, termination or severance agreement or plan with or for the benefit of any employee other than in the ordinary course of business with respect to employees who are not officers or to the extent required by applicable laws or collective bargaining agreements, or

    - accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

    SETTLING CLAIMS

    - settle any claim, action or proceeding involving money damages involving an amount in excess of $2,500,000;

    ADVERSE ACTIONS

    - take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue so as to result in a material adverse effect, or in any of the conditions to the merger set forth in the merger agreement not being satisfied, except, in every case, as may be required by applicable law;

    AMENDMENTS TO GOVERNING DOCUMENTS

    - amend its articles or its bylaws;

    ACCOUNTING

    - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

    OTHER AGREEMENTS

    - agree to take, or make any commitment to take, any of the actions listed above.

CONDITIONS TO CONSUMMATION OF THE MERGER

    Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time:

    - adoption of the merger agreement by the requisite affirmative votes of the holders of (i) Crompton common stock and (ii) Witco common stock and Witco cumulative convertible preferred stock, voting as a single class with the Witco common stock, entitled to vote on the matter;

    - authorization for listing on the NYSE of the shares of CK Witco common stock that are to be issued to Witco stockholders upon consummation of the merger, subject to official notice of issuance;

    - expiration or termination of all waiting periods applicable to the consummation of the merger under the Hart-Scott-Rodino Act and receipt of all requisite consents, approvals, permits or authorizations;

    - effectiveness of the registration statement of which this joint proxy statement-prospectus forms a part and no stop order suspending its effectiveness having been issued and no proceedings for that purpose having been initiated or threatened by the SEC;

    - no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement will be in effect;

    - receipt by Crompton and Witco of the opinions of their respective counsel, Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore, in form and substance reasonably satisfactory to Crompton and Witco, respectively, dated as of the closing date, that, on the basis of facts, representations and assumptions set forth in their opinions that are consistent with the state of facts existing at the effective time, each of the reincorporation and the merger will constitute a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986 (the "CODE");

    - the representations and warranties of the other party to the merger agreement will be true and correct in all material respects as of the date of the merger agreement and (except to the extent those representations and warranties speak as of an earlier date) as of the closing date as though made on the closing date. For purposes of this condition, those representations and warranties will be deemed to be true and correct, unless the failure or failures of those representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in those representations and warranties, would have a material adverse effect on the party making the representation; and

    - each party will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date.

    No assurance can be provided as to if, or when, the required regulatory approvals necessary to consummate the merger will be obtained, or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before December 31, 1999, either Crompton or Witco may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of that party set forth in the merger agreement.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Crompton and Witco cannot complete the merger until they have filed notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Act of 1976, as amended, and the applicable rules of the Federal Trade Commission, and specified waiting periods have expired or terminated. Crompton and Witco filed the required notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on June 21, 1999. The waiting period under this Act expired on July 21, 1999.

    Crompton and Witco believe that the proposed merger is compatible with U.S. antitrust laws. Nevertheless, there can be no assurance that completion of the merger will not be delayed or prevented because of the requirements of the U.S. antitrust laws. In addition, at any time before or after consummation of the merger, the Antitrust Division, the Federal Trade Commission, other governmental authorities or private persons could take action against the merger under the antitrust laws, including seeking to enjoin consummation of the merger, rescind the merger or cause Crompton or Witco to divest, in whole or in part, any of their assets or businesses.

    Crompton and Witco conduct business in a number of jurisdictions where regulatory filings or approvals may be required or advisable in connection with the consummation of the merger. The parties are currently in the process of determining which filings and approvals are required or advisable, and the additional filings and notices will be made promptly with the appropriate authorities.

    The obligations of Crompton or Witco to complete the merger are subject to the condition that:

    - there not be any injunction, decree or order issued by any court or agency of competent jurisdiction or any other legal restraint or prohibition preventing them from completing the transactions contemplated by the merger agreement,

    - all other consents, approvals, permits or authorizations required to be obtained from any governmental authority, the absence of which would prohibit the merger, shall have been obtained.

    Crompton and Witco are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. If any other governmental approval or action is required, the parties currently contemplate that they would seek that additional approval or action. There can be no assurance, however, that the parties will obtain these additional approvals or actions.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material anticipated U.S. federal income tax consequences of the reincorporation and the merger to Crompton stockholders and Witco stockholders who hold Crompton common stock or Witco common stock as a capital asset. The summary is based on the Internal Revenue Code, Treasury regulations issued under the Code, and administrative rulings and court decisions in effect as of the date of this joint proxy statement-prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the reincorporation and the merger and, in particular, may not address U.S. federal income tax considerations applicable to Crompton stockholders and Witco stockholders subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, Crompton stockholders who dissent and receive the appraised fair value of their Crompton common stock, and holders who hold Crompton common stock or Witco common stock as part of a "hedge," "straddle" or "conversion transaction." In addition, no information is provided in this document with respect to the tax consequences of the reincorporation or the merger under applicable foreign or state or local laws.

    CROMPTON STOCKHOLDERS AND WITCO STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REINCORPORATION AND THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

    In connection with the filing of the Registration Statement, Crompton has received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Crompton, and Witco has received an opinion of Cravath, Swaine & Moore, special counsel to Witco, each dated the date of this joint proxy statement-prospectus, addressing the U.S. federal income tax consequences of the merger described below. Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore have rendered their respective opinions on the basis of facts, representations and assumptions set forth or referred to in such opinions that are consistent with the state of facts expected to exist at the effective time. In rendering such opinions, Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore have required and relied upon representations contained in certificates of officers of Crompton and Witco. The opinions are to the effect that, for U.S. federal income tax purposes, each of the reincorporation and the merger will

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constitute a "reorganization" under Section 368(a) of the Code; Crompton and its
Delaware subsidiary will each be a party to the reorganization in respect of the reincorporation; and Witco and the surviving corporation will each be a party to the reorganization in respect of the merger.

    Based upon such opinions, the following will be the material U.S. federal income tax consequences of the reincorporation and the merger:

    - neither Crompton nor Witco will recognize any gain or loss as a result of the reincorporation or the merger;

    - Crompton stockholders will recognize no gain or loss on the receipt of shares of common stock of the combined company in exchange for their Crompton common stock in the reincorporation;

    - the aggregate tax basis of the shares of common stock of the combined company received by Crompton stockholders in the reincorporation will equal the aggregate tax basis of the shares of Crompton common stock exchanged for that stock;

    - the holding period of a share of common stock of the combined company received in the reincorporation will include the holder's holding period in the Crompton common stock exchanged for that stock;

    - Witco stockholders who exchange all of their Witco common stock solely for common stock of the surviving corporation pursuant to the merger will recognize no gain or loss (except with respect to cash received in lieu of a fractional share interest in common stock of the surviving corporation);

    - the aggregate tax basis of the shares of common stock of the surviving corporation received by Witco stockholders (including fractional shares deemed received and redeemed as described below) will equal the aggregate tax basis of the shares of Witco common stock surrendered in exchange for that stock; and

    - the holding period of a share of common stock of the surviving corporation received in the merger (including a fractional share deemed received and redeemed as described below) will include the holder's holding period in the Witco common stock surrendered in exchange for that stock.

    Cash received by a Witco stockholder in lieu of a fractional share interest in common stock of the surviving corporation will be treated as received in redemption of that fractional share interest, and a Witco stockholder should generally recognize a capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the shares of Witco common stock allocable to that fractional share interest. This gain or loss should be a long-term capital gain or loss if the holding period for that share of Witco common stock is greater than one year at the effective time.

    The obligations of Crompton and Witco to consummate the merger are conditioned upon the receipt by Crompton and Witco of further opinions of Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore, respectively, in form and substance reasonably satisfactory to Crompton and Witco, respectively, in each case dated the closing date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each opinion that are consistent with the state of facts existing at the effective time, each of the reincorporation and the merger will constitute a "reorganization" under
Section 368(a) of the Code. In rendering those opinions, counsel may require and rely upon representations contained in certificates of officers of Crompton, Witco and others. None of the tax opinions to be delivered to the parties in connection with the reincorporation and the merger as described in this document is binding on the Internal Revenue Service or the courts, and the parties do not intend to request a ruling from the IRS with respect to the reincorporation or the merger.

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
Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in those opinions or that a court will not sustain such challenge.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments in respect of Witco common stock may be subject to information reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a holder of Witco common stock or other payee if the stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter, or otherwise proves to the surviving corporation and the exchange agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase." The purchase price will be allocated to Witco's assets and liabilities based on their estimated fair market values at the date of acquisition, and any excess of the purchase price over those fair market values will be accounted for as goodwill to be amortized over a 40 year period. The results of final valuations of property, plant and equipment, intangible assets and acquired in-process research and development costs have not yet been completed as well as final estimates for severance and other charges, which may be material, related to the integration of operations of the companies. We may revise the allocation of the purchase price when additional information becomes available, including the charge to earnings for acquired in-process research and development costs.

    The unaudited pro forma financial information contained in this joint proxy statement-prospectus has been prepared using the purchase accounting method to account for the merger. See "Summary-- Unaudited Comparative Per Share Data" and "Unaudited Pro Forma Combined Financial Information."

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement provides that the merger may be terminated at any time prior to the effective time, whether before or after approval by the Crompton stockholders and Witco stockholders:

    - MUTUAL CONSENT--by mutual consent of Crompton and Witco;

    - LEGAL IMPEDIMENTS--by either the Crompton board or the Witco board, if any permanent injunction or other order or decree of a court or other competent governmental authority preventing the merger has become final and nonappealable, provided that the party seeking to terminate the merger agreement has used its reasonable best efforts to remove the injunction, order or decree;

    - DELAY--by either the Crompton board or the Witco board, if the merger is not completed on or before December 31, 1999, unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of that party set forth in the merger agreement;

    - BREACH--by either the Crompton board or the Witco board (PROVIDED that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there has been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of Witco, in the case of a termination by Crompton, or Crompton or Newco, in the case of a termination by Witco, which breach, individually or in the aggregate, would constitute, if occurring or continuing on the closing date, the failure of the conditions described under "--Conditions to Consummation of the Merger," and which breach is not cured within 30 days following written notice to the party committing the breach, or which breach, by its nature or timing, cannot be cured prior to the closing date;

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
    - STOCKHOLDER VOTE--by either the Crompton board or the Witco board, (1) if, upon a vote at a duly held meeting to obtain the Witco stockholders approval, the Witco stockholders approval is not obtained; or (2) if, upon a vote at a duly held meeting to obtain the Crompton stockholders approval, the Crompton stockholders approval is not obtained;

    - RECOMMENDATION--by the Crompton board or the Witco board, if the other party withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to the terminating party, its approval or recommendation of the merger agreement and the transactions contemplated by the merger agreement or approves or recommends, or proposes to approve or recommend, any competing transaction;

    - CROMPTON COMPETING TRANSACTION--by the Crompton board, if

       (1) prior to obtaining the Crompton stockholders approval, Crompton has received a publicly disclosed proposal for a competing transaction that constitutes a qualifying proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of Crompton's covenants relating to competing transactions,

       (2) the Crompton board has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of the merger agreement and the transactions contemplated by the merger agreement, (y) terminate the merger agreement and (z) enter into an acquisition agreement in connection with the qualifying proposal in order to comply with its fiduciary obligations under applicable law,

       (3) Crompton has notified Witco in writing of the determination described in clause (2) above,

       (4) at least ten business days following receipt by Witco of the notice referred to in clause (3) above, and taking into account any proposal made by Witco since receipt of that notice to amend or modify the terms of the transactions contemplated by the merger agreement, the qualifying proposal remains a qualifying proposal and the Crompton board has again made the determination referred to in clause (2) above,

       (5) Crompton is in compliance with its covenants relating to competing transactions,

       (6) Crompton has paid in advance the fee described under "--Termination Fees" to Witco, and

       (7) the Crompton board concurrently approves, and Crompton concurrently enters into, an acquisition agreement providing for the implementation of the qualifying proposal; or

    - WITCO COMPETING TRANSACTION--by the Witco board, if

       (1) prior to obtaining the Witco stockholders approval, Witco has received a publicly disclosed proposal for a competing transaction that constitutes a qualifying proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of Witco's covenants relating to competing transactions,

       (2) the Witco board has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of the merger agreement and the transactions contemplated by the merger agreement, (y) terminate the merger agreement and (z) enter into an acquisition

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
           agreement in connection with the qualifying proposal in order to comply with its fiduciary obligations under applicable law,

       (3) Witco has notified Crompton in writing of the determination described in clause (2) above,

       (4) at least ten business days following receipt by Crompton of the notice referred to in clause (3) above, and taking into account any proposal made by Crompton since receipt of that notice to amend or modify the terms of the transactions contemplated by the merger agreement, the qualifying proposal remains a qualifying proposal and the Witco board has again made the determination referred to in clause (2) above,

       (5) Witco is in compliance with its covenants relating to competing transactions,

       (6) Witco has paid in advance the fee described under "--Termination Fees" to Crompton, and

       (7) the Witco board concurrently approves, and Witco concurrently enters into, an acquisition agreement providing for the implementation of the qualifying proposal.

    For purposes of the above, a "qualifying proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Crompton or Witco, as the case may be, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is

    - for consideration that is substantial (as reasonably determined by that party's Board of Directors) and is comprised solely of cash and not subject to financing contingencies;

    - on terms which a nationally recognized independent investment banking firm has opined in writing (with only customary qualifications) to be superior from a financial point of view to the holders of that party's common stock to the transactions contemplated by the merger agreement, taking into account all of the terms and conditions of the proposal and the merger agreement (including the terms of any proposal by the other party to amend or modify the terms of the transactions contemplated by the merger agreement); and

    - reasonably capable of being completed within seven months of the termination of the merger agreement, taking into account all financial, regulatory, legal and other aspects of the proposal.

    Whether or not the merger is completed, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring these expenses, except that Crompton and Witco will equally bear the costs and expenses of printing and mailing this joint proxy statement-prospectus and all filing and other fees paid to the SEC in connection with the merger.

TERMINATION FEES

    Crompton and Witco have each agreed to pay the other a termination fee of $30 million in cash upon or after the termination of the merger agreement under the circumstances and at the times described below.

    - EVENTS REQUIRING PAYMENT OF TERMINATION FEE ON DATE OF TERMINATION

       -- if the party required to pay the fee terminates the merger agreement to enter into an acquisition agreement for a qualifying proposal; or

       -- if the other party terminates the merger agreement because the party required to pay the fee withdraws, or proposes to withdraw or modify, in a manner adverse to the terminating party, its approval or recommendation of the merger agreement and the transactions contemplated by the merger agreement, or approves or recommends, or proposes to approve or recommend, any competing transaction.

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
    - EVENTS REQUIRING PAYMENT OF TERMINATION FEE ON DATE OF EXECUTING COMPETING AGREEMENT OR CONSUMMATION OF COMPETING TRANSACTION

       -- any competing transaction is proposed to the party required to pay the fee or publicly disclosed and, in each case, is pending prior to the earlier of (1) that party's stockholders meeting to approve the merger and (2) the occurrence of the earliest event or circumstance constituting the basis for the termination of the merger agreement;

       -- thereafter either Crompton or Witco terminates the merger agreement as a result of (1) the merger not being consummated by December 31, 1999,
          (2) the stockholders of the party required to pay the fee not approving the merger at a stockholders meeting held for that purpose, or (3) a breach of any covenant, agreement, representation or warranty by the party required to pay the fee that is not cured and that would otherwise result in a condition precedent to closing not being satisfied; and

       -- within 12 months of the termination of the merger agreement, the party required to pay the fee enters into a definitive agreement to consummate, or otherwise consummates, the transactions contemplated by any competing transaction.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    EXTENSION AND WAIVER. At any time prior to the effective time, Crompton and Witco, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed:

    - extend the time for the performance of any of the obligations or other acts of the other party;

    - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

    - waive compliance with any of the agreements or conditions contained in the merger agreement.

However, after the stockholders of Crompton or Witco approve the transactions contemplated by the merger agreement, Crompton or Witco, as the case may be, may not, without further approval of those stockholders, enter into any extension or waiver of the merger agreement that by law requires the further approval of those stockholders.

    AMENDMENT. Subject to compliance with applicable law, Crompton and Witco may amend the merger agreement by action taken or authorized by their respective boards of directors at any time before or after approval of the matters presented in connection with the merger by Crompton stockholders or Witco stockholders. However, after any approval of the transactions contemplated by the merger agreement by Crompton stockholders or Witco stockholders, there may not be, without further approval of those stockholders, any amendment of the merger agreement that by law requires the further approval of those stockholders.

EMPLOYEE BENEFITS AND PLANS

    From and after the effective time, unless the combined company determines otherwise, the employee benefit plans, arrangements or agreements maintained, or contributed to, as of the date of the merger agreement, by each of Crompton and Witco and disclosed to the other party in connection with the execution and delivery of the merger agreement, in each case, as in effect as of the date of the merger agreement, will remain in effect with respect to employees of Crompton and Witco (or their subsidiaries) covered by those plans at the effective time, until the combined company, subject to applicable law, the terms of the merger agreement and the terms of those plans, adopts new benefit plans or modifies or consolidates the existing plans. In the merger agreement, Crompton and Witco have agreed that they will cooperate in reviewing, evaluating and analyzing the Crompton benefit plans

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
and Witco benefit plans with a view towards developing appropriate new benefit plans for the employees covered by those existing plans subsequent to the merger. Vested rights of employees under Crompton benefit plans and Witco benefit plans and other agreements, as the case may be, will be honored in accordance with their terms and employees of the combined company who are covered under collective bargaining agreements will be provided with the benefits required by those agreements.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Crompton's and Witco's management and the Crompton board and the Witco board may have interests in the merger that are in addition to their interests as Crompton stockholders or Witco stockholders generally. Certain executive officers and directors of each of Crompton and Witco will serve as executive officers and directors of the combined company following the merger. In addition, completion of the merger will constitute a change in control of Witco for purposes of determining the entitlement of certain executive officers of Witco to certain severance and other benefits. Furthermore, one or more members of the management of Witco have entered, or may by the effective time enter into agreements relating to their employment with the combined company that will provide employment and severance benefits following the merger.

    The Crompton board and the Witco board were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

CHANGE IN CONTROL BENEFITS

    The merger will constitute a change in control under each of the following employee benefit plans of Witco with the consequences described below.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF WITCO. Some officers of Witco are designated by the Witco board to participate in its supplemental executive retirement plan. Following the merger, each participant will be fully vested in an annual supplemental retirement benefit commencing at age 60 equal to 50% of the sum of the participant's highest annual base salary during the past 36 months and highest bonus during the past 60 months, reduced by amounts paid under some other Witco plans and 50% of his or her Social Security benefit. The participant may elect to receive the actuarial equivalent of this benefit in a lump sum within ten days after his termination of employment. In addition, in the event of (1) termination of a participant's employment by the participant for any reason within one year of the merger or (2) termination by the employer for any reason (other than for cause) or a constructive termination of the participant's employment within three years of the merger, the participant will be entitled to a lump-sum payment equal to three times the sum of the participant's (i) base salary in effect at termination or on the date of the merger, if higher, (ii) highest annual cash bonus within the 60 months prior to the date of termination and (iii) average value of the long-term incentive award during the three-year period prior to the date of termination and (iv) various other benefits, including a prorated bonus under Witco's Officers' Annual Incentive Plan based on the target bonus for the year of the date of termination, continued coverage under welfare plans for three years, outplacement services and transfer of ownership of the participant's company car. This supplemental executive retirement plan contains a golden parachute excise tax gross-up provision under which the participant will be entitled to be made whole after the payment of excise taxes under Section 4999 of the Code. In addition, this plan may not be amended after the merger to decrease the protections or benefits provided thereunder.

    LONG TERM INCENTIVE PLAN OF WITCO. Upon the merger, all performance periods end under Witco's long-term incentive plan and each participant will receive a cash payment within 15 days of the merger equal to the product of (1) 150% of his or her target award (denominated in shares of Witco common stock) multiplied by a fraction, the numerator of which is the number of full and partial months in the

                                       55
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performance period prior to the merger and the denominator of which is 36 and
(2) the greater of the highest price per share of Witco common stock paid during the 60 days preceding the first public disclosure of the merger and 60 days prior to the merger. In addition, all restrictions on restricted shares lapse on the merger date.

    DEFERRED COMPENSATION PLAN OF WITCO. Upon completion of the merger, each participant under Witco's deferred compensation plan is entitled to receive a cash settlement of all amounts in his or her account, provided that the participant has not otherwise elected to defer payment to a subsequent date.

    AGREEMENT WITH E. GARY COOK. On May 31, 1999, Witco, Newco and E. Gary Cook entered into an employment agreement, pursuant to which Mr. Cook will be employed as chairman of the board of CK Witco for the three-year period commencing on the completion of the merger. Mr. Cook's employment agreement will not go into effect until the merger is complete, and the employment agreement will automatically be terminated if the merger agreement is terminated. In exchange for his services as chairman of the board, Mr. Cook will receive, among other things, an annualized base salary equal to the greater of (1) $810,000 and
(2) the annualized base salary of CK Witco's chief executive officer. Mr. Cook will also be entitled to an annual incentive bonus that is no less than 75% of the annual incentive bonus payment earned by CK Witco's chief executive officer. In addition, CK Witco will grant Mr. Cook 300,000 shares of restricted stock of CK Witco and a ten-year option to purchase 500,000 shares of CK Witco common stock. The restricted stock will vest over two years subject to the satisfaction of performance criteria, and the options will vest in equal installments over a five year period. Mr. Cook will be eligible to receive additional stock option grants in amounts at least equal to 75% of corresponding grants to CK Witco's chief executive officer and other stock based awards in the discretion of the board. Mr. Cook is also entitled to receive long-term incentive awards equal to at least 75% of long term incentive awards granted to CK Witco's chief executive officer. Mr. Cook's employment agreement also provides that all amounts and benefits vest upon a change in control of CK Witco and contains a golden parachute excise tax gross up provision pursuant to which he will be made whole after the payment of excise taxes under Section 4999 of the Code. In the event Mr. Cook's employment is terminated without cause or by Mr. Cook for good reason, Mr. Cook will be eligible to receive, among other things, his base salary, bonuses and other benefits for the remaining term of his agreement, and the restricted stock award and stock option will vest immediately. Following the termination of his employment agreement, Mr. Cook will be entitled to receive an annual annuity payment of $1.5 million for life, which also vests upon the completion of the merger. If Mr. Cook dies prior to the date of the 15th annual payment, his beneficiaries will receive these annual payments up to the 15th payment. Mr. Cook has agreed that, during the term of his employment and for six months thereafter, he will refrain from competing against CK Witco. See "Management and Operations After the Merger--Management."

    STOCK-BASED RIGHTS. The merger agreement provides that, at the effective time, each outstanding and unexercised stock option to acquire shares of Crompton common stock or Witco common stock granted under the Crompton or Witco stock plans will cease to represent the right to acquire shares of Crompton common stock or Witco common stock and will be converted into and become a right with respect to the common stock of the combined company, and the Crompton and Witco stock plans will be assumed by the combined company in accordance with their terms. See "--Treatment of Options." Pursuant to the terms of the Witco equity-based plans and related agreements, all unvested stock options will vest in full on the date of shareholder approval of the merger, and each option holder will have 30 days commencing on the date of shareholder approval of the merger to exercise outstanding stock options. Upon the expiration of the 30-day period, all unexercised options will be surrendered and canceled in exchange for a payment (in cash or shares, as determined by the committee) equal to the excess, if any, of (1) the fair market value of a share of common stock on the date of cancellation over (2) the option exercise price.

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
    INDEMNIFICATION; DIRECTORS AND OFFICERS LIABILITY INSURANCE. The merger agreement provides that, for a period of at least six years following the effective time, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of Witco, Crompton, Newco or any of their respective subsidiaries or any of their predecessors is, or is threatened to be, made a party based in whole or in part on, or pertaining to, the fact that the person was a director, officer or employee of Witco, Crompton, Newco or any of their respective subsidiaries or any of their predecessors, or the merger agreement, the option agreements or the transactions contemplated by these agreements, the combined company will, subject to the conditions set forth in the merger agreement, indemnify that person to the fullest extent permitted by law against any liability or expense incurred in connection with any of these claims or proceedings. The merger agreement further provides that Crompton and Newco will, subject to the conditions set forth in the merger agreement, use their reasonable best efforts to cause the persons serving as officers and directors of Crompton, Newco or Witco or any of their respective subsidiaries immediately prior to the merger to be covered for a period of at least six years following the effective time by the directors' and officers' liability insurance policy of Crompton or Witco, as the case may be (or any equivalent substitute for that policy), with respect to acts and omissions occurring prior to the effective time. The combined company, however, will not be required to expend more than 200% of the current amounts expended by Crompton and Witco for their policies.

CROMPTON AND WITCO OPTION AGREEMENTS

    GENERAL. Immediately after the execution of the merger agreement, Crompton entered into a stock option agreement granting Witco an irrevocable option to purchase from Crompton at any one time, or from time to time, up to 13,025,917 shares of Crompton common stock or a lesser or greater amount of shares that is 19.9% of the outstanding Crompton common stock at the time the option is exercised, subject to certain adjustments. The exercise price of the Crompton option is $18.375 per share, subject to certain adjustments. At the same time, Witco entered into a stock option agreement granting Crompton an irrevocable option to purchase from Witco at any one time, or from time to time, up to 11,471,159 shares of Witco common stock or a lesser or greater amount of shares that is 19.9% of the outstanding Witco common stock at the time the option is exercised, subject to adjustments. The exercise price of the Witco option is $17.50 per share, subject to adjustments.

    Except as otherwise noted below, the terms and conditions of the Crompton option agreement and the Witco option agreement are identical in all material respects. Crompton and Witco are sometimes referred to in this section as "ISSUER" of their respective common stock upon the exercise of an option, and as "OPTIONEES" holding an option on the common stock of the other party. Shares issued pursuant to either of the option agreements are sometimes referred to in this section as "ISSUER OPTION SHARES."

    EXERCISE. The optionees may exercise their respective options, subject to regulatory approval, if a triggering event has occurred prior to an exercise termination event. For purposes of each option agreement:

        (1) the term "TRIGGERING EVENT" means any occurrence following which the optionee is entitled (without further contractual contingencies) to receive a termination fee under the merger agreement, as described under the caption "--Termination Fees".

        (2)  An "EXERCISE TERMINATION EVENT" includes:

           (a)  the effective time,

           (b) termination of the merger agreement in accordance with the provisions of the merger agreement if following the termination a triggering event, by its terms, cannot occur, or

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           (c)  such time after termination of the merger agreement when a triggering event, by its terms, cannot thereafter occur.

    As of the date of this joint proxy statement-prospectus, to the knowledge of Crompton and Witco, no triggering event has occurred.

    REPURCHASE OF THE OPTION. Each option agreement permits the optionee, at any time following a triggering event, to require that the issuer repurchase the option or any shares issued under the option for a cash fee equal to the following, as applicable:

    - OPTION REPURCHASE PRICE

       -- the amount by which the higher of (1) the highest price per share of issuer common stock to be paid or received in connection with the triggering event or (2) the highest closing price for shares of issuer common stock during the past six months exceeds the option exercise price, multiplied by

       -- the number of shares of issuer common stock for which the option may then be exercised.

    - SHARE REPURCHASE PRICE

       -- the higher of (1) the highest price per share of issuer common stock to be paid or received in connection with the triggering event or (2) the highest closing price for shares of issuer common stock during the past six months, multiplied by

       -- the number of shares of issuer common stock repurchased.

    PROFIT LIMITATION. Each option agreement limits the total profit that can be realized from its exercise or repurchase to $30 million. Also, the grantee will not be able to exercise the option at any given time if, as a result, the grantee could sell all of its shares received under the option for a profit in excess of $30 million.

    ADJUSTMENT. Each option agreement contains provisions governing the procedure for exercise of the option and payment for the shares purchased upon that exercise and other provisions that adjust the number of shares and the exercise price of the option upon the occurrence of certain changes to the capital structure of the issuer or certain other events or transactions.

    REGISTRATION RIGHTS. Each option agreement contains provisions granting the optionee demand registration rights with respect to the shares of issuer common stock received upon exercise of the option.

RESTRICTIONS ON RESALES BY AFFILIATES

    Shares of the combined company's common stock to be issued to Witco stockholders in the merger have been registered under the Securities Act of 1933 (the "SECURITIES ACT"). Shares of the combined company's common stock issued in the merger may be traded freely and without restriction by those stockholders not deemed to be affiliates (as that term is defined under the Securities Act) of Witco. Any subsequent transfer of shares, however, by any person who is an affiliate of Witco at the time the merger is submitted for vote of the holders of Witco common stock will, under existing law, require either:

    - the further registration under the Securities Act of the shares of the combined company's common stock to be transferred,

    - compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or

    - the availability of another exemption from registration.

    An "AFFILIATE" of Witco is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Witco. These restrictions are expected to apply to the directors and executive officers of Witco and the holders of 10% or more of the Witco common stock (and to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by the combined company to the transfer agent with respect to the shares of its common stock to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended.

    Each of Witco and Crompton has agreed in the merger agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act) of that party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

BOARD OF DIRECTORS

    At the effective time, the combined company board will consist of 14 persons, seven of whom will be Crompton directors and seven of whom will be Witco directors.

    These directors will be:

    CROMPTON DIRECTORS:

    James A. Bitonti
    Vincent A. Calarco
    Robert A. Fox
    Roger L. Headrick
    Leo I. Higdon, Jr.
    C.A. (Lance) Piccolo
    Patricia K. Woolf, Ph.D.

    WITCO DIRECTORS:

    Don L. Blankenship
    Simeon Brinberg
    E. Gary Cook
    Richard M. Hayden
    Harry G. Hohn
    Nicholas Pappas
    Bruce F. Wesson

MANAGEMENT

    Mr. Cook, currently Chairman and Chief Executive Officer of Witco, will serve as Chairman of the combined company. Mr. Calarco, currently Chairman and Chief Executive Officer of Crompton, will serve as President and Chief Executive Officer of the combined company.

    Mr. Calarco is currently employed under an agreement that provides for his employment as President and Chief Executive Officer for a term of three years, with automatic annual one year extensions unless Crompton gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended. The agreement calls for a base salary of not less than $750,000, eligibility for an annual cash bonus with a target of 100% of his base salary and continued participation in employee benefit plans and other fringe benefit arrangements substantially as in the past. In the event Mr. Calarco's employment is terminated by Crompton other than for cause, disability, or death, or by Mr. Calarco for good reason (as defined in the agreement), Crompton is obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue other employee benefits provided under the agreement for a period of three years or until he obtains other employment, and to make certain additional payments to cover any excise tax imposed under the Code on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing Crompton's obligations under the agreement. It is expected that Mr. Calarco will enter into an employment agreement with the combined company on terms that are not less favorable than those contained in his current agreement with Crompton.

    Additional information about those individuals listed above and the directors of Crompton and Witco, is contained in Crompton's and Witco's respective Annual Reports on Form 10-K for their most recent fiscal year--each of which is incorporated by reference in this joint proxy statement-prospectus. See "Where You Can Find More Information." From time to time prior to completion of the merger, additional decisions will be made with respect to the management and operations of the combined company following the merger, including the selection of executive officers and other senior management of the combined company.

OPERATIONS

    While there can be no assurance as to the achievement of business and financial goals, Crompton and Witco currently expect the combined company to achieve approximately $60 million in annual pre-tax cost savings as a result of the merger, with 50% to be realized by 2000 and 100% to be realized by 2001. Crompton and Witco also expect that the combined company will incur charges related to the integration of operations which may involve significant costs including severance. However, our plans are not yet sufficiently advanced to determine the amount of these costs. These statements constitute "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995, and actual results, which are dependent on a number of factors, many of which are beyond the control of Crompton and Witco, may differ materially. See "Forward-Looking Statements."

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

CROMPTON

    Crompton common stock is listed on the NYSE and traded under the symbol "CNK." The following table sets forth, for the periods indicated, the high and low reported prices per share of Crompton common stock on the NYSE Composite Transactions reporting system, and cash dividends declared per share of Crompton common stock.

                                                                                       PRICE RANGE OF
                                                                                        COMMON STOCK
                                                                                   ----------------------
                                                                                                            DIVIDENDS
                                                                                      HIGH        LOW       DECLARED
                                                                                   ----------  ----------  -----------
1996
           First Quarter.........................................................  $  15.50    $  13.00     $   0.135
           Second Quarter........................................................     18.38       13.88         0.135
           Third Quarter.........................................................     17.00       13.13        --
           Fourth Quarter........................................................     20.13       16.13        --
1997
           First Quarter.........................................................     23.25       17.88        --
           Second Quarter........................................................     24.75       18.50         0.05
           Third Quarter.........................................................     27.13       22.31        --
           Fourth Quarter........................................................     27.38       23.38        --
1998
           First Quarter.........................................................     31.06       25.75        --
           Second Quarter........................................................     32.81       23.00         0.05
           Third Quarter.........................................................     26.88       13.38        --
           Fourth Quarter........................................................     21.56       12.88        --
1999
           First Quarter.........................................................     21.38       15.06        --
           Second Quarter........................................................     20.94       14.94         0.05
           Third Quarter (through July 26, 1999).................................     19.06       20.44        --

    The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of Crompton and its subsidiaries and other factors deemed relevant by the Crompton board. The merger agreement restricts the cash dividends payable on Crompton common stock pending completion of the merger. See "The Merger--Conduct of Business Pending the Merger" and "--Other Agreements."

    The timing and amount of future dividends of the combined company will likewise depend upon similar factors with respect to the combined company and others as deemed relevant by its board of directors.

WITCO

    Witco common stock is listed on the NYSE and traded under the symbol "WIT." The following table sets forth, for the periods indicated, the high and low reported prices per share of Witco common stock on the NYSE Composite Transaction reporting system, and cash dividends declared per share of Witco common stock.

                                                                                       PRICE RANGE OF
                                                                                        COMMON STOCK
                                                                                   ----------------------
                                                                                                            DIVIDENDS
                                                                                      HIGH        LOW       DECLARED
                                                                                   ----------  ----------  -----------
1996
           First Quarter.........................................................  $  36.25    $  29.13     $    .28
           Second Quarter........................................................     37.38       31.88          .28
           Third Quarter.........................................................     34.63       28.13          .28
           Fourth Quarter........................................................     33.50       29.50          .28
1997
           First Quarter.........................................................     35.00       29.44          .28
           Second Quarter........................................................     38.38       33.00          .28
           Third Quarter.........................................................     47.63       38.00          .28
           Fourth Quarter........................................................     45.50       38.00          .28
1998
           First Quarter.........................................................     43.94       37.63          .28
           Second Quarter........................................................     40.56       29.25          .28
           Third Quarter.........................................................     31.13       19.50          .28
           Fourth Quarter........................................................     21.81       14.38          .28
1999
           First Quarter.........................................................     18.44       11.50          .28
           Second Quarter........................................................     21.00       12.25          .28
           Third Quarter (through July 26, 1999).................................     19.50       17.94        --

    The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of Witco and its subsidiaries and other factors deemed relevant by the Witco board. The merger agreement restricts the cash dividends payable on Witco common stock pending completion of the merger. See "The Merger--Conduct of Business Pending the Merger" and "--Other Agreements."

    The timing and amount of future dividends of the combined company will likewise depend upon similar factors with respect to the combined company and others as deemed relevant by its board of directors.

                           INFORMATION ABOUT CROMPTON

GENERAL

    Crompton & Knowles Corporation was incorporated in Massachusetts in 1900. We are a global producer and marketer of specialty chemicals, polymers and polymer processing equipment. We have engaged in the manufacture and sale of specialty chemicals since 1954 and, since 1961, in the manufacture and sale of polymer processing equipment.

    Our products are currently marketed in approximately 120 countries and serve a wide variety of end use markets, including tires, agriculture, automobiles, textiles, plastics, lubricants, petrochemicals, construction, recreation, mining, paper, packaging, home furnishings and appliances.

    We have approximately 5,400 employees in research, manufacturing, sales and administration facilities around the world. Our executive offices are located at One Station Place, Metro Center, Stamford, Connecticut 06902.

MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities, including the principal holders of those securities, certain relationships and related transactions and other matters as to Crompton is incorporated by reference from or set forth in Crompton's Annual Report on Form 10-K for the year ended December 26, 1998, incorporated herein by reference. Stockholders desiring copies of this document and other documents may contact Crompton at its address or telephone number indicated under "Where You Can Find More Information."

                            INFORMATION ABOUT WITCO

GENERAL

    Witco Corporation, established in 1920, is a global manufacturer and marketer of specialty chemical products for use in a wide variety of industrial and consumer applications. Most of our products are sold to industrial customers for use as additives, ingredients or intermediaries that impart particular characteristics to such customers' end products. We have approximately 5,700 employees worldwide.

    Witco was incorporated in 1958 under the laws of Delaware as Witco Chemical Company, Inc., at which time it succeeded by merger to the business of Witco Chemical Company, an Illinois corporation formed in 1920. Our executive offices are located at One American Lane, Greenwich, Connecticut 06831-2559.

MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the executive compensation, various benefit plans (including stock option plans), voting securities, including the principal holders of those securities, certain relationships and related transactions and other matters as to Witco is incorporated by reference or set forth in Witco's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated in this joint proxy statement-prospectus by reference. Stockholders desiring copies of this document and other documents may contact Witco at its address or telephone number indicated under "Where You Can Find More Information."

                 DESCRIPTION OF COMBINED COMPANY CAPITAL STOCK

    At the effective time, the authorized capital stock of the combined company will consist of: (a) 500,000,000 shares of common stock of the combined company, and (b) 250,000 shares of preferred stock of the combined company. The holders of common stock of the combined company will be entitled to receive dividends as may be declared from time to time by the board of the combined company out of funds legally available for those dividends. The holders of common stock of the combined company will be entitled to one vote per share on all matters submitted to a vote of stockholders and will not have cumulative voting rights. Holders of common stock of the combined company will be entitled to receive, upon any liquidation of the combined company, all remaining assets available for distribution to stockholders after satisfaction of the combined company's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of common stock of the combined company to be issued in the merger will be fully paid and nonassessable. The holders of common stock of the combined company will have no preemptive, conversion or redemption rights. The transfer agent and registrar for the common stock of the combined company will be ChaseMellon Shareholder Services L.L.C.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    As a result of the merger, Crompton stockholders and Witco stockholders will receive shares of common stock of the combined company in exchange for their shares of Crompton common stock and Witco common stock, respectively. The following is a summary of material differences with respect to the rights of holders of Crompton common stock, Witco common stock and Newco common stock. These differences arise in part from the differences between the Massachusetts Business Corporation Law and the Delaware General Corporation Law. Additional differences arise from the governing instruments of the two merging companies on the one hand, and the governing instruments of the combined company on the other hand.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

    Under the MBCL any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present consent to the action in writing. Neither the Crompton articles nor the Crompton by-laws provide otherwise.

    The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without such a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action to be taken is signed by all stockholders entitled to vote. Both the Witco certificate and the certificate of the combined company provide that any action required or permitted to be taken at any meeting of stockholders must be effected at an annual or special meeting of stockholders. Neither company permits such action to be effected by any consent in writing.

AMENDMENT OF CHARTER DOCUMENTS

    Under the MBCL, amendments to a corporation's articles of organization relating to certain changes in capital stock or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote on that amendment. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote on that amendment or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class entitled to vote on those amendments. Under the MBCL, the articles of organization or by-laws may provide that all outstanding classes of stock vote as a single class, but the separate vote of any class of stock, the rights of which would be adversely affected by the amendment, is also required. The Crompton articles require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Crompton entitled to vote generally in elections of directors, voting as a single class, to amend the provisions of the Crompton articles regarding composition of the Crompton board or the voting requirements for certain "business combinations" involving an "interested stockholder" (as those terms are defined in the Crompton articles).

    Under the DGCL, charter amendments require (a) the approval of the directors, (b) the vote of the holders of a majority of the outstanding stock, and (c) a majority of each class of stock outstanding and entitled to vote on those amendments as a class, unless the certificate of incorporation requires a greater proportion. In addition, the DGCL requires a class vote when, among other things, an amendment will alter or change the powers, preferences or special rights of a class of stock so as to affect them adversely. The Witco certificate requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Witco entitled to vote generally in elections of directors, voting as a single class, to amend the provisions of the Witco certificate regarding composition of the Witco board, the validity of action by the written consent of stockholders, the voting requirements for certain "business combinations" involving an "interested stockholder" (as such terms are defined in the Witco certificate), or the voting requirements for amendments of the Witco certificate. The voting requirements for amending the certificate of the combined company do not materially differ from those required to amend the Witco certificate.

STOCKHOLDER VOTING

    The MBCL provides that a merger between two or more Massachusetts corporations must be approved by two-thirds of the shares of each class of stock of each constituent corporation outstanding and entitled to vote on that merger, or by such lesser proportion (but not less than a majority) of those shares as a corporation's articles of organization may provide. When the merger is between one or more Massachusetts corporations and one or more foreign corporations and the surviving corporation is to be a foreign corporation, the foregoing vote is required for the domestic corporation under the MBCL, but the foreign corporation is required only to comply with the applicable provisions of its jurisdiction of incorporation. In addition, the Crompton articles require, in the event of a "business combination" involving an "interested stockholder" (as those terms are defined in the Crompton articles), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, voting together as a single class. An exception to this requirement applies when a majority of the "continuing directors" (as defined in the Crompton articles) approves the "Business Combination" and a set of specific price-related conditions are met.

    The DGCL generally requires a majority vote of the shares of stock of each constituent corporation outstanding and entitled to vote in order to approve a merger between two Delaware corporations or between a Delaware corporation and a corporation organized under the laws of another state, and neither the Witco certificate nor the certificate of the combined company provides otherwise. However, both the Witco certificate and the certificate of the combined company require that, in the event of a "business combination" involving an "interested stockholder" (as those terms are defined in the Witco certificate and the Newco certificate, respectively), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock of the applicable corporation, voting together as a single class. There are no exceptions to this requirement.

CONTROL SHARE STATUTES

    Massachusetts has adopted a "control share" statute under which a person who acquires voting stock of a Massachusetts corporation that results in such person's voting power exceeding certain specified amounts (20%, 33 1/3% and 50%) would lose the right to vote that stock unless the stockholders of the corporation authorize that person to do so. This authorization requires the affirmative vote of the holders of a majority of all shares entitled to vote generally in the election of directors, excluding the acquiring person's shares. Any person making such a control share acquisition may file a statement with the corporation demanding that the corporation call a stockholders' meeting to vote on whether to reinstate that person's voting rights. Stockholders who vote not to reinstate those voting rights may demand appraisal rights in the event that the acquiring person's voting rights are reinstated. In the absence of an affirmative election to opt out by amending its articles of organization or by-laws, the control share statute applies to a Massachusetts corporation which has (a) 200 stockholders of record, (b) its principal executive office or substantial assets within Massachusetts and (c) either more than 10% of its stockholders of record residing within Massachusetts or more than 10% of its issued and outstanding shares held by Massachusetts residents. To date, Crompton has not opted out of the control share statute.

    The DGCL does not have a control share statute, and the governing instruments of Witco and the combined company do not contain any comparable provisions.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    Crompton is subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a "business combination" with an "interested stockholder" (as defined below) for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (a) prior to the date on which that stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (b) the interested stockholder owns 90% of the corporation's outstanding voting stock upon consummation of the transaction which made him an interested stockholder (excluding shares held by certain affiliates of the corporation); or (c) on or after the date that person becomes an interested stockholder, the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the corporation's voting stock. A "business combination" includes mergers, stock and asset sales, and other transactions resulting in a financial benefit to the stockholder. Crompton has not elected not to be governed by Chapter 110F. Crompton may, however, at any time amend the Crompton articles or Crompton by-laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of its voting stock, but such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

    Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date on which such person becomes an interested stockholder. With some exceptions, an "interested stockholder" is a person or group who or which owns 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only, or is an affiliate or associate of the corporation which was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined to include:

    - mergers with, or caused by, the interested stockholder;

    - sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock;

    - the issuance or transfer by the corporation or a subsidiary of stock of the corporation or that subsidiary to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution or other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock;

    - any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect of increasing materially the proportionate share of the stock of any class of the corporation or any such subsidiary which is owned by the interested stockholder; and

    - receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if:

    - prior to the time on which that stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;

    - the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding shares held by affiliates of the corporation and certain employee stock plans); or

    - at or subsequent to the time that person becomes an interested stockholder, the business combination is approved by both the board of directors and 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

    Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is quoted on an interdealer quotation system such as Nasdaq, or is held of record by more than 2,000 stockholders. A Delaware corporation may elect in its original certificate of incorporation, or by amending its certificate of incorporation or bylaws, not to be governed by Section 203. Any such amendment must be approved by the stockholders and may not be further amended by the board of directors. Both Witco and the combined company are subject to the provisions of Section 203 and neither has elected not to be governed by Section 203.

APPRAISAL RIGHTS

    Under the MBCL, a stockholder of a Massachusetts corporation who complies with statutory procedures is entitled to demand payment for his or her stock and an appraisal in the event that the corporation has voted (a) to sell, lease or exchange all or substantially all of its property and assets, (b) to adopt any amendment of its articles of organization which adversely affects the rights of that stockholder, or (c) to merge or consolidate with another corporation, unless a vote of stockholders was not required to approve that merger or consolidation.

    The DGCL provides for dissenters' appraisal rights only in the case of a statutory merger or consolidation of the corporation where the petitioning stockholder has neither voted in favor of, or consented in writing to, the transaction. In addition, no dissenters' appraisal rights are available when the corporation is to be the surviving corporation and a vote of its stockholders is not required under Section 251(f) of the DGCL. Unless otherwise provided for in a corporation's certificate of incorporation, there are no dissenters' appraisal rights for shares of stock listed on a national securities exchange or held by more than 2,000 holders of record, unless those stockholders would be required to accept anything other than shares of stock of the surviving corporation, shares of another corporation so listed or held by such number of holders of record, cash in lieu of fractional shares of such stock, or any combination thereof.

AMENDMENT OF BY-LAWS

    Under the MBCL, stockholders have the power to make, amend or repeal by-laws. If authorized in the articles of organization of the corporation, the by-laws may also provide that directors may make, amend or repeal by-laws, except with respect to any provision of those by-laws that, by law, the articles of organization or the by-laws, requires action by stockholders. Any by-law adopted by the directors of the corporation may be amended or repealed by the stockholders. The Crompton articles provide that a majority of the Crompton board then in office shall have the power to make, alter, amend, or repeal the Crompton by-laws, except when the MBCL requires action by the stockholders. Amendment of the Crompton articles relating to the Crompton board requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Crompton entitled to vote generally in the election of directors, voting together as a single class.

    Under the DGCL, the stockholders of a corporation entitled to vote and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the by-laws of a corporation. Both the Witco certificate and the certificate of the combined company grant their respective directors the power to adopt, amend and repeal by-laws. In addition, the Witco by-laws provide that they may not be altered, amended or repealed by the Witco stockholders unless such action is approved by stockholders holding at least 80% of the outstanding shares of Witco stock. The by-laws of the combined company contain a similar provision.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The MBCL permits a corporation to include in its articles of organization a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. The Crompton articles include provisions eliminating the personal liability of Crompton's directors for monetary damages resulting from breaches of their fiduciary duty except (a) for any breach of the director's duty of loyalty to Crompton or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Sections 61 and 62 of the MBCL, or (d) with respect to any transaction from which the director derived an improper personal benefit.

    The MBCL also provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at the corporation's request as directors, officers, employees or other agents of another organization, may be provided by that corporation to whatever extent is specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders, or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. The Crompton by-laws provide for indemnification of its directors and officers to the full extent permitted by the MBCL. The Crompton by-laws also authorize the Crompton board to purchase insurance on behalf of any such person or persons, whether or not they are entitled to indemnification and whether or not Crompton could indemnify them.

    The DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. It does not, however, permit a corporation to limit or eliminate the personal liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (c) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit. The Witco certificate provides for limitations on directors' liability to Witco to the fullest extent permitted by the DGCL.

    The DGCL provides that a corporation may, and the Witco by-laws provide that Witco shall, indemnify any person party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Witco or is or was serving at the request of Witco as a director, officer, employee or agent of another organization. Witco may approve that indemnification by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding. It is a condition to that indemnification that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Witco. The Witco by-laws permit the Witco board to purchase and maintain insurance on behalf of present or past directors, officers, employees or agents.

    The certificate and by-laws of the combined company do not materially differ from Witco's governing instruments with respect to these matters.

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
CLASSIFIED BOARD OF DIRECTORS

    The MBCL generally requires that publicly-held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible, unless those corporations elect to opt out of the statute's coverage. Crompton has not opted out of this provision, and the Crompton board is divided into three classes, each of which serves a three year term.

    The DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The Witco certificate and the certificate of the combined company divide their respective boards of directors into three classes, each of which serves a three year term.

CUMULATIVE VOTING FOR DIRECTORS

    While the MBCL does not expressly prohibit cumulative voting, it is generally understood that cumulative voting is not permitted in Massachusetts corporations. The Crompton governing instruments do not provide for cumulative voting.

    The DGCL permits cumulative voting for directors to the extent provided for in a Delaware corporation's certificate of incorporation. Neither the Witco certificate nor the certificate of the combined company provides for cumulative voting.

REMOVAL OF DIRECTORS

    Under the MBCL, unless the articles of organization or by-laws provide otherwise, directors selected by stockholders may be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of directors. However, the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors. In addition, any director elected by the stockholders may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to remove that director. Furthermore, the MBCL provides that stockholders of a corporation having a classified board may remove directors only for cause, and only by a vote of a majority of shares outstanding and entitled to vote. Crompton currently maintains a classified board. Under the Crompton articles, any director may be removed from office by stockholder vote at any time, with or without assigning any cause, but only by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Crompton capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, any director may be removed from office for cause by vote of a majority of the directors then in office.

    Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (a) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board stockholders may effect such removal only for cause, and (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if those votes were to be cumulatively voted in an election of the entire board of directors. The Witco certificate provides that any director may be removed from office by stockholder vote at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Witco capital stock entitled to vote generally in the election of directors, voting together as a single class.

    The certificate of the combined company is identical to the Witco certificate with respect to this matter.

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NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    The MBCL provides that, unless otherwise provided in a corporation's articles of organization, any vacancy in the board of directors (including a vacancy resulting from the enlargement of the board) may be filled in the manner prescribed in the by-laws or, in the absence of such a by-law, by the directors. The Crompton articles provide that any such vacancy shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Crompton board. Under the Crompton articles, any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, and until that director's successor shall have been elected and qualified. No decrease in the numbers of directors constituting the Crompton board shall shorten the term of any incumbent director.

    The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation, or (b) the certificate of incorporation directs that a particular class is to elect that director, in which case any other directors elected by such class, or a sole remaining director, shall fill that vacancy. In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the shares outstanding at the time and entitled to vote for those directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Those elections are to be conducted in accordance with the procedures provided by the DGCL. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign from the board a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy. The Witco certificate provides that vacancies created by reason of death, removal or resignation may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Witco board. The certificate of the combined company does not materially differ from the Witco certificate with respect to this matter.

SPECIAL MEETINGS

    Under the MBCL, special meetings of stockholders of a corporation with a class of voting stock registered under the Exchange Act may be called by the president or by the directors and, unless otherwise provided in the articles of organization or by-laws, shall be called by the clerk, or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote in that special meeting. In case none of the officers is able and willing to call a special meeting, the supreme judicial or superior court, upon application of one or more stockholders who hold at least 40% in interest, or such other percentage as specified in the corporation's articles of organization or by-laws, of the capital stock entitled to vote in that special meeting, will have jurisdiction in equity to authorize one or more of those stockholders to call a meeting by giving such notice as is required by law. The Crompton by-laws provide that special meetings of Crompton stockholders may be called by the President or the Crompton board. Special meetings of Crompton stockholders may also be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by another officer, upon written application of one or more stockholders who are entitled to vote and who hold at least 40% of the interest of the capital stock entitled to vote at the meeting. Each call of a meeting is to state the place, date, hour, and purpose of the meeting.

    Under the DGCL, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or

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bylaws. Under the Witco by-laws, a special meeting of stockholders may be called only by the Witco board and only pursuant to a resolution approved by a majority of the entire Witco board.

    Under the by-laws of the combined company, special meetings of stockholders shall be called only by the Chairman of the board, or by the board pursuant to a resolution approved by a majority of the total number of directors which the corporation would have if there were no vacancies. Any special meeting of stockholders of the combined company may be canceled by resolution of the board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

INSPECTION RIGHTS

    The MBCL generally provides that a stockholder may inspect a corporation's articles of organization, its by-laws, records of its meetings of incorporators and stockholders, a list of its stockholders, and its other stock and transfer records for any proper purpose.

    The DGCL provides that any stockholder, upon written demand stating the purpose of the inspection, shall have the right to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records.

ELECTION OF DIRECTORS

    The Crompton articles provide that the Crompton board will consist of not less than six nor more than fifteen directors, with the exact number to be fixed by majority resolution of the Crompton board. The Crompton articles also provide that directors shall be elected by a plurality of the votes properly cast for the election of directors and that any alteration of this provision requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares, voting together as a class. The Crompton board currently consists of eight directors.

    The DGCL requires that the board consist of more than one member and that directors shall be elected by a plurality of the votes of shares entitled to vote and present in person or represented by proxy at the meeting. The Witco certificate provides that the Witco board will consist of not less than twelve, and no more than eighteen, directors. The number of directors may be changed only by the Witco board pursuant to a resolution adopted by a majority of the entire Witco board. The Witco certificate also provides that any alteration of this provision requires the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares voting together as a class. The Witco board currently consists of twelve directors.

    The certificate of the combined company provides that the board will consist of not less than eight and no more than fifteen directors. The number of directors may be changed by the board pursuant to a resolution adopted by a majority of the entire board. The certificate of the combined company also provides that any alteration of this provision requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares voting together as a class.

DIVIDENDS

    Under the MBCL, the payment of dividends is generally permissible if that action is not taken when the corporation is insolvent, does not render the corporation insolvent and does not violate the corporation's articles of incorporation. The Crompton articles provide that dividends on Crompton common stock shall be payable when and as declared by the Crompton board.

    Under the DGCL, a corporation generally is permitted to declare and pay dividends out of surplus, or out of net profits for the current and/or preceding fiscal year, provided such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Under the Witco certificate, holders of $2.65 cumulative convertible preferred stock shall be entitled to receive, as and when declared by the Witco board, out of the assets

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of Witco that are by law available for payment of dividends, cumulative cash dividends at the rate of $2.65 per annum. This dividend shall be fully paid or set apart for payment before any dividend shall be declared and paid or set apart for payment on Witco common stock. After these requirements have been met, holders of Witco common stock shall be entitled to receive those dividends as the Witco board may declare.

    Under the certificate of the combined company, after the requirements with respect to preferential dividends upon any issued and outstanding preferred stock have been satisfied, the holders of common stock of the combined company shall be entitled to receive those dividends as may be declared by the board.

STOCKHOLDER RIGHTS PLAN

    CROMPTON. On July 20, 1988, Crompton declared a dividend of one preferred stock purchase right on each outstanding share of Crompton common stock. The Crompton preferred stock purchase rights, which expire on August 4, 2008, were issued on August 5, 1988, to stockholders of record on that date and were authorized to be issued in respect of each share of Crompton common stock subsequently issued. Under certain circumstances, each preferred stock purchase right will entitle the holder to purchase one one-hundredth of a share of Crompton series A junior participating preferred stock, without par value, at an exercise price of $150 per one one-hundredth of a share, subject to adjustment. The Crompton preferred stock purchase rights will not be exercisable or transferable apart from the Crompton common stock until the earlier to occur of either: (a) ten days following Crompton becoming aware that a person or group has acquired 20% or more of the outstanding Crompton common stock (the "CROMPTON STOCK ACQUISITION DATE"), or (b) ten business days following commencement of a tender or exchange offer which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Crompton common stock. The Crompton preferred stock purchase rights do not have any voting rights or entitlement to dividends.

    If, after the Crompton stock acquisition date, Crompton is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power is sold, each holder of a Crompton preferred stock purchase right shall thereafter have the right to receive, on exercise of the right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Crompton preferred stock purchase right. In addition, in the event a person or group shall become the beneficial owner of 20% or more of the outstanding Crompton common stock (a "CROMPTON ACQUIRING PERSON"), except pursuant to a tender offer for all outstanding shares of Crompton common stock, which offer increases such person's beneficial ownership to 80% or more of the outstanding common shares, each holder of a Crompton preferred stock purchase right other than a Crompton acquiring person shall have the right, upon exercise of that right, to purchase shares of Crompton common stock having a market value equal to two times the exercise price of the Crompton preferred stock purchase right. Notwithstanding the foregoing, any Crompton preferred stock purchase rights that are owned or acquired by a Crompton acquiring person will be void and the Crompton acquiring person shall have no right to exercise or transfer those rights. The Crompton preferred stock purchase rights are redeemable at $.01 per right at any time prior to ten days following the time that a person or group acquires beneficial ownership of 20% or more of the outstanding Crompton common stock.

    WITCO. On March 2, 1995, the Witco board declared a dividend of one Witco preferred stock purchase right on each outstanding share of Witco common stock. The Witco preferred stock purchase rights, which expire on March 2, 2005, were issued on March 2, 1995 to Witco stockholders of record on that date and were authorized to be issued in respect of each share of Witco common stock subsequently issued. Under certain circumstances, each Witco preferred stock purchase right will entitle the holder to purchase one one-thousandth of a share of Witco series A participating cumulative preferred stock, without par value, at an exercise price of $110 per one one-hundredth of a share,

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
subject to adjustment. The Witco preferred stock purchase rights do not have any voting rights or entitlement to dividends.

    If Witco is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, each holder of a Witco preferred stock purchase right shall thereafter have the right to receive, on exercise of the right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Witco preferred stock purchase right. In addition, in the event a person or group shall become the beneficial owner of 15% or more of the outstanding Witco common stock (a "WITCO ACQUIRING PERSON"), each holder of a right other than a Witco acquiring person shall have the right, upon exercise of a Witco preferred stock purchase right, to purchase shares of Witco common stock having a market value equal to two times the exercise price of the Witco preferred stock purchase right. Notwithstanding the foregoing, any rights that are owned or acquired by a Witco acquiring person will be void and the holder of those Witco preferred stock purchase rights shall have no right to exercise or transfer those rights. The Witco preferred stock purchase rights are redeemable at $.01 per right at any time prior to ten days following the time that a person or group acquires beneficial ownership of 15% or more of the outstanding Witco common stock.

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                       RIGHTS OF DISSENTING STOCKHOLDERS

CROMPTON

    Under the MBCL, holders of Crompton common stock who do not vote in favor of the merger and who follow the procedures prescribed under Massachusetts law may require the combined company to pay the fair value of his or her shares as determined in an appraisal proceeding brought in accordance with Sections 85 through 98 of the MBCL. The text of Sections 85 through 98 of the MBCL is set forth in full in Appendix G attached to this document. In order to exercise those statutory appraisal rights, strict adherence to the statutory provisions is required, and each stockholder who may desire to exercise those rights should carefully review and adhere to those provisions.

    Under the MBCL, procedures relating to dissenters' rights are stated to be the exclusive remedy available to a stockholder objecting to the merger, except for objections made on the grounds that the merger will be or is illegal or fraudulent as to that stockholder. However, under Massachusetts case law, dissenting stockholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

    A dissenting stockholder of Crompton who desires to pursue the appraisal rights available must:

    - file a written objection to the merger with Crompton before the taking of the stockholders' vote on the merger, stating the intention of the stockholder to demand payment for shares owned by the stockholder if the merger is approved and completed,

    - refrain from voting shares owned by the stockholder in favor of the merger, and

    - within 20 days of the date of mailing of a notice by Crompton (as it exists after the effective time) to objecting stockholders that the merger has become effective, make written demand to the combined company for payment for the stockholder's shares.

    The initial written objection of a dissenting stockholder of Crompton should be delivered to Crompton & Knowles Corporation, One Station Place, Metro Center, Stamford, Connecticut, Attn: John T. Ferguson II, Vice President, General Counsel and Secretary. The written demand, which must be made after the effective time, should be delivered to Crompton (as it exists after the effective time), c/o CK Witco Corporation, One Station Place, Metro Center, Stamford, Connecticut 06902. It is recommended that this objection and demand be sent by registered or certified mail, return receipt requested.

    A dissenting Crompton stockholder who filed the required written objection with Crompton prior to the stockholder vote need not vote against the merger, but a vote in favor of the merger will constitute a waiver of that stockholder's statutory appraisal rights. Crompton stockholders should note that returning a properly signed proxy card that does not indicate a vote or an abstention on approval of the merger, will constitute a vote in favor of the merger. A vote against the merger does not, alone, constitute a written objection. Pursuant to the applicable statutory provisions, notice that the merger has become effective will be sent to each objecting Crompton stockholder within ten days after the date on which the merger becomes effective.

    The combined company and the dissenting stockholder initially will determine the value of Crompton common stock in connection with the statutory appraisal procedure. If, during the period of 30 days after the expiration of the period during which the foregoing demand for payment may be made, the combined company and the dissenting Crompton stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Suffolk County, Massachusetts, asking that the court determine the appraisal value. The bill in equity must be filed within four months after the date of expiration of the 30-day period. After a hearing, the court will enter a decree determining the fair value of the Crompton common stock and will order the combined company to make payment of the value, with interest, if any, to the stockholders entitled to the payment, upon

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
transfer by them to the combined company of the certificate or certificates representing the Crompton common stock held by those stockholders.

    For appraisal proceeding purposes, value is determined as of the day before the approval of the merger by stockholders, excluding any element of value arising from the expectation or accomplishment of the merger.

WITCO

    Under applicable Delaware law, holders of Witco common stock do not have any appraisal rights in connection with the merger.

                                 LEGAL MATTERS

    The validity of the common stock of the combined company to be issued in connection with the merger will be passed upon for the combined company by Wachtell, Lipton, Rosen & Katz, 51 West 52(nd) Street, New York, New York 10019.

                                    EXPERTS

    The consolidated financial statements and schedule of Crompton & Knowles Corporation and subsidiaries as of December 26, 1998 and December 27, 1997, and for each of the years in the three-year period ended December 26, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Witco and its subsidiary companies appearing in the Witco Corporation and Subsidiary Companies' Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in that document and incorporated in this joint proxy statement-prospectus by reference. Such consolidated financial statements are incorporated in this joint proxy statement-prospectus by reference in reliance upon that report given on the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information of Witco and its subsidiary companies for the three-month periods ended March 31, 1999 and March 31, 1998, incorporated by reference in this joint proxy statement-prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Witco Corporation and Subsidiary Companies' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated in this joint proxy statement-prospectus by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

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                             STOCKHOLDER PROPOSALS

    Stockholders of the combined company may submit proposals to be considered for stockholder action at the 2000 Annual Meeting of Stockholders if they do so in accordance with applicable regulations of the SEC. Any of these proposals must be received by the Secretary of the combined company no later than November 29, 1999 in order to be considered for inclusion in the combined company's 2000 Annual Meeting proxy materials. If a stockholder desires to bring business before the 2000 Annual Meeting of Stockholders that is not a proposal submitted to the combined company for inclusion in the combined company's proxy statement, notice must be received by the Secretary of the combined company on or before January 27, 2000.

    Crompton and Witco will hold 2000 Annual Meetings of Stockholders only if the merger is not completed before the time of the meetings. In the event that these meetings are held, any proposals of stockholders intended to be presented at the 2000 Annual Meetings of Stockholders must be received by the Secretary of Crompton and the Secretary of Witco no later than November 27, 1999, and November 25, 1999, respectively, in order to be considered for inclusion in the proxy materials relating to those meetings.

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                                 OTHER MATTERS

    As of the date of this joint proxy statement-prospectus, the Crompton board and the Witco board know of no matters that will be presented for consideration at the Crompton special meeting or the Witco special meeting, respectively, other than as described in this joint proxy statement-prospectus. If any other matters do properly come before either special meeting or any adjournments or postponements of those special meetings and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any of those other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Crompton and Witco.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Representatives of KPMG LLP will be present at the Crompton special meeting and representatives of Ernst & Young LLP will be present at the Witco special meeting. In each case, those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

    Crompton has filed with the SEC a Registration Statement under the Securities Act that registers the distribution to Witco stockholders of the shares of the combined company's common stock to be issued in connection with the merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Crompton and the combined company's common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement-prospectus.

    In addition, Crompton and Witco file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

    Public Reference Room        Northeast Regional Office       Midwest Regional Office
   450 Fifth Street, N.W.          7 World Trade Center          500 West Madison Street
          Room 1024                     Suite 1300                     Suite 1400
   Washington, D.C. 20549        New York, New York 10048     Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Crompton and Witco, who file electronically with the SEC. The address of that site is HTTP://WWW.SEC.GOV.

    You can also inspect reports, proxy statements and other information about Crompton and Witco at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The SEC allows Crompton and Witco to "incorporate by reference" information into this Joint Proxy Statement-Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement-prospectus, except for any information that is superseded by information that is included directly in this document.

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    This joint proxy statement-prospectus incorporates by reference the documents listed below that Crompton and Witco have previously filed with the SEC. They contain important information about our companies and their financial condition.

CROMPTON SEC FILINGS                                                                       PERIOD
--------------------------------------------------------------------------  -------------------------------------

Annual Report on Form 10-K................................................  Year ended December 26, 1998, as filed on March 26, 1999

Quarterly Report on Form 10-Q.............................................  Quarter ended March 27, 1999, as filed on May 11, 1999

Items 10-13 of Crompton's Definitive Proxy Statement to Crompton's
  stockholders for the 1999 Annual Meeting of Crompton Stockholders.......  Filed on March 30, 1999

The description of Crompton common stock set forth in the Crompton registration statement filed on Form 8-A dated July 29, 1988, and any amendment or report filed for the purpose of updating such description;
  and

Current Reports on Form 8-K...............................................  Filed:

                                                                            * June 2, 1999 (as amended on June 8,
                                                                              1999)

WITCO SEC FILINGS                                                                          PERIOD
--------------------------------------------------------------------------  -------------------------------------

Annual Report on Form 10-K................................................  Year ended December 31, 1998, as filed on March 25, 1999

Quarterly Report on Form 10-Q.............................................  Quarter ended March 31, 1999, as filed on May 7, 1999

Items 10-13 of Witco's Definitive Proxy Statement to Witco's stockholders for the 1999 Annual Meeting of Witco
  Stockholders............................................................  Filed on March 25, 1999

The description of Witco common stock set forth in the Witco registration statement filed on Form S-3 dated January 25, 1996, and the description of the Witco preferred stock purchase rights set forth in the Witco registration statement filed on Form 8-A dated March 3, 1995, including any amendment or report filed with the SEC for the purpose of updating such description; and

Current Reports on Form 8-K...............................................  Filed:

                                                                            * June 4, 1999 (as amended on June 8,
                                                                              1999)

                                                                            * July 7, 1999

    Crompton and Witco incorporate by reference additional documents that either company may file with the SEC between the date of this joint proxy statement-prospectus and the dates of the Crompton special meeting and the Witco special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Crompton has supplied all information contained or incorporated by reference in this joint proxy statement-prospectus relating to Crompton and Newco, as well as all pro forma financial information, and Witco has supplied all relevant information relating to Witco.

    You can obtain any of the documents incorporated by reference in this document through Crompton or Witco, as the case may be, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement-prospectus. You can obtain documents incorporated by reference in this joint proxy statement-prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                        CROMPTON                                                   WITCO
--------------------------------------------------------  --------------------------------------------------------

                   Investor Relations                                        Investor Relations
             Crompton & Knowles Corporation                                  Witco Corporation
            One Station Place, Metro Center                                  One American Lane
              Stamford, Connecticut 06902                               Greenwich, Connecticut 06831
                     (203)-353-5400                                            (203) 552-2000

    If you would like to request documents, please do so by August 20, 1999 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy statement-prospectus or in any of the materials that we have incorporated into this joint proxy statement-prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

    This joint proxy statement-prospectus (including information included or incorporated by reference in this document) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Crompton and Witco, as well as certain information relating to the merger, including, without limitation,

    - statements relating to the cost savings and accretion to reported earnings estimated to result from the merger,

    - statements relating to revenues of the combined company after the merger,

    - statements relating to the restructuring charges estimated to be incurred in connection with the merger, and

    - statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

    These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

    - expected cost savings from the merger may not be fully realized or realized within the expected time frame,

    - revenues following the merger may be lower than expected,

    - competitive pressures among chemical companies may increase significantly,

    - costs or difficulties related to the integration of the business of Crompton and Witco may be greater than expected,

    - general economic conditions, either internationally or nationally or in the states in which Crompton or Witco are doing business, may be less favorable than expected,

    - legislative or regulatory changes may adversely affect the business in which Crompton or Witco is engaged,

    - technological changes (including year 2000 data systems compliance issues) may be more difficult or expensive than anticipated, and

    - changes may occur in the securities markets.

    See "Where You Can Find More Information."

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information gives effect to the merger using the purchase method of accounting. The information is based upon the historical financial statements of Crompton and Witco and should be read in conjunction with such historical financial statements, the related notes, and other information contained elsewhere or incorporated by reference in this joint proxy statement-prospectus. Certain items derived from Crompton's and Witco's historical financial statements have been reclassified to conform to the pro forma combined presentation.

    The unaudited pro forma combined financial information is not necessarily indicative of what the actual combined financial position or results of operations would have been had the foregoing transaction been consummated on the dates set forth therein, nor does it give effect to (a) any transaction other than the merger, (b) Crompton's results of operations since March 27, 1999 or Witco's results of operations since March 31, 1999, (c) all of the synergies, cost savings, and one-time charges expected to result from the merger or (d) the results of final valuations of property, plant and equipment, intangible assets and acquired in-process research and development costs. We are currently developing plans to integrate the operations of the companies, which may involve various costs including severance and other charges, which may be material. We may also revise the allocation of the purchase price when additional information becomes available, including the charge to earnings for acquired in-process research and development costs. Accordingly, the pro forma combined financial information does not purport to be indicative of the financial position or results of operations as of the date hereof, as of the effective time, or any period ending at the effective time, or as of or for any other future date or period.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

           AS OF MARCH 27, 1999 (CROMPTON) AND MARCH 31, 1999 (WITCO)

                                 (IN THOUSANDS)

                                                                       PRO FORMA                      PRO FORMA
                                              CROMPTON      WITCO     ADJUSTMENTS                      COMBINED
                                             -----------  ----------  -----------                     ----------
ASSETS
CURRENT ASSETS
Cash.......................................  $    18,238      32,691          --                          50,929
Accounts receivable........................      207,942     354,164          --                         562,106
Inventories................................      323,779     270,006      27,909          (2)            621,694
Other current assets.......................       82,309      59,451     (10,885)        (10)            130,875
                                             -----------  ----------  -----------                     ----------
      Total current assets.................      632,268     716,312      17,024                       1,365,604

NON-CURRENT ASSETS
Property, plant and equipment..............      445,171     985,344          --                       1,430,515
Cost in excess of acquired net assets......      147,892          --     359,637   (2)(4)(5)(8)(10)    1,170,046
                                                                         531,262          (1)
                                                                         131,255          (3)
Goodwill and other intangible assets.......           --     599,979    (599,979)         (1)                 --
Other assets...............................      171,472      94,707      68,717          (1)            331,726
                                                                           7,000          (3)
                                                                         (29,301)         (4)
                                                                          (5,443)         (5)
                                                                          24,574         (10)
                                             -----------  ----------  -----------                     ----------
TOTAL ASSETS...............................  $ 1,396,803   2,396,342     504,746                       4,297,891
                                             -----------  ----------  -----------                     ----------
                                             -----------  ----------  -----------                     ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes and loans payable....................  $    11,569     298,266      (3,824)         (4)            306,011
Accounts payable...........................      118,173     443,875    (272,806)         (1)            289,242
Accrued expenses...........................      135,493          --     216,621          (1)            352,114
Income taxes payable.......................       84,791          --      56,185          (1)            140,976
Other current liabilities..................       18,551          --          --                          18,551
                                             -----------  ----------  -----------                     ----------
      Total current liabilities............      368,577     742,141      (3,824)                      1,106,894

NON-CURRENT LIABILITIES
Long-term debt.............................      686,700     681,045     134,100          (3)          1,455,955
                                                                         (45,890)         (4)
Postretirement health care liability.......      141,300          --      61,611          (1)            217,891
                                                                          14,980          (5)
Other liabilities..........................      149,646     344,395     (61,611)         (1)            474,583
                                                                           1,772          (4)
                                                                          18,000          (3)
                                                                          22,381          (5)

STOCKHOLDERS' EQUITY
Preferred stock............................           --           6          (5)         (6)                  1
Common stock...............................        7,733     288,308    (294,850)         (6)              1,191
Additional paid-in capital.................      240,885     161,582     542,542          (8)          1,048,441
                                                                         294,850          (6)
                                                                        (191,418)         (7)
Retained earnings..........................       43,218     217,694    (217,694)         (8)             43,218
Accumulated other comprehensive loss.......      (49,475)    (36,672)     33,324          (8)            (49,475)
                                                                           3,348          (5)
Treasury stock at cost.....................     (190,973)       (445)    191,418          (7)                 --
Deferred compensation......................         (808)     (1,712)      1,712          (8)               (808)
                                             -----------  ----------  -----------                     ----------
      Total stockholders' equity...........       50,580     628,761     363,227                       1,042,568
                                             -----------  ----------  -----------                     ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...................................  $ 1,396,803   2,396,342     504,746                       4,297,891
                                             -----------  ----------  -----------                     ----------
                                             -----------  ----------  -----------                     ----------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 26, 1998 (CROMPTON) AND DECEMBER 31, 1998 (WITCO)

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA   PRO FORMA
                                                               CROMPTON      WITCO     ADJUSTMENTS   COMBINED
                                                             ------------  ----------  -----------  ----------
Net sales..................................................  $  1,796,119   1,941,529      60,094(1)  3,797,742

Cost of products sold......................................     1,146,200   1,469,864     (59,837)(1)  2,557,052(12)
                                                                                            1,641(2)
                                                                                             (816)(5)
Selling, general and administrative........................       264,710     246,816        (272)(5)    539,963
                                                                                           28,709(1)
Depreciation and amortization..............................        80,536          --     115,619(1)    206,458
                                                                                           10,303(9)
Research and development...................................        52,775      74,177      (3,879)(1)    123,073
Other expenses (income)-net................................            --      37,420     (37,420)(1)         --
Special items:
  Facility closure costs...................................        33,600          --          --       33,600(12)
  Restructuring credits-net................................            --     (34,764)         --      (34,764)(12)
  Environmental charge.....................................            --          --      22,025(1)     22,025(12)
                                                             ------------  ----------  -----------  ----------
Operating profit...........................................       218,298     148,016     (15,979)     350,335

Interest expense...........................................        78,520      48,361       9,781(3)    134,098
                                                                                           (2,564)(4)

Other income...............................................      (158,938)     (1,957)     (5,123)(1)   (166,018)(12)
                                                             ------------  ----------  -----------  ----------

Earnings before income taxes and extraordinary loss........       298,716     101,612     (18,073)     382,255
Income taxes...............................................       115,493      42,677      (2,685) 10)    155,485(12)
                                                             ------------  ----------  -----------  ----------

Earnings before extraordinary loss.........................  $    183,223      58,935     (15,388)     226,770(12)
                                                             ------------  ----------  -----------  ----------
                                                             ------------  ----------  -----------  ----------

EARNINGS PER COMMON SHARE--BASIC:
Weighted average shares outstanding........................        73,696      57,518                  126,854
Earnings before extraordinary loss.........................  $       2.48        1.02                     1.79

EARNINGS PER COMMON SHARE--DILUTED:
Weighted average shares outstanding........................        75,700      57,958                  128,961(11)
Earnings before extraordinary loss.........................  $       2.42        1.02                     1.76

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 27, 1999 (CROMPTON) AND MARCH 31, 1999 (WITCO)

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                PRO FORMA    PRO FORMA
                                                         CROMPTON     WITCO    ADJUSTMENTS   COMBINED
                                                        ----------  ---------  -----------  -----------
Net sales.............................................  $  396,292    480,591      14,183(1)    891,066

Cost of products sold.................................     247,295    364,547     (16,795)(1)    595,763
                                                                                      784(2)
                                                                                      (68)(5)
Selling, general and administrative...................      60,590     64,558       6,766(1)    131,891
                                                                                      (23)(5)
Depreciation and amortization.........................      18,837         --      30,175(1)     51,677
                                                                                    2,665(9)
Research and development..............................      11,308     19,112        (842)(1)     29,578
Equity income.........................................      (7,055)        --          --       (7,055)
Other expenses (income)--net..........................          --      1,522      (1,522)(1)         --
Special item:
      Restructuring charges--net......................          --      2,682          --        2,682(12)
                                                        ----------  ---------  -----------  -----------
Operating profit......................................      65,317     28,170      (6,957)      86,530
Interest expense......................................      13,154     12,862       2,445(3)     27,820
                                                                                     (641)(4)
Other income..........................................     (40,706)      (443)     (3,599)(1)    (44,748)(12)
                                                        ----------  ---------  -----------  -----------
Earnings before income tax............................      92,869     15,751      (5,162)     103,458
Income taxes..........................................      33,666      7,245        (975) 10)     39,936(12)
                                                        ----------  ---------  -----------  -----------
Net earnings..........................................  $   59,203      8,506      (4,187)      63,522(12)
                                                        ----------  ---------  -----------  -----------
                                                        ----------  ---------  -----------  -----------
EARNINGS PER COMMON SHARE--BASIC:
Weighted average shares outstanding...................      67,717     57,561                  120,915
Net earnings..........................................  $     0.87       0.15                     0.53
EARNINGS PER COMMON SHARE--DILUTED:
Weighted average shares outstanding...................      69,219     57,735                  122,516(11)
Net earnings..........................................  $     0.86       0.15                     0.52

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Reflects certain balance sheet and statement of operations reclassifications made to conform to Crompton's and CK Witco's intended presentation.

(2) Reflects an adjustment to record inventories at fair value.

(3) Estimated costs expected to be incurred as a result of the merger of approximately $131.3 million, net of a related tax benefit of $13.8 million, and debt issue costs of approximately $7.0 million, are principally funded from additional borrowings under available revolving credit facilities. Interest expense on additional borrowings was calculated using the weighted average interest rate on Crompton's revolving credit facility during the periods presented.

(4) Reflects the adjustment to record the fair value of Witco's financial instruments, including notes receivable, long-term debt, notes payable and certain off-balance sheet financial instruments, and accordingly the related adjustments to the statements of operations.

(5) Reflects an adjustment to record pension and postretirement liabilities at fair value by eliminating any unrecognized gains and losses and any related amortization recorded in the results of operations.

(6) Reflects the conversion of all outstanding Crompton common stock ($.10 par value) into shares of CK Witco common stock at a conversion ratio of one share of Crompton common stock for each share of CK Witco common stock ($.01 par value). Also reflects the conversion of Witco common stock ($5.00 par value) into shares of CK Witco common stock at a conversion ratio of one share of Witco common stock into .9242 shares of CK Witco common stock ($.01 par value) and the conversion of one share of Witco preferred stock ($5.00 par value) for one share of CK Witco preferred stock ($1.00 par value).

(7) Reflects the cancellation of Crompton's and Witco's treasury stock, as provided for in the merger agreement.

(8) Reflects the adjustment to stockholders' equity for the purchase price which was calculated by multiplying Witco's outstanding common shares of 57,565,023 at March 31, 1999, by a conversion ratio of .9242 and then multiplied by Crompton's average common share price of $18.646 for a period immediately before and after the announcement of the merger.

(9) Reflects the recording of incremental amortization of cost in excess of acquired net assets over 40 years after assigning the fair value of assets and liabilities acquired less any historical amounts recorded by Witco. The results of final valuations of property, plant and equipment, intangible assets and acquired in-process research and development costs have not yet been completed as well as final estimates for severance and other charges, which may be material, related to the integration of operations of the companies. We may revise the allocation of the purchase price and the charge to earnings for acquired in-process research and development when additional information becomes available.

(10) Reflects the income tax effect on the adjustments in (2), (3), (4), (5) and
    (9) above, applying the statutory rate, as appropriate.

(11) Assumes Witco's stock options are converted using the same conversion ratio as for the outstanding common shares.

(12) The pro forma combined statement of operations includes the following special items:

                                                                                  YEAR             THREE
                                                                                  ENDED            MONTHS
                                                                              DECEMBER 26,         ENDED
                                                                             1998 (CROMPTON)   MARCH 27, 1999
                                                                                   AND         (CROMPTON) AND
                                                                              DECEMBER 31,       MARCH 31,
                                                                              1998 (WITCO)      1999 (WITCO)
                                                                            -----------------  --------------
Cost of products sold--Conversion of certain inventories from LIFO to
  FIFO....................................................................     $     7,960       $       --
Facility closure costs....................................................          33,600               --
Restructuring charges (credits)--net......................................         (34,764)           2,682
Environmental charge......................................................          22,025               --
Other income--Gain on sale of businesses and investment...................        (159,028)         (44,260)
Income taxes--impact of above items.......................................          53,354           15,065
                                                                                  --------     --------------
Income from special items.................................................     $    76,853       $   26,513
                                                                                  --------     --------------
                                                                                  --------     --------------

(13) On June 23, 1999, Witco announced an agreement to sell a significant portion of the assets and liabilities of its Oleochemicals and Derivatives business. Total assets and liabilities being sold from this business of $239.9 million and $35.9 million, respectively, have been included in the Witco historical balance sheet, while net sales and net earnings from this business of $260.5 million and $6.4 million, respectively, for the year ended December 31, 1998, and net sales and net earnings of $66.0 million and $2.7 million, respectively, for the three months ended March 31, 1999, have been included in the Witco historical statements of operations.

    Assuming the divestiture of a significant portion of the assets and liabilities of the Oleochemical and Derivatives business, the pro forma combined total assets and liabilities would have been $4,248.9 and $3,206.3, respectively, and the net sales and net earnings would have been $3,523.6 and $215.7, respectively, for the year ended December 31, 1998 and $821.9 and $60.3, respectively, for the three month period ended March 31, 1999.

                                                                      APPENDIX A

EXECUTION COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                         CROMPTON & KNOWLES CORPORATION
                                PARK MERGER CO.
                                      AND
                               WITCO CORPORATION
                               ------------------

                            DATED AS OF MAY 31, 1999

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----

                                                         ARTICLE I
                                                   THE FIRST STEP MERGER

1.1        The First Step Merger..............................................................................         A-1

1.2        Effective Time.....................................................................................         A-1

1.3        Effects of the First Step Merger...................................................................         A-1

1.4        Conversion of Crompton Common Stock................................................................         A-1

1.5        Newco Common Stock.................................................................................         A-2

1.6        Dissenting Shares..................................................................................         A-2

1.7        Options............................................................................................         A-2

1.8        Certificate of Incorporation.......................................................................         A-3

1.9        By-Laws............................................................................................         A-3

1.10       Board of Directors; Management.....................................................................         A-3

                                                        ARTICLE II
                                                  THE SECOND STEP MERGER

2.1        The Second Step Merger.............................................................................         A-3

2.2        Effective Time.....................................................................................         A-3

2.3        Effects of the Second Step Merger..................................................................         A-3

2.4        Conversion of Witco Common Stock...................................................................         A-3

2.5        Newco Common Stock.................................................................................         A-4

2.6        Options............................................................................................         A-4

2.7        Certificate of Incorporation.......................................................................         A-5

2.8        By-Laws............................................................................................         A-5

2.9        Tax Consequences...................................................................................         A-5

2.10       Management Succession..............................................................................         A-5

2.11       Board of Directors.................................................................................         A-5

2.12       Name; Corporate Offices............................................................................         A-5

                                                        ARTICLE III
                                                    EXCHANGE OF SHARES

3.1        Newco to Make Shares Available.....................................................................         A-6

3.2        Exchange of Shares.................................................................................         A-6

                                                                                                                   PAGE
                                                                                                                   -----
                                                        ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF CROMPTON AND NEWCO

4.1        Organization and Standing..........................................................................         A-8

4.2        Subsidiaries.......................................................................................         A-8

4.3        Corporate Power and Authority......................................................................         A-9

4.4        Capitalization of Crompton.........................................................................         A-9

4.5        Conflicts, Consents and Approval...................................................................         A-9

4.6        Brokerage and Finder's Fees; Expenses..............................................................        A-10

4.7        Opinion of Financial Advisor.......................................................................        A-10

4.8        Employee Benefit Plans.............................................................................        A-10

4.9        Crompton SEC Documents.............................................................................        A-13

4.10       Taxes..............................................................................................        A-13

4.11       Registration Statement.............................................................................        A-14

4.12       Compliance with Law................................................................................        A-14

4.13       Litigation.........................................................................................        A-14

4.14       No Material Adverse Change.........................................................................        A-15

4.15       Board Meeting......................................................................................        A-15

4.16       Undisclosed Liabilities............................................................................        A-15

4.17       Labor Relations....................................................................................        A-15

4.18       Permits; Compliance................................................................................        A-15

4.19       Environmental Matters..............................................................................        A-15

4.20       Witco Stock Ownership..............................................................................        A-16

4.21       Contracts..........................................................................................        A-16

4.22       State Takeover Laws................................................................................        A-16

4.23       Crompton Rights Agreement..........................................................................        A-17

4.24       Year 2000..........................................................................................        A-17

4.25       Intellectual Property..............................................................................        A-17

                                                         ARTICLE V
                                         REPRESENTATIONS AND WARRANTIES OF MADISON

5.1        Organization and Standing..........................................................................        A-18

5.2        Subsidiaries.......................................................................................        A-18

5.3        Corporate Power and Authority......................................................................        A-18

5.4        Capitalization of Witco............................................................................        A-18

5.5        Conflicts; Consents and Approvals..................................................................        A-19

5.6        Brokerage and Finder's Fees; Expenses..............................................................        A-20

5.7        Opinion of Financial Advisor.......................................................................        A-20

5.8        Employee Benefit Plans.............................................................................        A-20

5.9        Witco SEC Documents................................................................................        A-22

                                                                                                                   PAGE
                                                                                                                   -----
5.10       Taxes..............................................................................................        A-22

5.11       Registration Statement.............................................................................        A-23

5.12       Compliance with Law................................................................................        A-23

5.13       Litigation.........................................................................................        A-23

5.14       No Material Adverse Change.........................................................................        A-23

5.15       Board Meeting......................................................................................        A-23

5.16       Undisclosed Liabilities............................................................................        A-23

5.17       Labor Relations....................................................................................        A-24

5.18       Permits; Compliance................................................................................        A-24

5.19       Environmental Matters..............................................................................        A-24

5.20       Crompton Stock Ownership...........................................................................        A-25

5.21       Contracts..........................................................................................        A-25

5.22       DGCL Section 203 and State Takeover Laws...........................................................        A-25

5.23       Witco Rights Agreement.............................................................................        A-25

5.24       Year 2000..........................................................................................        A-25

5.25       Intellectual Property..............................................................................        A-25

                                                        ARTICLE VI
                                         COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1        Conduct of Businesses Prior to the Effective Time..................................................        A-26

6.2        Forbearances.......................................................................................        A-26

                                                        ARTICLE VII
                                                   ADDITIONAL AGREEMENTS

7.1        Mutual Agreements..................................................................................        A-27

7.2        Additional Agreements of Crompton..................................................................        A-28

7.3        Additional Agreements of Witco.....................................................................        A-33

                                                       ARTICLE VIII
                                                   CONDITIONS PRECEDENT

8.1        Conditions to Each Party's Obligation to Effect the Second Step Merger.............................        A-36

8.2        Conditions to Obligations of Crompton and Newco....................................................        A-36

8.3        Conditions to Obligations of Witco.................................................................        A-37

                                                                                                                   PAGE
                                                                                                                   -----
                                                        ARTICLE IX
                                                 TERMINATION AND AMENDMENT

9.1        Termination........................................................................................        A-37

9.2        Effect of Termination..............................................................................        A-39

9.3        Amendment..........................................................................................        A-39

9.4        Extension; Waiver..................................................................................        A-39

                                                         ARTICLE X
                                                    GENERAL PROVISIONS

10.1       Closing............................................................................................        A-39

10.2       Nonsurvival of Representations, Warranties and Agreements..........................................        A-40

10.3       Fees and Expenses..................................................................................        A-40

10.4       Notices............................................................................................        A-41

10.5       Interpretation.....................................................................................        A-41

10.6       Counterparts.......................................................................................        A-41

10.7       Entire Agreement...................................................................................        A-41

10.8       Governing Law......................................................................................        A-42

10.9       Severability.......................................................................................        A-42

10.10      Assignment; Third-Party Beneficiaries..............................................................        A-42

10.11      Certain Agreements of Crompton and Witco...........................................................        A-42

10.12      Representations and Warranties of Newco............................................................        A-42

Exhibit A--Form of Certificate of Incorporation of Newco

Exhibit B--Form of By-Laws of Newco

Exhibit C--Form of Crompton Option Agreement

Exhibit D--Form of Witco Option Agreement

Exhibit E--Form of Affiliate Letter Addressed to Crompton

Exhibit F--Form of Affiliate Letter Addressed to Witco

Exhibit G--Board of Directors of the Combined Company

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                        SECTION
--------------------------------------------------------------------------------  ------------

$2.65 Cumulative Convertible Preferred..........................................  5.4(c)

Action..........................................................................  4.13

Agreement.......................................................................  preamble

Applicable Laws.................................................................  4.12

Certificate of Merger...........................................................  2.2

Claim...........................................................................  4.2(c)

Closing.........................................................................  10.1

Closing Date....................................................................  10.1

Code............................................................................  1.7

Combined Company................................................................  recitals

Commission......................................................................  4.14

Common Certificate..............................................................  2.4(b)

Confidentiality Agreement.......................................................  7.1(f)

Contract........................................................................  4.22

Controlled Group Liability......................................................  4.8(a)

Crompton........................................................................  preamble

Crompton Acquisition Agreement..................................................  7.2(g)

Crompton Articles...............................................................  4.1

Crompton By-Laws................................................................  4.1

Crompton Competing Transaction..................................................  7.2(g)

Crompton Common Certificate.....................................................  1.4(b)

Crompton Common Stock...........................................................  1.4(a)

Crompton Disclosure Schedule....................................................  Article IV

Crompton Employee Benefit Plans.................................................  4.8(a)

Crompton Filed SEC Documents....................................................  4.14

Crompton Option Agreement.......................................................  recitals

Crompton Plan...................................................................  4.8(a)

Crompton Rights Agreement.......................................................  1.4(a)

Crompton SEC Documents..........................................................  4.9

Crompton Stock Plans............................................................  1.7

Crompton Stockholder Rights.....................................................  1.4(a)

Crompton Stockholders...........................................................  4.3

DEFINED TERM                                                                        SECTION
--------------------------------------------------------------------------------  ------------
Crompton Stockholders Approval..................................................  7.2(a)

Deutsche Bank...................................................................  5.6

Delaware Secretary..............................................................  1.2

DGCL............................................................................  1.1

Dissenting Shares...............................................................  1.6

Effective Time..................................................................  2.2

Environmental Laws..............................................................  4.20(a)

ERISA...........................................................................  4.8(a)

ERISA Affiliate.................................................................  4.8(a)

Exchange Act....................................................................  4.9

Exchange Agent..................................................................  3.1

Exchange Fund...................................................................  3.1

Exchange Ratio..................................................................  2.4(a)

First Effective Time............................................................  1.2

First Merger Effective Time.....................................................  1.4(a)

First Merger Exchange Ratio.....................................................  1.4(a)

First Step Merger...............................................................  recitals

GAAP............................................................................  4.9

Goldman Sachs...................................................................  4.6

Governmental Authority..........................................................  4.5(d)

Hazardous Materials.............................................................  4.20(a)

HSR Act.........................................................................  4.5(d)

Indemnified Parties.............................................................  7.2(c)

Injunction......................................................................  8.1(e)

Insurance Amount................................................................  7.2(d)

Intellectual Property...........................................................  4.26

IRS.............................................................................  4.8(b)

Joint Proxy Statement...........................................................  4.11

Massachusetts Secretary.........................................................  1.2

Material Adverse Effect.........................................................  4.1

MBCL............................................................................  1.1

Merger..........................................................................  recitals

Multiemployer Plan..............................................................  4.8(a)

Multiple Employer Plan..........................................................  4.8(g)

New Benefit Plans...............................................................  7.2(e)

DEFINED TERM                                                                        SECTION
--------------------------------------------------------------------------------  ------------
Newco...........................................................................  preamble

Newco By-Laws...................................................................  1.9

Newco Certificate...............................................................  1.8

Newco Common Stock..............................................................  1.4(a)

NLRB............................................................................  4.17

NYSE............................................................................  3.2(e)

Option Agreements...............................................................  recitals

PBGC............................................................................  4.8(f)

Permits.........................................................................  4.19

Qualified Witco Plan............................................................  5.8(c)

Qualified Crompton Plan.........................................................  4.8(c)

Qualifying Witco Proposal.......................................................  7.3(c)

Qualifying Crompton Proposal....................................................  7.2(g)

Registration Statement..........................................................  4.11

Release.........................................................................  4.20(a)

Salomon Smith Barney............................................................  4.6

Second Step Merger..............................................................  recitals

Section 16 Information..........................................................  7.2(I)

Securities Act..................................................................  4.9

Series Preferred Stock..........................................................  5.4(b)

Substitute Option...............................................................  2.6

Systems.........................................................................  4.25

Tax.............................................................................  4.10

Witco...........................................................................  preamble

Witco Acquisition Agreement.....................................................  7.3(c)

Witco By-Laws...................................................................  5.9

Witco Certificate...............................................................  5.1

Witco Common Stock..............................................................  2.4(a)

Witco Competing Transaction.....................................................  7.3(c)

Witco Disclosure Schedule.......................................................  Article V

Witco Filed SEC Documents.......................................................  5.14

Witco Employee Benefit Plans....................................................  5.8(a)

Witco Insiders..................................................................  7.2(I)

Witco Option Agreement..........................................................  recitals

Witco Plan......................................................................  5.8(a)

DEFINED TERM                                                                        SECTION
--------------------------------------------------------------------------------  ------------
Witco Preferred Stock...........................................................  5.4(c)

Witco Rights Agreement..........................................................  2.4(a)

Witco SEC Documents.............................................................  5.9

Witco Stockholder Rights........................................................  2.4(a)

Witco Stockholders..............................................................  5.3

Witco Stockholders Approval.....................................................  7.3(a)

Witco Stock Plans...............................................................  2.6(a)

Withdrawal Liability............................................................  4.8(a)

Year 2000 Compliant.............................................................  4.25

                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 31, 1999 (this "Agreement"), by and among CROMPTON & KNOWLES CORPORATION, a Massachusetts corporation ("Crompton"), PARK MERGER CO., a Delaware corporation and wholly owned subsidiary of Crompton ("Newco"), and WITCO CORPORATION, a Delaware corporation ("Witco").

    WHEREAS, the Boards of Directors of Witco, Crompton and Newco have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (a) Crompton will, subject to the terms and conditions set forth herein, merge with and into Newco (the "First Step Merger") so that Newco is the surviving corporation in the First Step Merger, and (b) immediately thereafter, Witco will, subject to the terms and conditions set forth herein, merge with and into Newco (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that Newco is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Combined Company") in the Second Step Merger; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Crompton and Witco are entering into a Crompton stock option agreement in the form attached hereto as Exhibit C (the "Crompton Option Agreement"); and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Crompton and Witco are entering into a Witco stock option agreement in the form attached hereto as Exhibit D (the "Witco Option Agreement" and, together with the Crompton Option Agreement, the "Option Agreements"); and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                             THE FIRST STEP MERGER

    1.1 THE FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), at the First Effective Time, Crompton shall merge with and into Newco. Newco shall be the surviving corporation in the First Step Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the First Step Merger, the separate corporate existence of Crompton shall terminate.

    1.2 EFFECTIVE TIME. The First Step Merger shall become effective as set forth in the articles of merger that shall be filed with the Secretary of Commonwealth of the Commonwealth of Massachusetts (the "Massachusetts Secretary") and the certificate of merger that shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "First Effective Time" shall be the date and time when the First Step Merger becomes effective, as set forth in the articles of merger and certificate of merger referred to in this Section 1.2.

    1.3 EFFECTS OF THE FIRST STEP MERGER. At and after the First Effective Time, the First Step Merger shall have the effects set forth in Section 80 of the MBCL and Sections 259 and 261 of the DGCL.

    1.4 CONVERSION OF CROMPTON COMMON STOCK. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of Crompton, Newco or the holders of common stock of Crompton or Newco, each share of common stock, par value $.10 per share, of Crompton issued and outstanding immediately prior to the First Effective Time (together with the rights (the "Crompton

Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, dated July 20, 1988, as amended, between Crompton and The Chase Manhattan Bank, N.A., as Rights Agent (the "Crompton Rights Agreement"), "Crompton Common Stock"), other than Dissenting Shares and shares of Crompton Common Stock held in Crompton's treasury or by Newco, shall be converted into one share (the "First Merger Exchange Ratio") of common stock, par value $.01 per share, of Newco ("Newco Common Stock").

    (b) All of the shares of Crompton Common Stock converted into Newco Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of Crompton Common Stock (a "Crompton Common Certificate") shall thereafter represent, without the requirement of any exchange thereof, only the number of shares of Newco Common Stock into which the shares of Crompton Common Stock represented by such Crompton Common Certificate have been converted pursuant to this Section 1.4.

    (c) At the First Effective Time, all shares of Crompton Common Stock that are owned by Crompton as treasury stock and all shares of Crompton Common Stock that are owned by Crompton or Newco shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor.

    1.5 NEWCO COMMON STOCK. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

    1.6 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Crompton Common Stock that are outstanding immediately prior to the First Effective Time, the holders of which shall have delivered to Crompton a written demand for appraisal of such shares in the manner provided in
Section 86 and 89 of the MBCL ("Dissenting Shares"), shall not be converted into Newco Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 89 of the MBCL; PROVIDED, HOWEVER, that (a) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Combined Company if such withdrawal is not tendered within 60 days after the First Effective
Time), or (b) if any holder fails to establish such holder's entitlement to appraisal rights under the MBCL, such holder shall forfeit the right to appraisal of such shares of Crompton Common Stock and each of such shares shall thereupon be deemed to have been converted into, as of the First Effective Time, Newco Common Stock pursuant to Section 1.4, without interest thereon.

    1.7 OPTIONS. At the First Effective Time, each option granted by Crompton to purchase shares of Crompton Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Crompton Common Stock and shall be converted automatically into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of Crompton Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Newco Common Stock equal to the exercise price per share of Crompton Common Stock in effect immediately prior to the First Effective Time and otherwise subject to the terms of the appropriate Crompton Employee Benefit Plan pursuant to which such options have been issued (such plans, collectively, the "Crompton Stock Plans") and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Crompton shall be deemed to be references to Newco.

    1.8 CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the First Effective Time, the Certificate of Incorporation of the surviving corporation in the First Step Merger shall be substantially in the form attached hereto as Exhibit A (the "Newco Certificate"), with such changes thereto as shall be mutually agreed upon by Crompton and Witco, until thereafter amended in accordance with the terms thereof and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws").

    1.9 BY-LAWS. Subject to the terms and conditions of this Agreement, at the First Effective Time, the By-Laws of the surviving corporation in the First Step Merger shall be in substantially the form attached hereto as Exhibit B (the "Newco By-Laws"), with such changes as may be mutually agreed upon by Crompton and Witco, until thereafter amended in accordance with the terms thereof and Applicable Laws.

    1.10 BOARD OF DIRECTORS; MANAGEMENT. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with the Newco Certificate, the Newco By-Laws or Applicable Laws, the directors of Crompton shall be the directors of Newco, and the officers of Crompton shall be the officers of Newco. At the Effective Time, the directors of Newco shall be as set forth in Section 2.11, and the officers of Newco shall be determined in accordance with Section 2.10.

                                   ARTICLE II
                             THE SECOND STEP MERGER

    2.1 THE SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time, Witco shall merge with and into Newco. Newco shall be the surviving corporation in the Second Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of Witco shall terminate.

    2.2 EFFECTIVE TIME. The Second Step Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") that shall be filed with the Delaware Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger. The Effective Time shall occur immediately after the First Effective Time has occurred.

    2.3 EFFECTS OF THE SECOND STEP MERGER. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

    2.4 CONVERSION OF WITCO COMMON STOCK. At the Effective Time, by virtue of the Second Step Merger and without any action on the part of Crompton, Newco, Witco or the holder of any of the following securities:

    (a) Subject to Section 3.2(e), each share of the common stock, par value $5.00 per share, of Witco issued and outstanding immediately prior to the Effective Time (together with the rights (the "Witco Stockholder Rights") attached thereto issued pursuant to that certain Rights Agreement, dated March 2, 1995, between Witco and First Chicago Trust Company of New York, as Rights Agent (the "Witco Rights Agreement"), "Witco Common Stock"), other than shares of Witco Common Stock held in Witco's treasury, shall be converted into the right to receive 0.9242 shares (the "Exchange Ratio") of Newco Common Stock.

    (b) All of the shares of Witco Common Stock converted into the right to receive Newco Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Witco Common Stock (a "Common Certificate") shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Newco Common Stock and (ii) cash in lieu of fractional shares into which the shares of Witco Common Stock represented by such Common Certificate have been converted pursuant to this
Section 2.4 and Section 3.2(e). Common Certificates shall be exchanged for certificates representing whole shares of Newco Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 3.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Witco Common Stock or Crompton Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of Newco Common Stock) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

    (c) At the Effective Time, all shares of Witco Common Stock that are owned by Witco as treasury stock and all shares of Witco Common Stock that are owned by Witco shall be cancelled and shall cease to exist, and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by Witco shall become treasury stock of Newco.

    (d) Subject to Section 7.3(e), any outstanding $2.65 Cumulative Convertible Preferred shall not be effected by the Merger and shall continue to have the same rights and preferences as were in effect prior to Closing.

    2.5 NEWCO COMMON STOCK. At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Combined Company and shall not be affected by the Second Step Merger.

    2.6 OPTIONS. (a) At the Effective Time, each option granted by Witco to purchase shares of Witco Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Witco Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the appropriate Witco Employee Benefit Plan pursuant to which such options have been issued (such plans collectively the "Witco Stock Plans") and the agreements evidencing grants thereunder):

           (i) The number of shares of Newco Common Stock to be subject to the new option shall be equal to the product of the number of shares of Witco Common Stock subject to the original option and the Exchange Ratio, PROVIDED that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

           (ii) The exercise price per share of Newco Common Stock under the new option shall be equal to the exercise price per share of Witco Common Stock under the original option divided by the Exchange Ratio, PROVIDED that such exercise price shall be rounded down to the nearest whole cent (as so adjusted, a "Substitute Option").

    (b) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Witco shall be deemed to be references to Newco.

    (c) Within ten (10) days after the Effective Time, Newco shall register under the Securities Act on Form S-8 or other appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) shares of Newco Common Stock issuable pursuant to all Substitute Options.

    (d) Effective at the Effective Time, Newco shall assume each Substitute Option in accordance with the plan or arrangement under which it was issued and the stock option agreement by which it is evidenced.

    2.7 CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco Certificate shall be the Certificate of Incorporation of the Combined Company, until thereafter amended in accordance with the terms thereof and Applicable Laws.

    2.8 BY-LAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Newco By-Laws shall be the By-Laws of the Combined Company until thereafter amended in accordance with the terms thereof and Applicable Laws.

    2.9 TAX CONSEQUENCES. It is intended that each of the First Step Merger and the Second Step Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

    2.10 MANAGEMENT SUCCESSION. At the Effective Time, E. Gary Cook shall be Chairman of the Board of the Combined Company and Vincent A. Calarco shall be the President and Chief Executive Officer of the Combined Company and otherwise the officers of Newco immediately prior to the Effective Time shall be the initial officers of the Combined Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

    2.11 BOARD OF DIRECTORS. From and after the Effective Time, until duly changed in accordance with Applicable Laws, the Newco Certificate and the Newco By-Laws, the Board of Directors of Newco shall consist of the persons identified in Exhibit G to this Agreement.

    2.12 NAME; CORPORATE OFFICES. (a) At the Effective Time, the name of the Combined Company shall be "C&K Witco Corporation."

    (b) The corporate headquarters of the Combined Company shall be maintained in the State of Connecticut.

                                  ARTICLE III
                               EXCHANGE OF SHARES

    3.1 NEWCO TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., or another bank or trust company reasonably acceptable to each of Crompton and Witco (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article III, certificates representing the shares of Newco Common Stock and cash in lieu of any fractional shares (such cash and certificates for shares of Newco Common, together with any dividends or distributions with respect thereto, the "Exchange Fund") to be issued pursuant to Section 2.4 and paid pursuant to Section 3.2(a) in exchange for outstanding shares of Witco Common Stock.

    3.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Newco Common Stock and any cash in lieu of fractional shares into which the shares of Witco Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing that number of whole shares of Newco Common Stock to which such holder of Witco Common Stock shall have become entitled pursuant to the provisions of Article II and (ii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of the Common Certificate surrendered pursuant to the provisions of this
Article III, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

    (b) No dividends or other distributions declared with respect to Newco Common Stock shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article III. After the surrender of a Common Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock represented by such Common Certificate.

    (c) If any certificate representing shares of Newco Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no transfers on the stock transfer books of Witco of the shares of Witco Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as provided in this Article III.

    (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Newco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. In lieu of the issuance of any such fractional share, Newco shall pay to each former stockholder of Witco who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of Crompton Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by THE WALL STREET JOURNAL, Northeastern edition, for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Newco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.4.

    (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Witco for 12 months after the Effective Time shall be paid to the Combined Company. Any former stockholders of Witco who have not theretofore complied with this Article III shall thereafter look only to Newco for payment of the shares of Newco Common Stock, cash in lieu of any fractional shares, and any unpaid dividends and distributions on the Newco Common Stock deliverable in respect of each share of Witco Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Crompton, Newco, Witco, the Exchange Agent or any other person shall be liable to any former holder of shares of Witco Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Combined Company upon termination of the Exchange Fund pursuant to Section 3.2(f).

    (h) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed, the posting by such person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Newco Capital Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF CROMPTON AND NEWCO

    Except as disclosed in a section of the Crompton disclosure schedule delivered to Witco concurrently herewith (the "Crompton Disclosure Schedule") reasonably related to the applicable representation and warranty being qualified, Crompton and Newco hereby represent and warrant to Witco (subject to Section 10.12) as follows:

    4.1 ORGANIZATION AND STANDING. Each of Crompton and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Crompton and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton. The term "Material Adverse Effect" means, with respect to Crompton, Witco or the Combined Company, as the case may be, a material adverse effect on (a) the business, assets, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or (b) the ability of such party to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (i) the United States or global economic or chemical industry conditions generally, and not specifically relating to such party, (ii) the United States or global securities markets in general, and not specifically relating to such party,
(iii) changes in legal or regulatory conditions that affect generally, and not specifically relating to such party, the businesses in which Crompton and Witco are engaged, (iv) actions or omissions of Crompton, Witco or Newco taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (v) disruptions to the business of Crompton or Witco, as the case may be, directly attributable to the announcement of this Agreement or the transactions contemplated hereby. Neither Crompton nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Crompton, its Articles of Organization, as amended and restated (the "Crompton Articles"), or By-Laws (the "Crompton By-Laws"), or, in the case of any subsidiary of Crompton, its certificate of incorporation, by-laws or other organizational documents.

    4.2 SUBSIDIARIES. As of the date hereof, other than immaterial interests, Crompton does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Section 4.2 of the Crompton Disclosure Schedule sets forth as to each subsidiary of Crompton: (a) its name and jurisdiction of incorporation or organization and (b) the percentage of securities owned directly or indirectly by Crompton. Crompton owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Crompton's subsidiaries. Each of the outstanding shares of capital stock of each of Crompton's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Crompton free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Crompton, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Crompton; and no subsidiary of Crompton has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Crompton or any predecessor thereof. Since the date of its incorporation, Newco has not carried on any business or conducted any operations other than the execution of this Agreement and the performance of its obligations hereunder and matters ancillary hereto.

    4.3 CORPORATE POWER AND AUTHORITY. Each of Crompton and Newco has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by the holders of Crompton Common Stock ("Crompton Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Crompton and Newco, subject to authorization of the Merger and the transactions contemplated hereby by Crompton Stockholders. This Agreement has been duly executed and delivered by each of Crompton and Newco, and constitutes the legal, valid and binding obligation of each of Crompton and Newco, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    4.4 CAPITALIZATION OF CROMPTON. As of the date hereof, Crompton's authorized capital stock consisted solely of (a) 250,000,000 shares of Crompton Common Stock, of which (i) 65,456,873 shares were issued and outstanding, (ii) 11,875,878 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (a)(iii) below) and (iii) 11,964,431 shares were reserved for issuance upon the exercise or conversion of options, warrants, restricted stock awards or convertible securities granted or issuable by Crompton, and (b) 250,000 shares of preferred stock, without par value, none of which was issued and outstanding or reserved for issuance (except for 67,000 shares designated as "Series A Junior Participating Preferred Stock," none of which was issued and outstanding). The authorized capital stock of Newco consists of 500 shares of common stock, par value $.01 per share, and 500 shares of preferred stock, par value of $.10 per share. Except as set forth above and except for the shares of Crompton Common Stock reserved for issuance upon the exercise of the option granted to Crompton pursuant to the Crompton Stock Option Agreement, as of the date hereof, no shares of capital stock or other voting securities of Crompton were issued, reserved for issuance or outstanding. Each outstanding share of Crompton capital stock is, and all shares of Newco Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Crompton capital stock has not been, and all shares of Newco Common Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth above or in the Crompton Filed SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Crompton of any securities of Crompton, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Crompton; and Crompton has no obligation of any kind to issue any additional securities or to pay for securities of Crompton or any predecessor. Crompton has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with Crompton stockholders.

    4.5 CONFLICTS, CONSENTS AND APPROVAL. Neither the execution and delivery of this Agreement by Crompton or Newco nor the consummation of the transactions contemplated hereby will:

        (a) conflict with, or result in a breach of any provision of the Crompton Articles or Crompton By-Laws or the Newco Certificate or the Newco By-Laws;

        (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Crompton or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Crompton or any of its subsidiaries is a party, except for violations, conflicts or breaches that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton;

        (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Crompton or any of its subsidiaries or their respective properties or assets, except for violations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton; or

        (d) require any action or consent or approval of, or review by, or registration or filing by Crompton or any of its affiliates with any third party, or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization of the Merger and the transactions contemplated hereby by the Crompton Stockholder Approval, (ii) authorization for inclusion of the shares of Newco Common Stock to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iv) registrations or other actions required under U.S. federal and state securities laws as are contemplated by this Agreement and (v) the filing of the applicable articles or certificate of merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

        (e) the only vote of holders of any class or series of Crompton Common Stock or Newco Common Stock not heretofore obtained and necessary to approve this Agreement, the First Step Merger and the other transactions contemplated hereby, including the issuance of the Newco Common Stock as part of the Merger, is the Crompton Stockholders Approval.

    4.6 BROKERAGE AND FINDER'S FEES; EXPENSES. Except for Crompton's obligation to each of Goldman, Sachs & Co. ("Goldman Sachs") and Salomon Smith Barney Inc. ("Salomon Smith Barney") (a copy of the written agreement relating to each such obligation shall be provided to Witco), Crompton has not incurred and will not incur, directly or indirectly, any brokerage, finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligations to each of Goldman Sachs and Salomon Smith Barney, Crompton is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby. A BONA FIDE written estimate of the aggregate amount of all fees and expenses expected to be paid by Crompton to all accountants and investment bankers in connection with the Merger has been provided to Witco on the date hereof.

    4.7 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Crompton has received the opinion of Salomon Smith Barney to the effect that, as of the date of this Agreement, the First Merger Exchange Ratio is fair to Crompton Stockholders from a financial point of view.

    4.8 EMPLOYEE BENEFIT PLANS. (a) The following terms have the definitions given below:

        "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 ET SEQ. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case, other than pursuant to the Crompton Employee Benefit Plans or the Witco Employee Benefit Plans, as the case may be.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
    Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        A "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        "Crompton Employee Benefit Plans" means any material employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of Crompton or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Crompton or any of its subsidiaries or to which Crompton or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

        A "Crompton Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and that would have been treated as a Crompton Employee Benefit Plan had it been a United States plan, program or contract.

        A "Crompton Plan" means any Crompton Employee Benefit Plan other than a Multiemployer Plan.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as such terms are defined in Part I of Subtitle E of Title IV of ERISA).

        (b) Section 4.8 of the Crompton Disclosure Schedule sets forth a true and complete list of all Crompton Employee Benefit Plans. With respect to each Crompton Plan, Crompton has made available to Witco a true, correct and complete copy of: (i) each writing constituting a part of such Crompton Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Crompton shall make available to Witco within thirty days following the date of this Agreement a list and copies of the Crompton Foreign Plans, excluding for this purpose statutorily required benefits.

        (c) The IRS has issued a favorable determination letter with respect to each Crompton Plan and the related trust that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Crompton Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Crompton Plan or the related trust. Each Crompton Plan that is intended to meet the requirements of Section 501(c)(9) of the Code is identified in Section 4.8 of the Crompton Disclosure Schedule, and each such Crompton Plan meets such requirements and provides no disqualified benefits (as such term is defined in Section 4976(b) of the Code).

        (d) All contributions required to be made to any Crompton Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Crompton Plan, for any period through the date hereof, have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected on the financial statements. Each Crompton Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or
    (ii) unfunded.

        (e) With respect to each Crompton Employee Benefit Plan, Crompton and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Crompton Employee Benefits Plans, and each Crompton Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Crompton Plan or the imposition of any lien on the assets of Crompton or any of its subsidiaries under ERISA or the Code. No prohibited transaction has occurred with respect to any Crompton Plan from which exemption is unavailable. Neither Crompton, its subsidiaries nor any of their ERISA Affiliates has engaged in a transaction in connection with which Crompton, its subsidiaries or any of their ERISA Affiliates reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

        (f) With respect to each Crompton Plan that is subject to Title IV or
    Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Crompton Plan equals or exceeds the actuarial present value of all accrued benefits under such Crompton Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Crompton Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Crompton; and (vi) the PBGC has not instituted proceedings to terminate any such Crompton Plan and, to Crompton's knowledge, no condition exists that presents a risk that such proceedings will be instituted or that would constitute grounds under
    Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Crompton Plan.

        (g) No Crompton Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of Crompton and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Crompton and its subsidiaries nor any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

        (h) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Crompton or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Crompton nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

        (i) Except as disclosed in the Crompton Filed SEC Documents, and except for health continuation coverage as required by Section 4980B of the Code or
    Part 6 of Title I of ERISA, neither Crompton nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

        (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Crompton or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by Crompton or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

        (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Crompton Plans, any fiduciaries thereof with respect to their duties to the Crompton Plans or the assets of any of the trusts under any of the Crompton Plans that could reasonably be expected to result in any material liability of Crompton or any of its subsidiaries to the PBGC, the U.S. Department of Treasury, the U.S. Department of Labor, any Crompton Plan or any Multiemployer Plan.

        (l) With respect to each Crompton Foreign Plan, Crompton and its subsidiaries have complied, and are now in compliance, in all material respects, with applicable local laws and regulations, and all amounts required to be reserved on account of each Crompton Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Crompton Foreign Plan is established.

    4.9 CROMPTON SEC DOCUMENTS. Each of Crompton and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1997 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), or the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Crompton SEC Documents"). The Crompton SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Crompton included in the Crompton SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Crompton and its consolidated subsidiaries as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

    4.10 TAXES. Except as set forth in the Crompton Filed SEC Documents, (a) Crompton has duly filed all U.S. federal and material state and local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Crompton, (b) all of the foregoing returns and reports are complete and correct in all material respects, and Crompton has timely paid all taxes shown as due on such returns or reports, (c) Crompton has paid or made adequate provision (in accordance with GAAP) in the financial statements of Crompton included in the Crompton SEC Documents for all taxes payable in respect of all periods ending on or prior to December 26, 1998, (d) neither Crompton nor any of its subsidiaries has requested any extension of time within which to file any returns in respect of any year that have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed, in each case, in writing, by any taxing authority, against Crompton or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP), (f) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP), (g) the U.S. federal income tax returns of Crompton and its subsidiaries have been audited by the IRS through the fiscal year ending December 31, 1995, and (h) Crompton has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Crompton is not aware of any fact or circumstance that would prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. The term "tax" shall include all U.S. federal, state and local and foreign taxes, including interest and penalties thereon and additions thereto.

    4.11 REGISTRATION STATEMENT. None of the information provided by Crompton, Newco or any of their subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Crompton under the Securities Act, including the prospectus relating to shares of Newco Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Witco Stockholders with respect to the Merger and the vote of Crompton Stockholders with respect to the Merger (collectively and as amended, supplemented or modified, the "Joint Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time of the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and the Joint Proxy Statement, except for such portions thereof that relate only to Witco and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

    4.12 COMPLIANCE WITH LAW. Each of Crompton and its subsidiaries is in compliance with, and at all times since December 31, 1995 has been in compliance with, all Applicable Laws relating to it or its business or properties except for instances of noncompliance that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton. This Section 4.12 does not relate to matters with respect to (x) employee benefits, to the extent the subject of Section 4.8, (y) taxes, to the extent the subject of Section 4.10 or (z) the environmental matters, to the extent the subject of Section 4.19.

    4.13 LITIGATION. Except as set forth in the Crompton Filed SEC Documents, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Crompton, threatened against Crompton or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton. Neither Crompton nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton.

    4.14 NO MATERIAL ADVERSE CHANGE. Except as set forth in the Crompton SEC Documents filed with the Securities and Exchange Commission (the "Commission") and publicly available prior to the date of this Agreement (the "Crompton Filed SEC Documents"), since December 31, 1998, each of Crompton and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Crompton, (b) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except as otherwise permitted by Section 6.2(b), or (c) material change in its accounting principles, practices or methods.

    4.15 BOARD MEETING. The Board of Directors of Crompton, at a meeting duly called and held, has by the required vote of the directors then in office (a) approved and determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Crompton and the Crompton Stockholders and (b) recommended that Crompton Stockholders adopt this Agreement and declared that this Agreement is advisable.

    4.16 UNDISCLOSED LIABILITIES. Except (a) as and to the extent disclosed or reserved against on the consolidated balance sheet of Crompton as of December 31, 1998 or the notes thereto included in the Crompton Filed SEC Documents or otherwise disclosed in the Crompton Filed SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (c) for liabilities or obligations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton, neither Crompton nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

    4.17 LABOR RELATIONS. There is no unfair labor practice complaint against Crompton or any of its subsidiaries pending before the National Labor Relations Board (the "NLRB"), and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Crompton, threatened against or involving Crompton or any of its subsidiaries. Except as disclosed in the Crompton Filed SEC Documents, neither Crompton nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Crompton, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Crompton or any of its subsidiaries.

    4.18 PERMITS; COMPLIANCE. Each of Crompton and its subsidiaries is in possession of, and in compliance with, all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

    4.19 ENVIRONMENTAL MATTERS. (a) The term "Environmental Laws" means all U.S. federal, state or local or foreign Applicable Laws relating to pollution or protection of human health or the environment, preservation or reclamation of natural resources (including ambient air, surface water, groundwater, land surface or subsurface strata ("Environment")), including laws relating to emissions, discharges, Releases or threatened Releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, Permits, plans or regulations issued, entered, promulgated or approved thereunder. "Release" means any release, spill, emission, leak, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into, under or through the Environment or within any building, structure, facility or fixture.

        (b) Except as set forth in the Crompton Filed SEC Documents, there are, with respect to Crompton, its subsidiaries or any predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, no past or present violations of Environmental Laws, Releases of any material into the Environment, actions, omissions, activities (including off-site disposal or arranging for disposal of Hazardous Materials), circumstances, conditions, events, incidents or contractual obligations that may give rise to any common law environmental liability or any liability under any Environmental Law, other than those that, individually or in, the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton and none of Crompton and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

        (c) Except as set forth in the Crompton Filed SEC Documents, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Crompton or any of its subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by Crompton or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Crompton's business, except for such Hazardous Materials contained or released that, individually or in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect on Crompton.

        (d) Neither Crompton nor any of its subsidiaries has assumed, whether by contract or operation of Applicable Law, any liabilities under Environmental Law that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Crompton.

        (e) Except as set forth in the Crompton Filed SEC Documents, with respect to Crompton and its subsidiaries (i) no changes in the terms or conditions of any Permits are required under Environmental Law either prior to or upon their renewal, and no modification, revocation, reissuance, alteration, transfer, or amendment of such Permits, or any review by, or approval of, any Governmental Authority of such Environmental Permits is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Crompton or its subsidiaries following such consummation except for any such matters that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton, and (ii) neither Crompton nor any of its subsidiaries knows of or reasonably anticipates any costs of any pollution control equipment or any other compliance expenditures under Environmental Law in excess of those currently budgeted, except for any excess costs that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

    4.20 WITCO STOCK OWNERSHIP. Neither Crompton nor any of its subsidiaries owns any shares of Witco Common Stock or other securities convertible into Witco Common Stock.

    4.21 CONTRACTS. None of Crompton or any of its subsidiaries, or, to the knowledge of Crompton, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default by Crompton under, any contract, agreement, guarantee, lease or executory commitment (each a "Contract") to which it is a party, except such violations or defaults under such Contracts that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Crompton.

    4.22 STATE TAKEOVER LAWS. Prior to the date hereof, the Board of Directors of Crompton has taken all action necessary to exempt under or make not subject to any state takeover law or state law that Crompton is aware of that limits or restricts business combinations or the ability to acquire or vote shares: (a) the execution of this Agreement, (b) the Merger and (c) the transactions contemplated hereby.

    4.23 CROMPTON RIGHTS AGREEMENT. Crompton has taken or will take all action necessary, if any, in respect of the Crompton Rights Agreement so as to provide that none of Witco and its affiliates will become an "Acquiring Person" and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Crompton Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement.

    4.24 YEAR 2000. To the knowledge of Crompton, the software, operations, systems and processes (collectively, "Systems") (including, to the knowledge of Crompton, Systems obtained from third parties) that, in whole or in part, are used, operated, relied upon, or integral to, Crompton's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant, except as disclosed in the Crompton Filed SEC Reports. Crompton has plans that are adequate to ensure that its Systems are Year 2000 Compliant and has a reasonable belief that those plans will be fully implemented not later than December 1, 1999. "Year 2000 Compliant" means the ability to process (including calculate, compare, sequence, display or store), transmit or receive data or data/time data from, into and between the 20th and 21st centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

    4.25  INTELLECTUAL PROPERTY.  Except as disclosed in the Crompton Filed SEC
Reports: (a) Crompton and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property that is material to the conduct of the business of Crompton and its subsidiaries, taken as a whole;
(b) no person is challenging, infringing on or otherwise violating any right of Crompton or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Crompton or its subsidiaries, except for such items that, individually or in the aggregate, have not had or could reasonably be expected to have a Material Adverse Effect on Crompton; and (c) neither Crompton nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Crompton and its subsidiaries, and, to its knowledge, no Intellectual Property used by Crompton and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Crompton or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property, except for such items that, individually or in the aggregate, have not had or could reasonably be expected to have a Material Adverse Effect on Crompton. "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and application in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, application for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extension or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person, proprietary writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extension thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF WITCO

    Except as disclosed in a section of the Witco disclosure schedule delivered to Crompton concurrently herewith (the "Witco Disclosure Schedule") reasonably related to the applicable representation and warranty being qualified, Witco hereby represents and warrants to Crompton and Newco as follows:

    5.1 ORGANIZATION AND STANDING. Each of Witco and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Witco and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction have not had or could not be reasonably expected to have a Material Adverse Effect on Witco. Neither Witco nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Witco, its Restated Certificate of Incorporation, as amended (the "Witco Certificate"), or By-Laws, as amended and restated (the "Witco By-Laws"), or, in the case of any subsidiary of Witco, its certificate of incorporation, by-laws or other organizational documents.

    5.2 SUBSIDIARIES. As of the date hereof, other than immaterial interests, Witco does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Section 5.2 of the Witco Disclosure Schedule sets forth as to each subsidiary of Witco: (a) its name and jurisdiction of incorporation or organization and (b) the percentage of securities owned directly or indirectly by Witco. Witco owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Witco's subsidiaries. Each of the outstanding shares of capital stock of each of Witco's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Witco free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law that could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on Witco. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Witco, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Witco; and no subsidiary of Witco has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Witco or any predecessor thereof.

    5.3 CORPORATE POWER AND AUTHORITY. Witco has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by the holders of Witco Common Stock ("Witco Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Witco, subject to authorization of the Merger and the transactions contemplated hereby by Witco Stockholders. This Agreement has been duly executed and delivered by Witco and constitutes the legal, valid and binding obligation of Witco enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    5.4 CAPITALIZATION OF WITCO. As of the date hereof, Witco's authorized capital stock consisted solely of (a) 100,000,000 shares of Witco Common Stock, of which (i) 57,644,017 shares were issued and outstanding, (ii) 17,615 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (a)(iii) below) and (iii) 10,400,000 shares were reserved for issuance upon the exercise or conversion of outstanding options, warrants, restricted stock awards or convertible securities other than purchase rights granted or issued by Witco, (b) 8,300,000 shares of series preferred stock, without par value ("Series Preferred Stock"), of which no shares were issued and outstanding, (c) 14,386 shares of $2.65 Cumulative Convertible Preferred Stock, $1.00 par value per share (the "$2.65 Cumulative Convertible Preferred," and, with the Series Preferred Stock, "Witco Preferred Stock"), of which 5,892 were issued and outstanding, and (d) 3,000 shares designated as "Series A Participating Cumulative Preferred Stock," none of which was issued and outstanding. Except as set forth above and except for the shares of Witco Common Stock reserved for issuance upon the exercise of the option granted to Witco pursuant to the Witco Stock Option Agreement, as of the date hereof, no shares of capital stock or other voting securities of Witco were issued, reserved for issuance or outstanding. Each outstanding share of Witco capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth above or in the Witco Filed SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Witco of any securities of Witco, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Witco; and Witco has no obligation of any kind to issue any additional securities or to pay for securities of Witco or any predecessor. Witco has no outstanding bonds, debentures, notes or other similar obligations the holders which have the right to vote generally with Witco Stockholders.

    5.5 CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by Witco, nor the consummation of the transactions contemplated hereby will:

    (a) conflict with, or result in a breach of any provision of the Witco Certificate or the Witco By-Laws;

    (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Witco or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Witco or any of its subsidiaries is a party, except for violations, conflicts or breaches that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco;

    (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Witco or any of its subsidiaries or any of their respective properties or assets, except for violations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco; or

    (d) require any action or consent or approval of, or review by, or registration or filing by Witco or any of its affiliates with any third party or any Governmental Authority, other than (i) the Witco Stockholders Approval, (ii) actions required by the HSR Act, (iii) registrations or other actions required under U.S. federal and state securities laws as are contemplated by this Agreement and (iv) the filing of the certificate of merger with the Secretary of State of the State of Delaware.

    (e) The only vote of holders of any class or series of Witco capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby, is the Witco Stockholders Approval.

    5.6 BROKERAGE AND FINDER'S FEES; EXPENSES. Except for Witco's obligations to Goldman Sachs and Deutsche Bank Securities ("Deutsche Bank") (copies of the written agreements relating to such obligations having previously been provided to Crompton), Witco has not incurred and will not incur, directly or indirectly, any brokerage, finder's, investment banking or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligations to each of Goldman Sachs and Deutsche Bank, Witco is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby. A BONA FIDE written estimate of the aggregate amount of all fees and expenses expected to be paid by Witco to all accountants and investment bankers in connection with the Merger has been provided to Crompton on the date hereof.

    5.7 OPINION OF FINANCIAL ADVISOR. Witco has received the opinions of Goldman Sachs and Deutsche Bank to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Witco Common Stock from a financial point of view.

    5.8 EMPLOYEE BENEFIT PLANS. (a) The following terms have the definitions given below:

    "Witco Employee Benefit Plans" means any material employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of Witco or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Witco or any of its subsidiaries or to which Witco or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

    A "Witco Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and that would have been treated as a Witco Employee Benefit Plan had it been a United States plan, program or contract.

    A "Witco Plan" means any Witco Employee Benefit Plan other than a Multiemployer Plan.

    (b) Section 5.8 of the Witco Disclosure Schedule sets forth a true and complete list of all Witco Employee Benefit Plans. With respect to each Witco Plan, Witco has made available to Crompton a true, correct and complete copy of:
(i) each writing constituting a part of such Witco Plan, including, without limitation, all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any. Witco shall make available to Crompton within thirty days following the date of this Agreement a list and copies of the Witco Foreign Plans, excluding for this purpose statutorily required benefits.

    (c) The IRS has issued a favorable determination letter with respect to each Witco Plan and the related trust that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Witco Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Witco Plan or the related trust. Each Witco Plan that is intended to meet the requirements of Section 501(c)(9) of the Code is identified in Section 5.8 of the Witco Disclosure Schedule, and each such Witco Plan meets such requirements and provides no "disqualified benefits" (as defined in Section 4976(b) of the Code).

    (d) All contributions required to be made to any Witco Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Witco Plan, for any period through the date hereof, have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected on the financial statements. Each Witco Employee Benefit Plan that is an employee welfare benefit plan under
Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

    (e) With respect to each Witco Employee Benefit Plan, Witco and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Witco Employee Benefits Plans and each Witco Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Witco Plan or the imposition of any lien on the assets of Witco or any of its subsidiaries under ERISA or the Code. No prohibited transaction has occurred with respect to any Witco Plan from which exemption is unavailable. Neither Witco, its subsidiaries nor any of their ERISA Affiliates has engaged in a transaction in connection with which Witco, its subsidiaries or any of their ERISA Affiliates reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

    (f) With respect to each Witco Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Witco Plan equals or exceeds the actuarial present value of all accrued benefits under such Witco Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Witco Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the PBGC have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Witco; and (vi) the PBGC has not instituted proceedings to terminate any such Witco Plan and, to Witco's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Witco Plan.

    (g) No Witco Employee Benefit Plan is a Multiemployer Plan or Multiple Employer Plan. None of Witco and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Witco and its subsidiaries nor any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

    (h) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Witco or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Witco nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
Section 4069 or Section 4204 or 4212 of ERISA.

    (i) Except as disclosed in the Witco Filed SEC Documents, and, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Witco nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

    (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Witco or any of its subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by Witco or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

    (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Witco Plans, any fiduciaries thereof with respect to their duties to the Witco Plans or the assets of any of the trusts under any of the Witco Plans that could reasonably be expected to result in any material liability of Witco or any of its subsidiaries to the PBGC, the U.S. Department of Treasury, the U.S. Department of Labor, any Witco Plan or any Multiemployer Plan.

    (l) With respect to each Witco Foreign Plan, Witco and its subsidiaries have complied, and are now in compliance, in all material respects, with applicable local laws and regulations, and all amounts required to be reserved on account of each Witco Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Witco Foreign Plan is established.

    5.9 WITCO SEC DOCUMENTS. Each of Witco and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Witco SEC Documents"). The Witco SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Witco included in the Witco SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Witco and its consolidated subsidiaries as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

    5.10 TAXES. Except as set forth in the Witco Filed SEC Documents, (a) Witco has duly filed all U.S. federal and material state and local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Witco, (b) all of the foregoing returns and reports are complete and correct in all material respects, and Witco has timely paid all taxes shown as due on such returns or reports, (c) Witco has paid or made adequate provision (in accordance with GAAP) in the financial statements of Witco included in the Witco SEC Documents for all taxes payable in respect of all periods ending on or prior to December 26, 1998, (d) neither Witco nor any of its subsidiaries has requested any extension of time within which to file any returns in respect of any year which have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed, in each case in writing, by any taxing authority, against Witco or any of its subsidiaries for which there are not adequate reserves (in accordance with GAAP), (f) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with GAAP),
(g) the federal income tax returns of Witco and its subsidiaries have been audited by the IRS through the fiscal year ending December 31, 1995 and (h) Witco has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Witco is not aware of any fact or circumstance that would prevent the First Step Merger or the Second Step Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    5.11 REGISTRATION STATEMENT. None of the information provided by Witco or any of its subsidiaries for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement, except for such portions thereof that relate only to Crompton and its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

    5.12 COMPLIANCE WITH LAW. Each of Witco and its subsidiaries is in compliance with, and at all times since December 31, 1995 has been in compliance with, all Applicable Laws relating to it or its business or properties, except for instances of noncompliance that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco. This Section 5.12 does not relate to matters with respect to (x) employee benefits, to the extent the subject of Section 5.8, (y) taxes, to the extent the subject of Section 5.10 or (z) the environmental matters, to the extent the subject of Section 5.19.

    5.13 LITIGATION. Except as set forth in the Witco Filed SEC Documents, there is no Action pending or, to the knowledge of Witco, threatened against Witco or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco. Neither Witco nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco.

    5.14 NO MATERIAL ADVERSE CHANGE. Except as set forth in the Witco SEC Documents filed with the Commission and publicly available prior to the date of this Agreement (the "Witco Filed SEC Documents"), since December 31, 1998, each of Witco and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Witco, (b) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, except as otherwise permitted by Section 6.2(b) or
(c) material change in its accounting principles, practices or methods.

    5.15 BOARD MEETING. The Board of Directors of Witco, at a meeting duly called and held, has by the required vote of the directors then in office, (i) approved and determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Witco and Witco Stockholders and (ii) recommended that Witco Stockholders adopt this Agreement and declared that this Agreement is advisable.

    5.16 UNDISCLOSED LIABILITIES. Except (a) as and to the extent disclosed or reserved against on the balance sheet of Witco as of December 31, 1998 or the notes thereto included in the Witco Filed SEC Documents or otherwise disclosed in the Witco Filed SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (c) for liabilities or obligations that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco, neither Witco nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

    5.17 LABOR RELATIONS. There is no unfair labor practice complaint against Witco or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Witco, threatened against or involving Witco or any of its subsidiaries. Except as disclosed in the Witco Filed SEC Documents, neither Witco nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Witco, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Witco or any of its subsidiaries.

    5.18 PERMITS; COMPLIANCE. Each of Witco and its subsidiaries is in possession, and in compliance with, of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

    5.19 ENVIRONMENTAL MATTERS. (a) Except as set forth in the Witco Filed SEC Documents, there are, with respect to Witco, its subsidiaries or any predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, no past or present violations of Environmental Laws, Releases of any material into the Environment, actions, omissions, activities (including off-site disposal or arranging for disposal of Hazardous Materials), circumstances, conditions, events, incidents, or contractual obligations that may give rise to any common law environmental liability or any liability under any Environmental Law, other than those that, individually or in the aggregate, have not or could not reasonably be expected to have a Material Adverse Effect on Witco, and none of Witco and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

    (b) Except as set in the Witco Filed SEC Documents, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Witco or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Witco or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Witco's business except for such Hazardous Materials contained or released that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Witco.

    (c) Neither Witco nor any of its subsidiaries has assumed, whether by contract or operation of Applicable Law, any liabilities under Environmental Law that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Witco.

    (d) Except as set forth in the Witco Filed SEC Documents, with respect to Witco and its subsidiaries (i) no changes in the terms or conditions of any Permits are required under Environmental Law either prior to or upon their renewal, and no modification, revocation, reissuance, alteration, transfer, or amendment of such Permits, or any review by, or approval of, any Governmental Authority of such Environmental Permits is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Witco or its subsidiaries following such consummation except for any such matters that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco, and (ii) neither Witco nor any of its subsidiaries knows of or reasonably anticipates any costs of any pollution control equipment or any other compliance expenditures under Environmental Law in excess of those currently budgeted, except for any excess costs that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

    5.20 CROMPTON STOCK OWNERSHIP. Neither Witco nor any of its subsidiaries owns any shares of Crompton Common Stock or other securities convertible into Crompton Common Stock.

    5.21 CONTRACTS. None of Witco, any of its subsidiaries, or, to the knowledge of Witco, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default by Witco under, any Contract to which it is a party, except such violations or defaults under such Contracts that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

    5.22 DGCL SECTION 203 AND STATE TAKEOVER LAWS. Prior to the date hereof, the Board of Directors of Witco has taken all action necessary to exempt under or make not subject to (a) Section 203 of the DGCL and (b) any other state takeover law or state law that Witco is aware of that limits or restricts business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby.

    5.23 WITCO RIGHTS AGREEMENT. Witco has taken or will take all action necessary, if any, in respect of the Witco Rights Agreement so as to provide that none of Crompton and its affiliates will become an "Acquiring Person" and that no "Distribution Date" (as such terms are defined in the Witco Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement or the acquisition or transfer of shares of Witco Common Stock by Crompton.

    5.24 YEAR 2000. To the knowledge of Witco, the Systems (including, to the knowledge of Witco, Systems obtained from third parties) that, in whole or in part, are used, operated, relied upon, or integral to, Witco's or any of its subsidiaries, conduct of their business, are Year 2000 Compliant, except as disclosed in the Witco Filed SEC Reports. Witco has plans that are adequate to ensure that its Systems are Year 2000 Compliant and has a reasonable belief that those plans will be fully implemented not later than December 1, 1999.

    5.25 INTELLECTUAL PROPERTY. Except as disclosed in the Witco Filed SEC
Reports: (a) Witco and each of its subsidiaries owns, is licensed or otherwise has the right to use, all Intellectual Property that is material to the conduct of the business of Witco and its subsidiaries, taken as a whole; (b) no person is challenging, infringing on or otherwise violating any right of Witco or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Witco or its subsidiaries, except for such items that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco; and (c) neither Witco nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Witco and its subsidiaries, and, to its knowledge, no Intellectual Property used by Witco and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Witco or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property, except for such items that, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on Witco.

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    6.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Witco Disclosure Schedule and the Crompton Disclosure Schedule) or the Option Agreements, each of Crompton and Witco shall, and shall cause each of their respective subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice and (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and maintain relationships with Governmental Authorities, customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

    6.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6 of the Crompton Disclosure Schedule or Section 6 of the Witco Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, none of Crompton, Newco and Witco shall, and neither Crompton nor Witco shall permit any of their respective subsidiaries to, without the prior written consent of Crompton, in the case of actions proposed to be undertaken by Witco, or of Witco, in the case of actions proposed to be undertaken by Crompton or Newco:

    (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Witco or any of its wholly owned subsidiaries to Witco or any of its subsidiaries, on the one hand, or of Crompton or any of its subsidiaries to Crompton or any of its wholly owned subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

    (b) (i) adjust, split, combine or reclassify any capital stock;

     (ii) make, declare or pay any dividend, or make any other distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for (w) dividends paid by any of the subsidiaries of each of Crompton and Witco to Crompton or Witco or any of their subsidiaries, respectively, (x) dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of Crompton and Witco, (y) regular quarterly cash dividends with respect to Crompton Common Stock and Witco Common Stock, with usual declaration, record and payment dates and in accordance with Crompton's and Witco's past dividend policy, as the case may be (which Crompton and Witco agree shall be coordinated), and
          (z), subject to Section 7.3(a), regular cash dividends with respect to the outstanding $2.65 Convertible Preferred in accordance with the current terms thereof;

    (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than the issuance of common stock upon the exercise of options outstanding on the date of this Agreement or issued in compliance with this Agreement in accordance with their terms; or

     (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof and options issued thereafter in compliance with Section 6.2(b)(iii) and (B) the Option Agreements;

    (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to any individual, corporation or other entity other than a subsidiary, other than in the ordinary course of business consistent with past practice;

    (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

    (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

    (f) increase in any material manner the compensation or fringe benefits payable or to become payable to any of its employees or officers, except for increases in the ordinary course of business consistent with past practice in salaries or wages to employees who are not officers, or grant or pay any pension or retirement allowance not required by any existing plan or agreement to any employees, officers or directors, or become a party to, amend or commit itself to any collective bargaining, bonus, stock option, restricted stock, deferred compensation, pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, termination or severance agreement or plan with or for the benefit of any employee, officer or director, other than in the ordinary course of business consistent with past practice with respect to employees who are not officers or to the extent required by Applicable Laws or any collective bargaining agreement or contractual obligation existing on the date hereof, or accelerate the vesting of, or the lapsing of restrictions with respect to any stock options or other stock-based compensation;

    (g) settle any claim, action or proceeding involving money damages involving an amount in excess of $2,500,000;

    (h) amend its certificate of incorporation or articles of incorporation, as the case may be, or its by-laws;

    (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue such that the condition in Section 8.2(a) or 8.3(a), as the case may be, would not be satisfied or in any of the conditions to the Merger set forth in Article VIII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by Applicable Laws;

    (j) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

    (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Except as set forth in the Crompton Disclosure Schedule or the Witco Disclosure Schedule, as the case may be, the parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

    7.1  MUTUAL AGREEMENTS.

    (a) GENERAL. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable best efforts to cause the conditions set forth in Article VIII for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

    (b)  HSR ACT.  As soon as practicable, and in any event no later than twenty
(20) business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under the HSR Act with respect to the Merger, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable; PROVIDED, HOWEVER, that neither Crompton nor Witco nor any of their respective subsidiaries shall be required hereunder to divest or hold separate any material portion of their business or assets.

    (c) OTHER GOVERNMENTAL MATTERS. Each of the parties shall use its reasonable best efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

    (d) TAX-FREE TREATMENT. Each of the parties shall use its reasonable best efforts to cause the Merger to constitute a tax-free "reorganization" under
Section 368(a) of the Code and to permit Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore to issue their respective opinions provided for in
Section 8.1(f).

    (e) PUBLIC ANNOUNCEMENTS. Except as otherwise required by Applicable Laws or the rules of the NYSE, none of the parties shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Witco, in the case of a proposed announcement or statement by Crompton or Newco, or Crompton, in the case of a proposed announcement or statement by Witco, in each case which consent shall not be unreasonably withheld or delayed.

    (f) ACCESS. From and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Crompton and Witco shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers. Information obtained by Crompton and Witco pursuant to this Section 7.1(f) shall be subject to the provisions of the confidentiality agreement between them, dated May 5, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect.

    7.2  ADDITIONAL AGREEMENTS OF CROMPTON.

    (a) CROMPTON STOCKHOLDERS MEETING. Crompton shall take all action in accordance with Applicable Laws and the Crompton Articles and the Crompton By-Laws necessary to convene a meeting of Crompton Stockholders as promptly as practicable to consider and vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby, including the issuance of the Newco Common Stock as part of the Merger (the "Crompton Stockholders Approval"). Without limiting the generality of the foregoing, Crompton agrees that its obligations pursuant to the first sentence of this Section 7.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Crompton of any Crompton Competing Transaction, (ii) the withdrawal or modification by the Board of Directors of Crompton of its approval or recommendation of this Agreement and the transactions contemplated hereby or
(iii) any declaration by the Board of Directors of Crompton that this Agreement and the transactions contemplated hereby are no longer advisable.

    (b) PREPARATION OF JOINT PROXY STATEMENT. Crompton shall cooperate with Witco to, and shall, as soon as is reasonably practicable, prepare and file the Joint Proxy Statement with the Commission on a confidential basis. Crompton and Newco shall cooperate with Witco to, and shall, prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall cooperate with Witco to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time any information pertaining to Crompton contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, Crompton shall promptly so inform Witco and will make statements contained therein not false or misleading. Crompton shall use all reasonable efforts to mail at the earliest practicable date to Crompton Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Crompton Stockholders in connection with the Merger and the transactions contemplated thereby. Crompton shall advise Witco promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. Crompton also shall cooperate with Witco to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Newco Common Stock in the Merger.

    (c) INDEMNIFICATION. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Crompton, Witco, Newco or any of their respective subsidiaries, including any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Crompton, Witco, Newco or any of their respective subsidiaries or any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether, in any case, asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Newco shall indemnify and hold harmless, as and to the fullest extent permitted by Applicable Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by Applicable Laws), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and, in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and Newco, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, PROVIDED, HOWEVER, that by virtue of the obligations herein set forth, Newco shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Newco fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues that raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Newco, and Newco shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (i) Newco shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice

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
of counsel and after consultation with Newco, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Newco shall be obligated to pay for such separate counsel, (ii) Newco shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iii) Newco shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Applicable Laws. Any Indemnified Party wishing to claim Indemnification under this Section 7.2(c), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Newco thereof, PROVIDED that the failure to so notify shall not affect the obligations of Newco under this Section 7.2(c) except to the extent such failure to notify materially prejudices Newco. Newco's obligations under this Section 7.2(c) continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); PROVIDED, HOWEVER, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (d) DIRECTORS' AND OFFICERS' INSURANCE. Crompton (and Newco, from and after the First Effective Time) shall use its reasonable best efforts to cause the individuals serving as officers and directors of Crompton, Newco or Witco, their respective subsidiaries or any entity specified in the Crompton Disclosure Schedule or the Witco Disclosure Schedule immediately prior to the First Effective Time or Effective Time, as the case may be, to be covered for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Crompton or Witco, as the case may be (PROVIDED that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Newco be required to expend more than 200% of the current amount expended by Crompton or Witco, as the case may be (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and PROVIDED, FURTHER, that, if Newco is unable to maintain or obtain the insurance called for by this Section 7.2(d), Newco shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

    (e) EMPLOYEE BENEFITS. (i) From and after the Effective Time, the Crompton Plans and the Witco Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Newco or Witco (or their subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Combined Company shall, subject to Applicable Laws, the terms of this Agreement and the terms of such plans, adopt new benefit plans, or modify or consolidate the existing plans, with respect to employees of Newco or Witco and their subsidiaries, respectively (the "New Benefit Plans"). Crompton and Witco shall cooperate in reviewing, evaluating and analyzing the Crompton Plans and the Witco Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Second Step Merger. It is the intention of Crompton and Witco to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities and competitive industry practices. Notwithstanding the foregoing, employees of the Combined Company and its subsidiaries who are covered under a collective bargaining agreement shall be provided with benefits as are from time to time required by such collective bargaining agreement.

        (ii) The foregoing notwithstanding, the Combined Company agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Crompton Plans or the Witco Plans or under other contracts, arrangements, commitments, or understandings described in the Crompton Disclosure Schedule and the Witco Disclosure Schedule.

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
        (iii) Nothing in this Section 7.2(e) shall be interpreted as preventing the Combined Company from amending, modifying or terminating any of the Crompton Plans, the Witco Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and Applicable Laws.

    (f) NOTIFICATION OF CERTAIN MATTERS. Crompton shall give prompt notice to Witco of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Crompton or Newco representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the condition set forth in Section 8.3(a) would not be satisfied and (ii) any material failure of Crompton or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.2(f) shall not limit or otherwise affect the remedies available hereunder to Witco.

    (g) NO SOLICITATION. (i) Crompton agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (A) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Crompton, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice, transactions disclosed in the Crompton Disclosure Schedule and the transactions contemplated by this Agreement) of Crompton, or any combination of the foregoing (a "Crompton Competing Transaction") or (B) negotiate, explore or otherwise engage in discussions with any person (other than Witco or its directors, officers, employees, agents and representatives) with respect to any Crompton Competing Transaction. Crompton will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Crompton Competing Transaction. From and after the execution of this Agreement, Crompton shall immediately advise Witco in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Crompton Competing Transaction (including the specific terms thereof), and promptly furnish to Witco a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. Notwithstanding the foregoing, prior to receipt of the Crompton Stockholders Approval, Crompton may, but only to the extent required by the fiduciary obligations of its Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of this Section 7.2(g), and subject to compliance with the notification provisions of this Section 7.2(g), for a 10-day period commencing with the first notification to Witco under this Section 7.2(g) of receipt of such Crompton Competing Transaction, (x) furnish non-public information with respect to Crompton to the person proposing such Crompton Competing Transaction and its representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such Crompton Competing Transaction.

    (ii) Neither the Board of Directors of Crompton nor any committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Witco, the approval or recommendation by the Board of Directors of Crompton of this Agreement and the transactions contemplated hereby, (B) approve, or permit or cause Crompton to enter into, any definitive agreement providing for the implementation of any Crompton Competing Transaction (each a

"Crompton Acquisition Agreement") or (C) approve or recommend, or propose to approve or recommend, any Crompton Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Crompton Stockholders Approval, and only to the extent required by the fiduciary obligations of the Crompton Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of this Section 7.2(g), (I) the Board of Directors of Crompton may withdraw or modify its approval or recommendation of the transactions contemplated by this Agreement and, in connection therewith, approve or recommend such Qualifying Crompton Proposal and
(II) Crompton may enter into a Crompton Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 9.1(h).

    (iii) Nothing contained in this Section 7.2(g) shall prohibit Crompton from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

    (iv) For purposes of this Agreement, "Qualifying Crompton Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Crompton, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is (A) for consideration that is substantial (as reasonably determined by the Board of Directors of Crompton) and is comprised solely of cash and not subject to financing contingencies, (B) on terms which a nationally recognized independent investment banking firm has opined in writing (with only customary qualifications) to be superior from a financial point of view to the holders of Crompton Common Stock to the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including the terms of any proposal by Witco to amend or modify the terms of the transactions contemplated by this Agreement), and (C) reasonably capable of being completed within 7 months of the termination of this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal.

    (h) LISTING APPLICATION. Crompton shall, as soon as practicable following the date hereof, prepare and submit to the NYSE a listing application covering the shares of Newco Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Newco Common Stock, subject to official notice of issuance.

    (i) EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Assuming that Witco delivers to Crompton the Section 16 Information in a timely fashion, the Board of Directors of Crompton, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the Witco Insiders of Newco Common Stock in exchange for shares of Witco Common Stock, and of options on Newco Common Stock upon conversion of options on Witco Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Witco Insiders, the number of shares of Witco Common Stock held by each such Witco Insider and expected to be exchanged for Newco Common Stock in the Merger, and the number and description of the options on Witco Common Stock held by each such Witco Insider and expected to be converted into options on Newco Common Stock in connection with the Merger. "Witco Insiders" shall mean those officers and directors of Witco who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

    (j) CROMPTON RIGHTS AGREEMENT. Prior to the earliest of the Effective Time or any termination of this Agreement pursuant to Article IX, Crompton agrees that it shall not, without Witco's consent,

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
redeem the Crompton Stockholder Rights, amend or modify the Crompton Rights Agreement or take any other action that could result in the Crompton Rights Agreement being deemed inapplicable to any person other than Witco and Newco.

    (k) TAKEOVER LAWS; GOVERNANCE DOCUMENTS. Crompton shall take no action that would cause any Crompton Competing Transaction to be exempt from any requirements imposed by any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or any provision of the Crompton Articles or the Crompton By-Laws that has a similar effect.

    (l) AFFILIATES OF CROMPTON. Crompton shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Crompton within the meaning of Rule 145 under the Securities Act, to execute and deliver to Witco no less than 35 days prior to the date of the meeting of Crompton Stockholders to approve the Merger written undertakings substantially in the form attached as Exhibit F to this Agreement.

    7.3  ADDITIONAL AGREEMENTS OF WITCO.

    (a) WITCO STOCKHOLDERS MEETING. Witco shall take all action in accordance with Applicable Laws, the Witco Certificate and the Witco By-Laws, necessary to convene a meeting of Witco Stockholders and any holders of $2.65 Cumulative Convertible Preferred, voting as a single class, as promptly as practicable to consider and vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby (the "Witco Stockholders Approval"). Without limiting the generality of the foregoing, Witco agrees that its obligations pursuant to the first sentence of this Section 7.3 (a) shall not be affected by
(i) the commencement, public proposal, public disclosure or communication to Witco of any Witco Competing Transaction, (ii) the withdrawal or modification by the Board of Directors of Witco of its approval or recommendation of this Agreement and the transactions contemplated hereby or (iii) any declaration by the Board of Directors of Witco that this Agreement and the transactions contemplated hereby are no longer advisable.

    (b) INFORMATION FOR THE REGISTRATION STATEMENT AND PREPARATION OF JOINT PROXY STATEMENT. Witco shall as promptly as practicable furnish Crompton and Newco with all information concerning it as may be required for inclusion in the Registration Statement. Witco shall cooperate with Crompton in the preparation of the Registration Statement in a timely fashion and shall use all reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. If, at any time prior to the Effective Time, any information pertaining to Witco contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, Witco shall promptly so inform Crompton and provide Crompton with the information necessary to make statements contained therein not false and misleading. Witco shall use all reasonable efforts to cooperate with Crompton in the preparation and filing of the Joint Proxy Statement with the Commission on a confidential basis. Witco shall use all reasonable efforts to mail at the earliest practicable date to Witco Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Witco Stockholders in connection with the Merger and the transactions contemplated thereby.

    (c) NO SOLICITATION. (i) Witco agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (A) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Witco, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice, transactions disclosed in the Witco Disclosure Schedule and the transactions contemplated by this Agreement) of Witco, or any combination of the foregoing (a "Witco Competing Transaction") or (B) negotiate, explore or otherwise engage in discussions with any person (other than Crompton or Newco or their respective directors, officers, employees, agents and representatives) with respect to any Witco Competing Transaction. Witco will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Witco Competing Transaction. From and after the execution of this Agreement, Witco shall immediately advise Crompton in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Witco Competing Transaction (including the specific terms thereof), and promptly furnish to Crompton a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. Notwithstanding the foregoing, prior to receipt of the Witco Stockholders Approval, Witco may, but only to the extent required by the fiduciary obligations of its Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of this
Section 7.3(c), and subject to compliance with the notification provisions of this Section 7.3(c), for a 10-day period commencing with the first notification to Crompton under this Section 7.3(c) of receipt of such Witco Competing Transaction, (x) furnish non-public information with respect to Witco to the person proposing such Witco Competing Transaction and its representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its representatives regarding such Witco Competing Transaction.

    (ii) Neither the Board of Directors of Witco nor any committee thereof shall
(A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crompton, the approval or recommendation by the Board of Directors of Witco of this Agreement and the transactions contemplated hereby, (B) approve, or permit or cause Witco to enter into, any definitive agreement providing for the implementation of any Witco Competing Transaction (each a "Witco Acquisition Agreement") or (C) approve or recommend, or propose to approve or recommend, any Witco Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Witco Stockholders Approval, and only to the extent required by the fiduciary obligations of the Witco Board of Directors under Applicable Law, as determined in good faith and on a reasonable basis by such Board of Directors and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, in response to a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of this Section 7.3(c), (I) the Board of Directors of Witco may withdraw or modify its approval or recommendation of the transactions contemplated by this Agreement and, in connection therewith, approve or recommend such Qualifying Witco Proposal and (II) Witco may enter into a Witco Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to
Section 9.1(i).

    (iii) Nothing contained in this Section 7.3(c) shall prohibit Witco from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

    (iv) For purposes of this Agreement, "Qualifying Witco Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Witco, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is
(A) for consideration that is substantial (as reasonably determined by the Board of Directors of Witco) and is comprised solely of cash and not subject to financing contingencies, (B) on terms which a nationally recognized independent investment banking firm has opined in writing (with only customary qualifications) to be superior from a financial point of view to the holders of Witco

Common Stock to the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including the terms of any proposal by Crompton to amend or modify the terms of the transactions contemplated by this Agreement), and (C) reasonably capable of being completed within 7 months of the termination of this Agreement, taking into account all financial, regulatory, legal and other aspects of such proposal.

    (d) AFFILIATES OF WITCO. Witco shall use its reasonable best efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of Witco, within the meaning of Rule 145 under the Securities Act, to execute and deliver to Crompton no less than 35 days prior to the date of the meeting of Witco Stockholders to approve the Merger written undertakings substantially in the form attached as Exhibit E to this Agreement.

    (e) WITCO PREFERRED STOCK. At the request of Crompton, Witco (i) shall promptly, but in no event later than 10 business days following the date of such request, give notice of redemption of all of the then outstanding shares of $2.65 Cumulative Convertible Preferred to the holders thereof, and (ii) shall immediately prior to the Effective Time irrevocably deposit in trust, for the account of such holders, funds sufficient to pay in full the redemption price in respect of such shares of Witco Preferred Stock, in each case, in the manner contemplated by and pursuant to the terms and procedures set forth in the applicable certificate of designation, preferences, rights and limitations with respect to such $2.65 Cumulative Convertible Preferred as in effect on the date hereof. To the extent the $2.65 Cumulative Convertible Preferred are not so redeemed, Crompton shall take all action required to provide that the $2.65 Cumulative Convertible Preferred shall be convertible into Newco Common Stock immediately following the Effective Time in accordance with the terms and procedures set forth in the applicable certificate of designation.

    (f) WITCO RIGHTS AGREEMENT. Prior to the earlier of the Effective Time or any termination of this Agreement pursuant to Article IX, Witco agrees that it shall not, without Crompton's consent, redeem the Witco Stockholder Rights, amend or modify the Witco Rights Agreement or take any other action that could result in the Witco Rights Agreement being deemed inapplicable to any person other than Crompton and Newco.

    (g) TAKEOVER LAWS; GOVERNANCE DOCUMENTS. Witco shall take no action that would cause any Witco Competing Transaction to be exempt from any requirements imposed by DGCL Section 203, or any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or any provision of the Witco Certificate or Witco By-Laws that has a similar effect.

    (h) NOTIFICATION OF CERTAIN MATTERS. Witco shall give prompt notice to Crompton of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Witco representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the condition set forth in Section 8.2(a) would not be satisfied and (ii) any material failure of Witco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.3(h) shall not limit or otherwise affect the remedies available hereunder to Crompton.

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
                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SECOND STEP
MERGER. The respective obligations of the parties to effect the Second Step Merger, and of Crompton and Newco to effect the First Step Merger, shall be subject to the satisfaction at or prior to the Effective Time (and the First Effective Time, in the case of the consummation of the First Step Merger) of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the Second Step Merger and, in the case of the holders of Crompton Common Stock, the First Step Merger, (i) shall have been approved and adopted by the respective requisite affirmative votes of the holders of Witco Common Stock and to the extent outstanding, the holders of $2.65 Cumulative Convertible Preferred, voting as a single class with the holders of the Witco Common Stock, and (ii) the holders of the Crompton Common Stock entitled to vote thereon.

        (b) NYSE LISTING. The shares of Newco Common Stock that shall be issued to the holders of Witco Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        (c) OTHER APPROVALS. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all other consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority, the absence of which would prohibit the Merger and the consummation of the transactions contemplated hereby, shall have been obtained.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement shall be in effect.

        (f) FEDERAL TAX OPINION. Crompton and Witco shall have received an opinion of Wachtell, Lipton, Rosen & Katz and Cravath, Swaine & Moore, respectively, in form and substance reasonably satisfactory to Crompton and Witco, respectively, in each case, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, each of the First Step Merger and the Second Step Merger will constitute a "reorganization" under Section 368(a) of the Code; Crompton and Newco will each be a party to the reorganization in respect of the First Step Merger; and Newco and Witco will each be a party to the reorganization in respect of the Second Step Merger.

    In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Crompton, Newco, Witco and others.

    8.2 CONDITIONS TO OBLIGATIONS OF CROMPTON AND NEWCO. The obligations of Crompton and Newco to effect the First Step Merger, and the obligation of Newco to effect the Second Step Merger, are also subject to the satisfaction, or waiver by Crompton or Newco, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Witco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or could reasonably be expected to have a Material Adverse Effect on Witco. Crompton shall have received a certificate signed on behalf of Witco by the Chief Executive Officer and the Chief Financial Officer of Witco to the foregoing effect.

        (b) PERFORMANCE OF OBLIGATIONS OF WITCO. Witco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Crompton shall have received a certificate signed on behalf of Witco by the Chief Executive Officer and the Chief Financial Officer of Witco to such effect.

    8.3 CONDITIONS TO OBLIGATIONS OF WITCO. The obligation of Witco to effect the Second Step Merger is also subject to the satisfaction or waiver by Witco at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Crompton and Newco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that, for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, has had or could reasonably be expected to have a Material Adverse Effect on Crompton. Witco shall have received a certificate signed on behalf of Crompton by the Chief Executive Officer and the Chief Financial Officer of Crompton to the foregoing effect.

        (b) PERFORMANCE OF OBLIGATIONS OF CROMPTON. Each of Crompton and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Witco shall have received a certificate signed on behalf of Crompton by the Chief Executive Officer and the Chief Financial Officer of Crompton to such effect.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

    9.1 TERMINATION. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after approval of the matters presented in connection with the Second Step Merger by the holders of Crompton Common Stock or Witco Common Stock:

    (a) by mutual consent of Crompton and Witco;

    (b) by either the Board of Directors of Crompton or the Board of Directors of Witco if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the Merger shall have become final and nonappealable, provided that the party seeking to terminate this Agreement under this Section 9.1(b) shall have used its reasonable best efforts to remove such injunction, order or decree;

    (c) by either the Board of Directors of Crompton or the Board of Directors of Witco if the Second Step Merger shall not have been consummated on or before December 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    (d) by either the Board of Directors of Crompton or the Board of Directors of Witco (PROVIDED that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Witco, in the case of a termination by Crompton, or Crompton or Newco, in the case of a termination by Witco, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

    (e) by either the Board of Directors of Crompton or the Board of Directors of Witco, (i) if, upon a vote at a duly held meeting to obtain the Witco Stockholders Approval, the Witco Stockholders Approval is not obtained; or (ii) if, upon a vote at a duly held meeting to obtain the Crompton Stockholders Approval, the Crompton Stockholders Approval is not obtained;

    (f) by the Board of Directors of Crompton, if the Board of Directors of Witco, any committee thereof or Witco withdraws, or proposes to withdraw or modify, in a manner adverse to Crompton, its approval or recommendation of this Agreement and the transactions contemplated hereby or approves or recommends, or proposes to approve or recommend, any Witco Competing Transaction;

    (g) by the Board of Directors of Witco, if the Board of Directors of Crompton, any committee thereof or Crompton withdraws, or proposes to withdraw or modify, in a manner adverse to Witco, its approval of this Agreement and the transactions contemplated hereby, or proposes to approve or recommend, any Crompton Competing Transaction;

    (h) by the Board of Directors of Crompton, if (i) prior to receipt of the Crompton Stockholders Approval, Crompton has received a publicly disclosed proposal for a Crompton Competing Transaction that constitutes a Qualifying Crompton Proposal that was not solicited or encouraged by Crompton or its representatives and that did not otherwise result from the breach or a deemed breach of Section 7.2(g), (ii) the Board of Directors has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, (y) terminate this Agreement pursuant hereto and (z) enter into a Crompton Acquisition Agreement in connection with such Qualifying Crompton Proposal in order to comply with its fiduciary obligations under Applicable Law, (iii) Crompton has notified Witco in writing of the determination described in clause
(ii) above, (iv) at least ten business days following receipt by Witco of the notice referred to in clause (iii) above, and taking into account any proposal made by Witco since receipt of such notice to amend or modify the terms of the transactions contemplated by this Agreement, such Qualifying Crompton Proposal remains a Qualifying Crompton Proposal and the Board of Directors of Crompton has again made the determination referred to in clause (ii) above, (v) Crompton is in compliance with Section 7.2(g), (vi) Crompton has paid in advance the fee due under Section 10.3(c) to Witco, and (vii) the Board of Directors of Crompton concurrently approves, and Crompton concurrently enters into, a Crompton Acquisition Agreement providing for the implementation of such Qualifying Crompton Proposal; or

    (i) by the Board of Directors of Witco, if (i) prior to receipt of the Witco Stockholders Approval, Witco has received a publicly disclosed proposal for a Witco Competing Transaction that constitutes a Qualifying Witco Proposal that was not solicited or encouraged by Witco or its representatives and that did not otherwise result from the breach or a deemed breach of Section 7.3(c), (ii) the Board of Directors has determined in good faith and on a reasonable basis, and based on the written advice of outside counsel that not to so act would constitute a violation of such fiduciary obligations, that it is necessary to (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, (y) terminate this Agreement pursuant hereto and (z) enter into a Witco Acquisition Agreement in connection with such Qualifying Witco Proposal in order to comply with its fiduciary obligations under Applicable Law, (iii) Witco has notified Crompton in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by Crompton of the notice referred to in clause (iii) above, and taking into account any proposal made by Crompton since receipt of such notice to amend or modify the terms of the transactions contemplated by this Agreement, such Qualifying Witco Proposal remains a Qualifying Witco Proposal and the Board of Directors of Witco has again made the determination referred to in clause (ii) above, (v) Witco is in compliance with Section 7.3(c), (vi) Witco has paid in advance the fee due under Section 10.3(b) to Crompton, and (vii) the Board of Directors of Witco concurrently approves, and Witco concurrently enters into, a Witco Acquisition Agreement providing for the implementation of such Qualifying Witco Proposal.

    9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Crompton or Witco as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Crompton, Witco, Newco, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) the last sentence of Section 7.1(f), Section 9.2 and Article X shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, neither Crompton nor Witco shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    9.3 AMENDMENT. Subject to compliance with Applicable Laws, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Crompton and Witco; PROVIDED, HOWEVER, that, after any approval of the transactions contemplated by this Agreement by the respective stockholders of Crompton or Witco, there may not be any amendment of this Agreement that by law requires the further approval of such stockholders, without the further approval of such stockholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

    9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Crompton or Witco, there may not be any extension or waiver of this Agreement or any portion thereof that by law requires the further approval of such stockholders, without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

    10.1 CLOSING. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Second Step Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to Applicable Laws) of the latest to occur of the conditions set forth in Article VIII, unless extended by mutual agreement of the parties (the "Closing Date").

    10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply in whole or in part after the Effective Time.

    10.3 FEES AND EXPENSES. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the Commission in connection with the Merger, shall be borne equally by Crompton and Witco.

    (b) Witco shall pay to Crompton a fee of $30 million if: (i) Witco terminates this Agreement pursuant to Section 9.1(i); (ii) Crompton terminates this Agreement pursuant to Section 9.1(f); or (iii) any Witco Competing Transaction proposed to Witco or publicly disclosed and, in each case, pending prior to the earlier of (x) the Witco Stockholders Meeting and (y) the occurrence of the earliest event or circumstance constituting the basis for the termination of this Agreement, and thereafter either Crompton or Witco terminates this Agreement pursuant to Section 9.1(c), Section 9.1(e)(i), or
Section 9.1(d) (but only in the case of termination by Crompton under such Section 9.1(d)) and, in the case of clause (iii) above, within 12 months of such termination Witco enters into a definitive agreement to consummate, or otherwise consummates, the transactions contemplated by any Witco Competing Transaction. Any fee due under this Section 10.3(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

    (c) Crompton shall pay to Witco a fee of $30 million if: (i) Crompton terminates this Agreement pursuant to Section 9.1(h); (ii) Witco terminates this Agreement pursuant to Section 9.1(g); or (iii) any Crompton Competing Transaction proposed to Crompton or publicly disclosed and, in each case, pending prior to the earlier of (x) the Crompton Stockholders Meeting and (y) the occurrence of the earliest event or circumstance constituting the basis for the termination of this Agreement, and thereafter either Crompton or Witco terminates this Agreement pursuant to Section 9.1(c), Section 9.1(e)(ii), or
Section 9.1(d) (but only in the case of termination by Witco under such Section 9.1(d)) and, in the case of clause (iii) above, within 12 months of such termination Crompton enters into a definitive agreement to consummate, or otherwise consummates, the transactions contemplated by any Crompton Competing Transaction. Any fee due under this Section 10.3(c) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

    10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Crompton or Newco, to:
       Crompton & Knowles Corporation
       One Station Place, Metro Center
       Stamford, CT 06902
       Attention: Charles J. Marsden/John T. Ferguson, II
       Telecopy No.: (203) 353-5470

    with a copy to:

        Edward D. Herlihy
       Wachtell, Lipton, Rosen & Katz
       51 West 52(nd) Street
       New York, NY 10019
       Telecopy No.: (212) 403-2000

    and

    (b) if to Witco, to:
       Witco Corporation
       One American Lane
       Greenwich, CT 06831
       Attention: Cam DiFrancesco/Ed Smith
       Telecopy No: (203) 552-2201

    with a copy to:

        Philip A. Gelston
       Cravath, Swaine & Moore
       825 Eighth Avenue
       New York, NY 10019
       Telecopy No.: (212) 424-3700

    10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Witco, Crompton, Newco or any of their respective subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

    10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

    10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the DGCL or MBCL are applicable).

    10.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    10.10 ASSIGNMENT; THIRD-PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of Section 7.2(c) and 7.2(d) that may be enforced by the persons intended to be benefited thereby, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    10.11 CERTAIN AGREEMENTS OF CROMPTON AND WITCO. Each of Crompton and Witco agree that the Combined Company may be sued in the Commonwealth of Massachusetts for any prior obligation of Crompton or Witco and any obligation incurred by the Combined Company after the Effective Time, so long as any liability remains outstanding against any such entity in the Commonwealth of Massachusetts, and the Combined Company irrevocably appoints the State Secretary of the Commonwealth of Massachusetts as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the manner provided in Chapter 181 of the General Laws of the Commonwealth of Massachusetts.

    10.12 REPRESENTATIONS AND WARRANTIES OF NEWCO. For purposes of Article IV and Section 8.2(a), Newco shall succeed to all representations and warranties of Crompton after the First Effective Time as the successor corporation to Crompton.

    IN WITNESS WHEREOF, Crompton, Witco and Newco have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    CROMPTON & KNOWLES CORPORATON
                                    BY: _________/S/ VINCENT A. CALARCO_________
                                    ____Name:_Vincent A. Calarco
                                    ____Title:_ Chairman of the Board, President
                                            and Chief Executive Officer

                                    PARK MERGER CO.
                                    BY:__________/S/ VINCENT A. CALARCO_________
                                    ____Name:_Vincent A. Calarco
                                    ____Title:_ President

                                    WITCO CORPORATION
                                    BY:___________/S/ E. GARY COOK______________
                                    ____Name:_E. Gary Cook
                                    ____Title:_ Chairman of the Board, President
                                            and Chief Executive Officer

                                                                    APPENDIX A-1

                                AMENDMENT NO. 1
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

    AMENDMENT No. 1, dated as of July 27, 1999 (this "Amendment") by and among Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton"), CK Witco Corporation (formerly known as Park Merger Co.), a Delaware corporation and wholly owned subsidiary of Crompton ("CK Witco"), and Witco Corporation, a Delaware corporation ("Witco" and, together with Crompton and CK Witco, and all successors thereto, the "Parties").

    WHEREAS, the Parties have previously entered into that certain Agreement and Plan of Reorganization, dated as of May 31, 1999 (the "Agreement");

    WHEREAS, the Parties wish to amend the Agreement, pursuant to Section 9.3 of the Agreement, in the manner set forth below.

    NOW, THEREFORE, the Parties agree as follows:

    1. All capitalized terms used and not defined herein shall have the meanings given them in the Agreement. All references to the Agreement in any other agreement among the Parties relating to the transactions contemplated by the Agreement shall be deemed to refer to the Agreement as amended hereby.

    2. Section 2.12 of the Agreement is hereby amended and restated to state in its entirety as follows:

        2.12 NAME, CORPORATE OFFICES. (a) At the Effective Time, the name of the Combined Company shall be "CK Witco Corporation."

        (b) The corporate headquarters of the Combined Company shall be maintained in the State of Connecticut.

    3. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflict of law principles thereof.

    4. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    5. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

                                     A-1-1

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                  CROMPTON & KNOWLES CORPORATION
                                  By:_/s/ VINCENT A. CALARCO________________
                                     Name: Vincent A. Calarco
                                     Title: Chairman of the Board, President
                                          and Chief Executive Officer

                                  CK WITCO CORPORATION

                                  By:_/s/ VINCENT A. CALARCO________________
                                     Name: Vincent A. Calarco
                                     Title: President

                                  WITCO CORPORATION

                                  By:_/s/ E. GARY COOK______________________
                                     Name: E. Gary Cook
                                     Title: Chairman of the Board, President
                                          and Chief Executive Officer

                                     A-1-2

                                                                      APPENDIX B

EXECUTION COPY

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

    STOCK OPTION AGREEMENT, dated May 31, 1999, between Crompton & Knowles, a Massachusetts corporation ("Issuer"), and Witco Corporation, a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 13,025,917 fully paid and nonassessable shares of Issuer's Common Stock, par value $.10 per share ("Common Stock"), at a price of $18.375 per share (the "Option Price"); PROVIDED, HOWEVER, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

        (b) In the event that any additional shares of Common Stock are either
    (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (c) of this Section 2) within 60 days following such Triggering Event. A "Triggering Event" shall mean any occurrence following which Grantee is entitled (without any further contractual contingencies) to receive a termination fee pursuant to
Section 10.3[(b)][(c)] of the Merger Agreement. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if following such termination a Triggering Event, by its terms, cannot occur; or (iii) such time after termination of the Merger Agreement when a Triggering Event, by its terms, cannot thereafter occur. The term "Holder" shall mean the holder or holders of the Option.

        (b) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

        (c) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if prior notification to or approval of any regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

        (d) At the closing referred to in subsection (c) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

        (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

        (f) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

        (g) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (c) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) use its reasonable best efforts to promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) use its reasonable best efforts to promptly to take all action provided herein to protect the rights of the Holder against dilution.

    4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

    6. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 60 days of such Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this

Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

    7. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as hereinafter defined) exceed in the aggregate $30 million.

        (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Option Profit (as hereinafter defined) which would exceed in the aggregate $30 million.

        (c) As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee pursuant to Section 15, less (y) Grantee's purchase price for any Option Shares, (ii) (x) the amount received by Grantee pursuant to the sale of Option Shares to any unaffiliated party, valuing any non-cash consideration at its fair market value, less (y) Grantee's purchase price for such Option Shares, and (iii) any equivalent amount with respect to the Substitute Option.

        (d) As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Common Stock as to which Grantee has delivered an exercise notice shall be the Total Option Profit determined as of the Notice Date assuming that the Option were exercised on such date for such number of shares of Common Stock and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

        (b) The following terms have the meanings indicated:

           (A) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

           (B) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the immediately preceding six-month period, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale.

           (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the 45 business days immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

        (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

        (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

        (f) Issuer shall not enter into any transaction described in subsection
    (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9.  [Intentionally Omitted]

    10. The 60-day period for exercise of certain rights under Sections 2, 6 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

    11.  Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

        (c) Issuer has taken all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

    12.  Grantee hereby represents and warrants to Issuer that:

        (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

        (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Triggering Event (or such later period as provided in Section
10).

    14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

    15.  (a) At any time from and after the occurrence of a Triggering Event,
(i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 60 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the highest price per share of Common Stock to be paid or received in connection with or as a result of such Triggering Event (including, in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale), or (ii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

        (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 15 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
    Section 15. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Triggering Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

        (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

        (d) The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 15 shall not terminate upon the occurrence of an Exercise Termination Event unless no Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

        (e) The Holder and any Owner shall have rights substantially identical to those set forth in paragraphs (a), (b), (c) and (d) of this Section 15 with respect to the Substitute Option, the Substitute Common Stock and the Substitute Option Issuer.

    16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 15, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal or state law apply).

    20. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    CROMPTON & KNOWLES CORPORATION
                                    By: _________/S/ VINCENT A. CALARCO_________
                                        Name: Vincent A. Calarco
                                        Title: Chairman of the Board, President
                                            and Chief Executive Officer

                                    WITCO CORPORATION
                                    By: __________/S/ E. GARY COOK______________
                                        Name: E. Gary Cook
                                        Title: Chairman of the Board, President
                                            and Chief Executive Officer

                                                                      APPENDIX C

EXECUTION COPY

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

    STOCK OPTION AGREEMENT, dated May 31, 1999, between Witco Corporation, a Delaware corporation ("Issuer"), and Crompton & Knowles Corporation, a Massachusetts corporation ("Grantee").

                              W I T N E S S E T H:

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 11,471,159 fully paid and nonassessable shares of Issuer's Common Stock, par value $5.00 per share ("Common Stock"), at a price of $17.50 per share (the "Option Price"); PROVIDED, HOWEVER, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

        (b) In the event that any additional shares of Common Stock are either
    (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (c) of this Section 2) within 60 days following such Triggering Event. A "Triggering Event" shall mean any occurrence following which Grantee is entitled (without any further contractual contingencies) to receive a termination fee pursuant to
Section 10.3[(b)][(c)] of the Merger Agreement. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if following such termination a Triggering Event, by its terms, cannot occur; or (iii) such time after termination of the Merger Agreement when a Triggering Event, by its terms, cannot thereafter occur. The term "Holder" shall mean the holder or holders of the Option.

        (b) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

        (c) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if prior notification to or approval of any regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

        (d) At the closing referred to in subsection (c) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

        (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

        (f) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

       "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

        (g) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (c) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) use its reasonable best efforts to promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) use its reasonable best efforts to promptly to take all action provided herein to protect the rights of the Holder against dilution.

    4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

    6. Upon the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 60 days of such Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

    7. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as hereinafter defined) exceed in the aggregate $30 million.

        (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Option Profit (as hereinafter defined) which would exceed in the aggregate $30 million.

        (c) As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee pursuant to Section 15, less (y) Grantee's purchase price for any Option Shares, (ii) (x) the amount received by Grantee pursuant to the sale of Option Shares to any unaffiliated party, valuing any non-cash consideration at its fair market value, less (y) Grantee's purchase price for such Option Shares, and (iii) any equivalent amount with respect to the Substitute Option.

        (d) As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Common Stock as to which Grantee has delivered an exercise notice shall be the Total Option Profit determined as of the Notice Date assuming that the Option were exercised on such date for such number of shares of Common Stock and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

        (b) The following terms have the meanings indicated:

           (A) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

           (B) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the immediately preceding six-month period, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale.

           (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the 45 business days immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

        (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

        (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

        (f) Issuer shall not enter into any transaction described in subsection
    (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. [Intentionally Omitted]

    10. The 60-day period for exercise of certain rights under Sections 2, 6 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

    11. Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

        (c) Issuer has taken all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

    12. Grantee hereby represents and warrants to Issuer that:

        (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

        (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Triggering Event (or such later period as provided in Section
10).

    14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance.

    15. (a) At any time from and after the occurrence of a Triggering Event, (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 60 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the highest price per share of Common Stock to be paid or received in connection with or as a result of such Triggering Event (including, in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale), or (ii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

        (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 15 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
    Section 15. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and
    (y) the time that is immediately prior to the occurrence of a Triggering Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

        (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

        (d) The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 15 shall not terminate upon the occurrence of an Exercise Termination Event unless no Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

        (e) The Holder and any Owner shall have rights substantially identical to those set forth in paragraphs (a), (b), (c) and (d) of this Section 15 with respect to the Substitute Option, the Substitute Common Stock and the Substitute Option Issuer.

    16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 15, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal or state law apply).

    20. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          CROMPTON & KNOWLES CORPORATION
                                          By: ______/S/ VINCENT A. CALARCO______
                                              Name: Vincent A. Calarco
                                              Title: Chairman of the Board
                                                  President and Chief Executive
                                          Officer

                                          WITCO CORPORATION
                                          By: _______/S/ E. GARY COOK___________
                                              Name: E. Gary Cook
                                              Title: Chairman of the Board
                                                  President and Chief Executive
                                          Officer

                                                                      APPENDIX E

PERSONAL AND CONFIDENTIAL

May 31, 1999

Board of Directors
Witco Corporation
One American Lane
Greenwich, CT 06831

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Witco Shares"), of Witco Corporation (the "Company") of the exchange ratio of 0.9242 shares of Common Stock, par value $0.01 per share, of Park Merger Co. ("Newco") to be received for each Witco Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization, dated as of May 31, 1999, among Crompton & Knowles Corporation ("Crompton"), Newco, a wholly owned subsidiary of Crompton, and the Company (the "Agreement").

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Crompton for its own account and for the accounts of customers. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Richard M. Hayden, a former Managing Director and Limited Partner of Goldman, Sachs & Co., is a director of the Company. We also have provided certain investment banking services to Crompton from time to time, including having acted as agent for Crompton on its share repurchase program. In addition, we are acting, with your consent, as Crompton's financial advisor and receiving fees therefor in connection with the transactions contemplated by the Agreement. Goldman, Sachs & Co. may provide investment banking services to Newco and its subsidiaries in the future.

    In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Crompton for the five years ended December 31, 1998 and December 26, 1998, respectively; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Crompton; certain other communications from the Company and Crompton to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Crompton prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and Crompton to result from the transactions contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Crompton regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Witco Shares and the Common Stock, par value $0.10 per share, of Crompton, compared certain financial and stock market information for the Company and Crompton with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the chemicals industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent that the internal financial forecasts prepared by the managements of the Company and Crompton, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and Crompton, and that such Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Crompton or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. In addition, our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative business transaction that might be available to the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Witco Shares should vote with respect to such transactions.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Witco Shares.

    Very truly yours,

    /s/ Goldman, Sachs & Co.

    GOLDMAN, SACHS & CO.

                                                                      APPENDIX F

May 31, 1999

Board of Directors
Witco Corporation
One American Lane
Greenwich, CT 06831

Member of the Board:

We understand that Witco Corporation (the "Company"), Crompton & Knowles Corporation ("Crompton") and Park Merger Co. ("Newco"), a wholly owned subsidiary of Crompton propose to enter into an Agreement and Plan of Reorganization, dated as of May 31, 1999 (the "Reorganization Agreement"), pursuant to which there shall be two mergers. First, Crompton shall merge with and into Newco (the "First Step Merger"), so that Newco is the surviving corporation; immediately thereafter, the Company will merge with and into Newco (the "Second Step Merger") so that Newco is the surviving corporation. The First Step Merger and the Second Step Merger are together referred to as the "Merger". The Merger is intended to be a merger of equals.

We understand that pursuant to the Reorganization Agreement, each outstanding share of common stock, par value $0.10 per share, of Crompton, together with the rights attached thereto ("Crompton Common Stock") (other than dissenting shares and Crompton Common Stock held in Crompton's treasury or by Newco), will be converted, pursuant to the First Step Merger, into one share of common stock, par value $0.01 per share, of Newco ("Newco Common Stock"), and each outstanding share of common stock, par value $5.00 per share, of the Company, together with the rights attached thereto ("Company Common Stock") (other than Company Common Stock held in the Company's treasury or held by Crompton) will be converted, pursuant to the Second Step Merger, into the right and represent the right to receive 0.9242 shares (the "Exchange Ratio") of Newco Common Stock (with cash in lieu of fractional shares). The terms and conditions of the Merger are more fully set forth in the Reorganization Agreement.

You have asked for our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock.

For purposes of the opinion set forth herein, we have:

    (i) reviewed the Reorganization Agreement;

    (ii) analyzed certain publicly available financial statements and other information of the Company and of Crompton;

   (iii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company and concerning Crompton prepared by the management of Crompton;

    (iv) analyzed certain financial projections prepared by the management of the Company and certain financial projections prepared by the management of Crompton including estimates of synergies and cost savings anticipated by management to result from the Merger;

    (v) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company and of Crompton with the senior executives of Crompton;

    (vi) reviewed the reported prices and trading activity for Company Common Stock and Crompton Common Stock;

   (vii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock and the financial performance of Crompton and the prices and trading activity of the Crompton Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (viii) reviewed the pro forma effects of the Merger on the combined company's projected net income per share, cash flow per share, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and certain financial ratios;

    (ix) reviewed the pro forma contribution of the Company and Crompton, respectively, with regard to aggregate value, historic and projected revenues, net income, cash income, EBIT, and EBITDA; and

    (x) performed such other analyses and examinations and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and of Crompton, as applicable. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Crompton, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have assumed that the Merger will constitute a tax-free reorganization under the Internal Revenue Code. In addition we have assumed that obtaining any regulatory or third party approvals for the Merger will not have a materially adverse effect on the Company or Crompton or the anticipated benefits of the Merger.

We did not participate in any of the discussions and negotiations among representatives of the Company and Crompton regarding the Merger. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company. Our opinion as expressed below does not imply any conclusion as to the trading range for Newco Common Stock following the announcement or consummation of the Merger.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Deutsche Bank Securities and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In the ordinary course of business, we or our affiliates may actively trade the securities of the Company or Crompton for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in securities of the Company or Crompton.

It is understood that this letter is for the information of the Board of Directors of the Company only and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. This letter may not be used for any other purpose without our prior written consent, except that it may be reprinted in full in any filing with the Securities and Exchange Commission.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock.

Very truly yours,

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

                                                                      APPENDIX G

                TEXT OF SECTIONS 85 TO 98 OF CHAPTER 156B OF THE
                     MASSACHUSETTS BUSINESS CORPORATION LAW

SECTION85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

    A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SECTION86. SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

    If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
  FORM

    The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

    "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (OR, IN THE CASE OF A CONSOLIDATION OR MERGER, THE NAME OF THE RESULTING OR SURVIVING CORPORATION SHALL BE INSERTED), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

    The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

    If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

    If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

    If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

    After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION93. REFERENCE TO SPECIAL MASTER

    The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

    On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION95. COSTS; INTEREST

    The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

    Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

(1) A bill shall not be filed within the time provided in section ninety;

(2) A bill, if filed, shall be dismissed as to such stockholder; or

(3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION97. STATUS OF SHARES PAID FOR

    The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION98. EXCLUSIVE REMEDY; EXCEPTION

    The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX H

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CK WITCO CORPORATION

    I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                   ARTICLE I

    The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                               "CK Witco Corporation"

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street in the City of Dover, County of Kent, State of Delaware 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III

    The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

    Section 1. The Corporation shall be authorized to issue 500,250,000 shares of capital stock, of which 500,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 250,000 shares shall be shares of Preferred Stock, $.10 par value ("Preferred Stock").

    Section 2. Shares of Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of any series of Preferred Stock, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any or more respects from time to time before issuing the shares of Preferred Stock any terms, rights, restrictions and qualifications of the shares.

    Section 3. (a) DIVIDENDS. After the requirements with respect to preferential dividends upon any issued and outstanding Preferred Stock have been satisfied, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

    (b) VOTING RIGHTS. Except as otherwise provided by law, or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

    (c) REGARDING PREEMPTIVE RIGHTS. No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell whether out of the number of shares now or hereafter authorized to be issued at any time or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any shares of its stock. All such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may (to the extent permitted by law) be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable.

                                   ARTICLE V

    The Corporation is to have perpetual existence.

                                   ARTICLE VI

    The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                  ARTICLE VII

    Section 1. The number of Directors of the Corporation shall be not less than eight or more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the 2000 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2001 annual meeting of stockholders, the term of office of the second class to expire at the 2002 annual meeting of stockholders and the term of office of the third class to expire at the 2003 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

    Section 2. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If the number of directors is changed any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Section 3. Any director, or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

    Section 4. Notwithstanding the foregoing, whenever the holders of any class of stock (other than Common Stock) issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected.

    Section 5. In furtherance, and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

        (a) to make, alter, amend or repeal the By-Laws of the Corporation and, subject to Articles XIV and XV herein, stockholders of the Corporation shall have the power to alter, amend or repeal By-Laws made by the Board of Directors;

        (b) to remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors;

        (c) to determine whether any, and if any, what part, of the annual net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital;

        (d) to fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

        (e) to establish bonus, profit sharing, stock option, retirement, or other types of incentive or compensation plans for the employees (including directors and officers) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations;

        (f) from time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders; and

        (g) to authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

                                  ARTICLE VIII

    No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; PROVIDED that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the

Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

    Any contract, transaction or act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; PROVIDED, HOWEVER, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                                   ARTICLE IX

    Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or in relying in good faith upon other records of the Corporation.

                                   ARTICLE X

    Section 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. Neither any director nor any officer (including former directors and officers) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

    Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

    Section 2. INDEMNIFICATION AND INSURANCE.

    (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered

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
by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

    (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

    (e) BORROWING. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article X.

    (f) SUCCESSORS. For purposes of this Article, references to the "Corporation" shall include, in addition to the resulting corporations, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (g) ADDITIONAL AGREEMENTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article X.

    (h) AMENDMENTS. Any amendment, repeal or modification of any provision of this Article X by the stockholders or the directors of the Corporation shall not adversely affect any right of protection of a director or officer of the Corporation under this Article XI existing at the time of such amendment, repeal or modification.

    (i) OTHER EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE XI

    Both the stockholders and the directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.

                                  ARTICLE XII

    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                  ARTICLE XIII

    (a) (i) In addition to any affirmative vote required by law, and except as otherwise expressly provided in paragraph (b) of this Article:

        (A) any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

        (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

        (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

        (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

        (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    (ii) The term "business combination" as used in this Article shall mean any transaction which is referred to in any one or more of clauses (A) through (E) of Section (i) of this paragraph (a).

    (b) The provisions of paragraph (a) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if either (i) such business combination has been approved by a majority of the Continuing Directors (as hereinafter defined) or (ii) the aggregate amount of the cash and fair market value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be in the same form and of the same kind as the consideration paid by the Interested Stockholder in acquiring the initial 10% of the Common Stock owned by it and shall be at least equal to the highest per share price (including brokerage commission, transfer taxes and soliciting dealers' fees and after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by such Interested Stockholder for any shares of Common Stock acquired by it prior to the business combination; and the aggregate amount of cash to be received per share by the holders of any class of preferred stock in such business combination is the greater of (i) the highest per share price paid by the Interested Stockholder in acquiring any shares of such preferred stock or (ii) the

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
highest preferential amount per share to which the holders of such class of preferred stock are entitled in the event of a voluntary or involuntary liquidation of the Corporation.

    (c)  For the purposes of this Article XIII:

    (i) A "person" shall mean any individual, firm, corporation or other entity.

    (ii) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction,

        (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

        (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding Voting Shares, or

        (C) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    (iii)  A person shall be the "beneficial owner" of the Voting Shares:

        (A) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

        (B) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or

        (C) which are beneficially owned, directly or indirectly, by any other person, with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

    (iv) The outstanding Voting Shares shall include shares deemed owned through applications of Section (iii) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

    (v) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

    (vi) "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulation under the Securities Exchange Act of 1934, as in effect on March 1, 1983) is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in Section
(ii) of this subparagraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    (vii) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Stockholder and was a member of the Board prior to the time that an Interested Stockholder became an Interested Stockholder and any successor of a Continuing

Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

    (d) A majority of the directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them, (A) the number of Voting Shares beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section (iii) of paragraph (c), or (D) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

    (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                  ARTICLE XIV

    The provisions set forth in Article VII, Article XII, Article XIII, Article XIV and Article XV herein may not be repealed or amended in any respect, and the Corporation's By-Laws may not be amended by stockholders, unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article XIV as one class. The voting requirements contained in Article VIII, Article XII, Article XIII,
Article XIV, and Article XV herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any certificate of designation of preferences filed with respect to any series of Preferred Stock. The By-Laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors.

                                   ARTICLE XV

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Article VII, Article XII, Article XIII, Article XIV and Article XV may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article XV herein.

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